SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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National Fuel Gas Company

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement)
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NATIONAL FUEL GAS COMPANY

Notice of Annual Meeting

and

Proxy Statement

Annual Meeting of Stockholders

to be held on

February 15, 2007

NATIONAL FUEL GAS COMPANY
6363 MAIN STREET
WILLIAMSVILLE, NEW YORK 14221

January 12, 2007

Dear Stockholder:

We are pleased to invite you to join us at the Annual Meeting of Stockholders of National Fuel Gas Company. The meeting will be held at 10:00 A.M. local time on Thursday, February 15, 2007, at The Lodges at Deer Valley, 2900 Deer Valley Drive East, Park City, Utah 84060. The matters on the agenda for the meeting are outlined in the enclosed Notice of Meeting and Proxy Statement.

So that you may elect Company directors and secure the representation of your interests at the Annual Meeting, we urge you to vote your shares. The preferred method of voting is by telephone as described on the proxy card. This method is both convenient for you and reduces the expense of soliciting proxies for the Company. If you prefer not to vote by telephone, please complete, sign and date your proxy card and mail it in the envelope provided. The Proxies are committed by law to vote your proxy as you designate.

If you plan to be present at the Annual Meeting, please respond to the question if you vote by telephone, or check the “WILL ATTEND MEETING” box on the proxy card. Whether or not you plan to attend, please vote your shares by telephone or complete, sign, date and promptly return your proxy card so that your vote may be counted. If you do attend and wish to vote in person, you can revoke your proxy by giving written notice to the Secretary of the meeting and/or the Trustee (as described on the first page of this proxy statement), and/or by casting your ballot at the meeting.

Coffee will be served at 9:30 A.M. and I look forward to meeting with you at that time.

Please review the proxy statement and take advantage of your right to vote.

Sincerely yours,

Philip C. Ackerman
Chairman of the Board of Directors,
and Chief Executive Officer

1. ELECTION OF DIRECTORS
AUDIT FEES
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
EXECUTIVE COMPENSATION
Employment Contracts and Termination of Employment and Change-in- Control Agreements
2. APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
3. APPROVAL OF THE ANNUAL AT RISK COMPENSATION INCENTIVE PROGRAM
NEW PLAN BENEFITS
4. AMENDMENTS TO THE COMPANY’S 1997 AWARD AND OPTION PLAN
NEW PLAN BENEFITS
5. SHAREHOLDER PROPOSAL
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CODE OF ETHICS
DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS
OTHER BUSINESS
PROPOSALS OF SECURITY HOLDERS
APPENDIX A TO PROXY STATEMENT
APPENDIX B TO PROXY STATEMENT
APPENDIX C TO PROXY STATEMENT
EXHIBIT A TO NATIONAL FUEL GAS COMPANY CORPORATE GOVERNANCE GUIDELINES
EXHIBIT B TO NATIONAL FUEL GAS COMPANY CORPORATE GOVERNANCE GUIDELINES
APPENDIX D TO PROXY STATEMENT
APPENDIX E TO PROXY STATEMENT
APPENDIX F TO PROXY STATEMENT

NATIONAL FUEL GAS COMPANY
6363 MAIN STREET
WILLIAMSVILLE, NEW YORK 14221

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on February 15, 2007

To the Stockholders of National Fuel Gas Company:

Notice is hereby given that the Annual Meeting of Stockholders of National Fuel Gas Company will be held at 10:00 A.M. local time on Thursday, February 15, 2007, at The Lodges at Deer Valley, 2900 Deer Valley Drive East, Park City, Utah 84060. At the meeting, action will be taken with respect to:

(1) the election of directors;

(2) the appointment of an independent registered public accounting firm;

(3) the approval of the Annual At Risk Compensation Incentive Program;

(4) the approval of amendments to the 1997 Award and Option Plan;

(5) the adoption of, if presented at the meeting, a shareholder proposal which the Board of Directors OPPOSES;

and such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on December 18, 2006, will be entitled to vote at the meeting.

By Order of the Board of Directors

Anna Marie Cellino
Secretary

January 12, 2007

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, and whatever the number of shares you own, please vote your shares by telephone as described on the proxy/voting instruction card and reduce National Fuel Gas Company’s expense in soliciting proxies. Alternatively, you may complete, sign, date and promptly return the enclosed proxy/voting instruction card. Please use the accompanying envelope, which requires no postage if mailed in the United States.

NATIONAL FUEL GAS COMPANY
6363 MAIN STREET
WILLIAMSVILLE, NEW YORK 14221

PROXY STATEMENT

This proxy statement is furnished to the holders of National Fuel Gas Company (“Company”) common stock (“Common Stock”) in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on February 15, 2007, or any adjournment thereof. This proxy statement and the accompanying proxy/voting instruction card are first being mailed to stockholders on or about January 12, 2007.

All costs of soliciting proxies will be borne by the Company. Morrow & Co., Inc., 445 Park Avenue, New York, New York 10022, has been retained to assist in the solicitation of proxies by mail, telephone, and electronic communication and will be compensated in the estimated amount of $8,500 plus reasonable out-of-pocket expenses. Approximately six (6) employees from Morrow & Co., Inc. will assist in the solicitation of proxies.

Only stockholders of record at the close of business on December 18, 2006, will be eligible to vote at this meeting or any adjournment thereof. As of that date, 82,482,190 shares of Common Stock were issued and outstanding. The holders of 41,241,096 shares will constitute a quorum at the meeting.

Each share of Common Stock entitles the holder thereof to one vote with respect to each matter that is subject to a vote at the meeting. All shares that are represented by effective proxies received by the Company in time to be voted will be voted at the meeting or any adjournment thereof. Where stockholders direct how their votes shall be cast, shares will be voted in accordance with such directions. Proxies submitted with abstentions and broker non-votes will be included in determining whether or not a quorum is present. Abstentions and broker non-votes will not be counted in tabulating the number of votes cast on proposals submitted to stockholders and therefore will have no effect on the outcome of the votes.

The proxy also confers discretionary authority to vote on all matters that may properly come before the Annual Meeting of Stockholders, or any adjournment thereof, respecting (i) matters of which the Company did not have timely notice but that may be presented at the meeting; (ii) approval of the minutes of the prior meeting; (iii) the election of any person as a director if a nominee is unable to serve or for good cause will not serve; (iv) any shareholder proposal omitted from this proxy statement pursuant to Rule 14a-8 or 14a-9 of the Securities and Exchange Commission’s proxy rules, and (v) all matters incident to the conduct of the meeting.

Any stockholder giving a proxy may revoke it at any time prior to the voting thereof by mailing a revocation or a subsequent proxy to Anna Marie Cellino at the above address, by filing written revocation at the meeting with Mrs. Cellino, secretary of the meeting, or by casting a ballot.

If you are a participant in the Company’s Employee Stock Ownership Plan or Tax-Deferred Savings Plans, and the accounts are registered in the same name, the proxy card will also serve as a voting instruction for the Trustee of those Plans. All shares of Company Stock for which the Trustee has not received timely directions shall be voted by the Trustee in the same proportion as the shares of Company Stock for which the Trustee received timely directions, except in the case where to do so would be inconsistent with the provisions of Title I of ERISA. If the proxy/voter instruction card is returned signed but without directions marked for one or more items, regarding the unmarked items you are instructing the Trustee and the Proxies to vote FOR items 1, 2, 3 and 4 and vote AGAINST item 5. Participants in the Plan(s) may also provide those voting instructions by telephone. Those instructions may be revoked by written notice to Vanguard Fiduciary Trust Company, Trustee for the Company’s Tax-Deferred Savings Plans and the Employee Stock Ownership Plan, on or before February 12, 2007 at the following address:
National Fuel Gas Company
c/o The Bank of New York
P.O. Box 11107
New York, NY 10203-0107

Enclosed is a copy of the Company’s Annual Report and Form 10-K for the fiscal year ended September 30, 2006, which includes financial statements. The Company will furnish any exhibit to the Form 10-K upon request to the Secretary at the Company’s principal office, and upon payment of $5 per exhibit.

1.  ELECTION OF DIRECTORS

Five directors are to be elected at this Annual Meeting. The nominees for the five directorships are: Philip C. Ackerman, Stephen E. Ewing, Craig G. Matthews, Richard G. Reiten and David F. Smith. Messrs. Ackerman, Matthews and Reiten are all currently directors of the Company.

The Company’s Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, and that these three classes shall be as nearly equal in number as possible. (A class of directors is the group of directors whose terms expire at the same annual meeting of stockholders.) Accordingly, Messrs. Ackerman, Mathews, Reiten and Smith have been nominated for terms of three years, and Mr. Ewing has been nominated for a term of two years.

It is intended that the Proxies will vote for the election of Messrs. Ackerman, Ewing, Matthews, Reiten and Smith as directors, unless they are otherwise directed by the stockholders. Although the Board of Directors has no reason to believe that any of the nominees will be unavailable for election or service, stockholders’ proxies confer discretionary authority upon the Proxies to vote for the election of another nominee for director in the event any nominee is unable to serve or for good cause will not serve. Messrs. Ackerman, Ewing, Matthews, Reiten and Smith have consented to being named in this proxy statement and to serve if elected.

The affirmative vote of a plurality of the votes cast by the holders of shares of Common Stock entitled to vote is required to elect each of the nominees for director.

Pages 3 through 5 contain information concerning the five nominees for director, as well as the five directors of the Company whose current terms will continue after the 2007 Annual Meeting, including information with respect to their principal occupations and certain other positions held by them.

Last year all directors attended the Annual Meeting of Stockholders, and they are expected to do so this year. A meeting of the Board of Directors will take place on the same day and at the same place as the Annual Meeting of Stockholders this year (and probably future years), and directors are expected to attend all meetings. If a director is unable to attend a Board meeting in person, participation by telephone is permitted, and in that event the director may not be physically present at the Annual Meeting of Stockholders.

The Board of Directors Recommends a Vote FOR the Election of
Messrs. Ackerman, Matthews, Reiten, Smith and Ewing

Name and Year
Became a Director
of the Company	Age(1)	Principal Occupation

Nominees for Election as Directors For Three-Year Terms to Expire in 2010
Philip C. Ackerman 1994	63	Chief Executive Officer of the Company since October 2001. Appointed as Chairman of the Board effective January 3, 2002. President of the Company from July 1999 until February 2006. Senior Vice President of the Company from June 1989 until July 1999 and Vice President from 1980 to June 1989. President of National Fuel Gas Distribution Corporation (2) from October 1995 until July 1999 and Executive Vice President from June 1989 to October 1995. Executive Vice President of National Fuel Gas Supply Corporation (2) from October 1994 to March 2002. President of Seneca Resources Corporation (2) from June 1989 to October 1996. President of Horizon Energy Development, Inc. (2) since September 1995 and certain other non-regulated subsidiaries of the Company since prior to 1992.
Craig G. Matthews 2005	63	Former President, CEO and Director of NUI Corporation, a diversified energy company acquired by AGL Resources Inc. on November 30, 2004, from February 2004 until December 2004. Former Vice Chairman and Chief Operating Officer and Director of KeySpan Corporation (previously Brooklyn Union Gas Co.) until March 2002. Director of Hess Corporation (formerly Amerada Hess Corporation) since 2002. Chairman of the Board of Trustees, Polytechnic University, and Director since 1996.
Richard G. Reiten 2004	67	Chairman from September 2000 through February 2005 and Director since March 1996 of Northwest Natural Gas Company, a natural gas local distribution company headquartered in Portland, Oregon. Chief Executive Officer of Northwest Natural Gas Company from January 1997 until December 2002 and President from January 1996 through May 2001. Director of BlueCross BlueShield of Oregon and The Regence Group since 1995. Director of Associated Electric and Gas Insurance Services Limited since 1997. Director of US Bancorp since 1998, Building Materials Holding Corp. since 2001 and IDACORP Inc. since January 2004.
David F. Smith	53	President and Chief Operating Officer of the Company since February 2006, Vice President from April 2005 until February 2006. President of National Fuel Gas Supply Corporation (2) since April 2005, Senior Vice President from June 2000 until April 2005. President of National Fuel Gas Distribution Corporation (2) from July 1999 to April 2005, Senior Vice President from January 1993 until July 1999. Also president of Empire State Pipeline (2) and various non-regulated subsidiaries of the Company.

(1)	As of February 15, 2007.

(2)	Wholly-owned subsidiary of the Company.

Name and Year
Became a Director
of the Company	Age(1)	Principal Occupation

Nominee for Election as Director For a Two-Year Term to Expire in 2009
Stephen E. Ewing	62	Vice Chairman of DTE Energy, a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide, from November 1, 2005 until December 31, 2006. Group President, Gas Division, DTE Energy from June 1, 2001 until November 1, 2005. Former president and chief operating officer of MCN Energy Group, Inc. Former president and chief executive officer of Michigan Consolidated Gas Co. (MichCon), a natural gas utility. MichCon is a principal operating subsidiary of DTE Energy as a result of the 2001 merger of DTE Energy and MCN Energy Group, Inc. Chairman of the Board of Directors of the American Gas Association for 2006 and past chairman of the Midwest Gas Association and the Natural Gas Vehicle Coalition.

Name and Year
Became a Director
of the Company	Age(1)	Principal Occupation

Directors Whose Terms Expire in 2009
R. Don Cash 2003	64	Chairman Emeritus since May 2003, and Board Director since May 1978, of Questar Corporation (Questar), an integrated natural gas company headquartered in Salt Lake City, Utah. Chairman of Questar from May 1985 to May 2003. Chief Executive Officer of Questar from May 1984 to May 2002 and President of Questar from May 1984 to February 1, 2001. Director of Zions Bancorporation since 1982 and Associated Electric and Gas Insurance Services Limited since 1993. Director of Texas Tech University Foundation since November 2002 and TODCO (The Offshore Drilling Company) since May 2004. Former trustee, until September 2002, of the Salt Lake Organizing Committee for the Olympic Winter Games of 2002.
George L. Mazanec 1996	70	Former Vice Chairman, from 1989 until October 1996, of PanEnergy Corporation, Houston, Texas, a diversified energy company (now part of Duke Energy Corporation). Advisor to the Chief Operating Officer of Duke Energy Corporation from August 1997 to 2000. Director of TEPPCO, LP from 1992 to 1997, Director of Northern Border Pipeline Company Partnership from 1993 to 1998 and Director of Westcoast Energy Inc. from 1998 to 2002. Director of Dynegy Inc. since May 2004. Director of the Northern Trust Bank of Texas, NA and Associated Electric and Gas Insurance Services Limited. Former Chairman of the Management Committee of Maritimes & Northeast Pipeline, L.L.C. Member of the Board of Trustees of DePauw University since 1996.

(1)	As of February 15, 2007.

Name and Year
Became a Director
of the Company	Age(1)	Principal Occupation

Directors Whose Terms Expire in 2008
Robert T. Brady 1995	66	Chairman of Moog Inc., a manufacturer of motion control systems and components, since February 1996. President and Chief Executive Officer of Moog Inc. since 1988 and Board member since 1981. Director of Astronics Corporation, M&T Bank Corporation and Seneca Foods Corporation. Director of Acme Electric Corporation from 1989 to November 2001.
Rolland E. Kidder 2002	66	Executive Director of the Robert H. Jackson Center, Inc. in Jamestown, New York since 2002. Former Chairman and President of Kidder Exploration, Inc., an independent Appalachian oil and gas company, from 1984 to 1994. An elected member of the New York State Assembly from 1975 to 1982. Trustee of the New York Power Authority from 1983 to 1993. On the Dean’s Advisory Council of the University at Buffalo School of Law from 1996 to 2001. From 1994 until 2001, Vice President and investment advisor for P.B. Sullivan & Co., Inc.
John F. Riordan 2000	71	President and CEO from April 2000 to December 2005 of GTI (the Gas Technology Institute), a not-for-profit research and educational institution, Des Plaines, Illinois. Vice Chairman of KN Energy, Inc. from February 1998 to February 1999. President and CEO of MIDCON Corporation from October 1988 to January 1998. Director of Nicor Inc. since 2001.

(1)	As of February 15, 2007.

Director Independence

The Board of Directors has determined that directors Brady, Cash, Kidder, Matthews, Mazanec, Reiten and Riordan are independent, and that Mr. Ackerman, Chairman and Chief Executive Officer of the Company, is not. The Board’s determinations of director independence were made in accordance with the Director Independence Guidelines adopted by the Board and included in this Proxy Statement as Appendix A. Generally, Appendix A provides that, in order for a director to be considered independent, the Board must affirmatively determine that the director has no direct or indirect material relationship with the Company or any subsidiary, after consideration of all relevant facts and circumstances not merely from the standpoint of the director, but also from that of persons or entities with which the director has an affiliation. Specifically, Appendix A sets out seven specific circumstances in which a director will not be considered independent, and three categorical types of commercial or charitable relationships that will not be considered material relationships for purposes of determining whether a director is independent. Appendix A also sets out four types of independence-related disclosures the Company will continue to make. The Board is not aware of any circumstance that would prevent the Board from determining, after his election, that Mr. Ewing is independent. Mr. Smith, as President and Chief Operating Officer of the Company, would not be independent.

Non-management directors meet at regularly scheduled executive sessions without management. The sessions are chaired by Robert T. Brady. Communications to Mr. Brady, to the non-management directors as a group, or to the entire Board, should be addressed as follows: Robert T. Brady, Moog, Inc., P.O. Box 18, East Aurora, New York 14052. For the present, all shareholder communications addressed in that manner will go directly to the indicated directors. If the volume of communication becomes such that the Board adopts a process for determining which communications will be relayed to Board members, that process will appear on the Company’s website at www.nationalfuelgas.com.

Meetings of the Board of Directors and Standing Committees

During the Company’s fiscal year ended September 30, 2006 (“fiscal 2006”), there were six meetings of the Board of Directors and one additional meeting that was a strategic planning session. In addition, certain directors attended meetings of standing or pro tempore committees. The Audit Committee held nine meetings, the Compensation Committee held six meetings, the Executive Committee did not have any meetings, and the Nominating/Corporate Governance Committee held three meetings. During fiscal 2006, all incumbent directors attended at least 75% of the aggregate of meetings of the Board and of the committees of the Board on which they served, except for Robert T. Brady, who attended 73.3% of the meetings.

The table below shows the number of meetings conducted in fiscal 2006 and the Directors who currently serve on these committees.

BOARD COMMITTEES
Nominating/
DIRECTOR	Audit	Corporate Governance	Compensation	Executive

Philip C. Ackerman				X (Chair)
Robert T. Brady		X (Chair)	X	X
R. Don Cash	X	X	X
Rolland E. Kidder	X
Craig G. Matthews	X (Chair)
George L. Mazanec	X		X (Chair)	X
Richard G. Reiten	X	X
John F. Riordan		X	X	X
Fiscal 2006 Meetings	9	3	6	0

Audit

The Audit Committee is a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee held nine meetings during fiscal 2006 in order to review the scope and results of the annual audit, to receive reports of the Company’s independent registered public accounting firm and chief internal auditor, and to prepare a report of the committee’s findings and recommendations to the Board of Directors. The members of the committee are independent as independence for audit committee members is defined in the New York Stock Exchange’s (NYSE) listing standards applicable to the Company, in Securities Exchange Commission (SEC) regulations, and in the Company’s Director Independence Guidelines. No Audit Committee member simultaneously serves on Audit Committees of more than three public companies. The Board limits Audit Committees on which an Audit Committee member serves to three, unless the Board has determined that such simultaneous service would not impair the ability of such members to serve effectively. The Company’s Board of Directors has determined that the Company has at least two audit committee financial experts (as defined by Securities and Exchange Commission (SEC) regulations) serving on its Audit Committee, namely Messrs. Matthews and Mazanec.

In connection with its review of the Company’s internal audit function, the Audit Committee in 2006 had a Quality Assessment performed by a consulting firm that concluded that the Company’s Audit Services Department conducts its audits in accordance with the Institute of Internal Auditors International Standards for the Professional Practice of Internal Auditing (the Standards). Under the Standards, external Quality Assessments should be conducted at least once every five years.

Further information relating to the Audit Committee appears in this proxy statement under the headings “Audit Fees” and “Audit Committee Report.” A current copy of the charter of the committee is included in this Proxy Statement as Appendix B, and is also available to security holders on the Company’s website at www.nationalfuelgas.com, and in print to stockholders who request a copy from the Company’s Secretary at its principal office.

Compensation

The Compensation Committee held six meetings during fiscal 2006 in order to review and determine the compensation of Company executive officers, to review reports and to award stock options and At Risk Program awards. The members of the committee are independent as independence is defined in the NYSE Listing Standards applicable to the Company, SEC regulations, and in the Company’s Director Independence Guidelines. The committee also administers the Company’s 1993 Award and Option Plan, 1997 Award and Option Plan, Annual At Risk Compensation Incentive Program, and the National Fuel Gas Company Performance Incentive Program. A current copy of the charter of the committee is available to security holders on the Company’s website at www.nationalfuelgas.com and is available in print to stockholders who request a copy from the Company’s Secretary at its principal office.

Executive

There were no meetings of the Executive Committee during fiscal 2006. The committee has and may exercise the authority of the full Board except as prohibited by New Jersey corporate law (N.J.S.A.§14A:6-9).

Nominating/Corporate Governance

All the members of the Nominating/Corporate Governance Committee are independent, as independence for nominating committee members is defined in the NYSE listing standards applicable to the Company, SEC regulations, and in the Company’s Director Independence Guidelines. The committee makes recommendations to the full Board on nominees for the position of director. The committee also has duties regarding corporate governance matters as required by law, regulation or NYSE rules. Stockholders may recommend individuals to the committee to consider as potential nominees. Mr. Ewing was originally proposed as a nominee by Mr. Ackerman, the Company’s Chief Executive Officer, and was recommended by several non-management directors.

The committee’s charter provides for the committee to develop and recommend to the Board criteria for selecting new director nominees and evaluating unsolicited nominations, which are included in this proxy statement as part of the Company’s Corporate Governance Guidelines (included in this proxy statement as Appendix C, available to security holders on the Company’s website at www.nationalfuelgas.com, and available in print to stockholders who request a copy from the Company’s Secretary at its principal office). A current copy of the charter of the committee is available to security holders on the Company’s website at www.nationalfuelgas.com and is available in print to stockholders who request a copy from the Company’s Secretary at its principal office. Appendix C also addresses the qualifications and skills the committee believes necessary for a director, and the committee’s consideration of shareholder recommendations for director. Shareholder recommendations identifying a proposed nominee and setting out his or her qualifications should be delivered to the Company’s Secretary at its principal office no later than September 10, 2007 to be eligible for consideration for the February 2008 Annual Meeting of Stockholders.

Charitable Contributions by Company

Within the preceding three years, the Company did not make any contributions to any charitable organization in which a director served as executive officer which exceeded the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.

Compensation Committee Interlocks and Insider Participation

There are no “Compensation Committee interlocks” or “insider participation” which SEC regulations or NYSE listing standards require to be disclosed in this proxy statement.

Code of Business Conduct and Ethics

The Company’s Code of Business Conduct and Ethics is available on the Company’s website at www.nationalfuelgas.com and is available in print to stockholders who request it from the Company’s Secretary at its principal office.

Related Party Transaction

In July of 1999, more than three years before the September 2002 election of Mr. Rolland Kidder to the Company’s Board of Directors, his son Mr. Jonathan Kidder was hired by a subsidiary of the Company. Mr. Jonathan Kidder accepted a non-executive supervisory position as an Associate Programmer in the Information Services Department and was promoted twice before his father joined the Board. He is a married adult who does not reside in his father’s household, and a graduate of Miami University in Ohio with a Bachelor of Science Degree in Business with a dual major in General Business and Management Information Systems. His current position is as a Systems Analyst.

In fiscal 2006, the value of total compensation to Mr. Jonathan Kidder (base salary, bonus and estimated value of benefits) exceeded $60,000, but was less than $100,000. This makes his continued employment a related party transaction for purposes of SEC disclosure requirements. Mr. Rolland Kidder is an independent director for all purposes under applicable NYSE and SEC rules, and also under the Company’s Director Independence Guidelines included in this proxy statement as Appendix A.

Directors’ Compensation

The Retainer Policy for Non-Employee Directors (the “Retainer Policy”), which replaced both the Board’s preexisting retainer policy and the Retirement Plan for Non-Employee Directors (the “Directors’ Retirement Plan”), was approved at the 1997 Annual Meeting of Stockholders. Directors who are not Company employees or retired employees do not participate in any of the Company’s employee benefit or compensation plans. Directors who are current employees receive no compensation for serving as directors. Only non-employee directors (including retired employee directors, if there were any) are covered by the Retainer Policy, under which directors are paid in money plus an amount of common stock adjusted from time to time.

In fiscal 2006, pursuant to the current Retainer Policy, non-employee directors were each paid an annual retainer of $26,000 and 1,200 shares of Common Stock. Common Stock issued to non-employee directors under the Retainer Policy is nontransferable until the later of two years from issuance or six months after the recipient’s cessation of service as a director of the Company.

Non-employee directors were each paid a fee of $1,800 for each Board meeting and $1,800 for each Committee meeting attended in person or by telephone. Non-employee directors were each paid an additional annual retainer fee of $7,500 if appointed as Chairman of any committee; accordingly, Messrs. Brady, Matthews and Mazanec each received an additional annual retainer fee of $7,500 during fiscal 2006.

Benefit accruals under the Directors’ Retirement Plan ceased for each current non-employee director on December 31, 1996. All such directors who were eligible vested in their Directors’ Retirement Plan benefits at that time, and will receive their accrued Directors’ Retirement Plan benefits under its terms. People who first become directors after February 1997 are not eligible to receive benefits under the Directors’ Retirement Plan. The Directors’ Retirement Plan pays an annual retirement benefit equal to 10% of the annual retainer in effect on December 31, 1996 ($18,000/year) multiplied by the number of full years of service prior to January 1, 1997, but not to exceed 100% of that annual retainer. The retirement benefit would begin upon the later of the date of the director’s retirement or the date the director turns age 70, and continue until the earlier of the expiration of ten years or the death of the director.

AUDIT FEES

In addition to retaining PricewaterhouseCoopers LLP to report upon the annual consolidated financial statements of the Company for 2006, the Company retained PricewaterhouseCoopers LLP to provide various non-audit services in 2006. The aggregate fees billed for professional services by PricewaterhouseCoopers LLP for each of the last two years were as follows:

	2005	2006

Audit Fees(1)	$1,048,437	$1,213,093
Audit-Related Fees(2)	$118,320	$4,848
Tax Fees
Tax advice and planning(3)	$73,459	$5,500
Tax compliance(4)	$124,800	$86,949
Other Fees(5)	$0	$1,500

TOTAL	$1,365,016	$1,311,890

(1)	Audit Fees include audits of consolidated financial statements and internal control over financial reporting, reviews of financial statements included in quarterly Forms 10-Q, comfort letters and consents, and audits of certain of the Company’s wholly owned subsidiaries to meet statutory or regulatory requirements.

(2)	Audit-Related Fees include audits of certain of the Company’s wholly-owned subsidiaries not required by statute or regulation, and consultations concerning technical financial accounting and reporting standards and implementation of the Sarbanes-Oxley Act.

(3)	Tax advice and planning includes consultations on various federal, state and foreign tax matters.

(4)	Tax compliance includes tax return preparation and tax audit assistance.

(5)	Other Fees relate to permissible fees other than those described above and include the software licensing fee for an accounting and financial reporting research tool.

The Audit Committee’s charter (included in the Proxy Statement as Appendix B and available on the Company’s website at www.nationalfuelgas.com and in print to stockholders who request a copy from the Company’s Secretary at its principal office) includes its pre-approval policies and procedures. The Company’s Reporting Procedures for Accounting and Auditing Matters are included in this Proxy Statement as Appendix D.

For fiscal year 2006, none of the services provided by PricewaterhouseCoopers LLP were approved by the Audit Committee in reliance upon the “de minimus exception” contained in Section 202 of the Sarbanes-Oxley Act and codified in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 and in 17 CFR 210.2-01(c)(7)(i)(C).

AUDIT COMMITTEE REPORT

The Company’s Board of Directors has adopted a written charter for the Audit Committee of the Board of Directors, a copy of which is included in this Proxy Statement as Appendix B and is also available on the Company’s website at www.nationalfuelgas.com and in print to stockholders who request a copy from the Company’s Secretary at its principal office.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for fiscal 2006 with management. The Audit Committee has also reviewed with management its evaluation of the Company’s internal control structure and procedures for financial reporting and reviewed management’s assessment about the effectiveness of the Company’s internal controls and procedures, including any significant deficiencies in such controls and procedures. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication With Audit Committees (Codification of Statements on Auditing Standards, AU§380), as modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as modified or supplemented, and has discussed with the independent auditors the independent auditor’s independence. The Audit Committee also has considered whether the independent auditor’s provision of non-audit services to the Company and its affiliates is compatible with the independent auditor’s independence.

Based on the review, discussions and considerations referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K (17 CFR 249.310) for the last fiscal year for filing with the SEC.

AUDIT COMMITTEE

Craig G. Matthews, Chairman
R. Don Cash
Rolland E. Kidder
George L. Mazanec
Richard G. Reiten

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth for each current director, each nominee for director, each of the executive officers named in the Summary Compensation Table, and for all directors and officers as a group, information concerning beneficial ownership of Common Stock which is the only class of Company Stock outstanding. Unless otherwise stated, to the best of the Company’s knowledge, each person has sole voting and investment power with respect to the shares listed, including shares which the individual has the right to acquire by exercising stock options but has not done so. All information is as of November 30, 2006 except as otherwise indicated.

			Shares Held in
Name of Beneficial	Exercisable Stock	Shares held	401(k)	Restricted	Shares Otherwise		Percent of
Owner	Options(1)	in ESOP(2)	Plan(3)	Stock(4)	Beneficially Owned(5)		Class(6)

Philip C. Ackerman	2,015,312	21,417	16,304	26,328	454,634	(7)	3%
James A. Beck	0	306	4,989	0	36,351		*
Robert T. Brady	0	0	0	0	10,200		*
R. Don Cash	0	0	0	0	8,633	(8)	*
Stephen E. Ewing	0	0	0	0	1,000	(9)	*
Rolland E. Kidder	0	0	0	0	23,690	(10)	*
Craig G. Matthews	0	0	0	0	4,303		*
George L. Mazanec	0	0	0	0	11,000	(11)	*
John R. Pustulka	205,000	3,666	12,177	0	23,076		*
James D. Ramsdell	205,196	3,813	10,788	0	38,124	(12)	*
Richard G. Reiten	0	0	0	0	3,476		*
John F. Riordan	0	0	0	0	14,200		*
Dennis J. Seeley	210,000	4,357	0	0	78,087	(13)	*
David F. Smith	330,000	1,753	11,669	0	94,665		*
Ronald J. Tanski	230,200	2,826	14,501	0	46,371	(14)	*
Directors and Officers as a Group (19 individuals)	3,659,793	39,348	99,382	26,328	939,065		5.54%

*	Represents beneficial ownership of less than 1% of issued and outstanding Common Stock on November 30, 2006.

(1)	This column lists shares with respect to which each of the named individuals, and all current directors and officers as a group (19 individuals), have the right to acquire beneficial ownership within 60 days of November 30, 2006, through the exercise of stock options granted under the 1997 Award and Option Plan. Stock options, until exercised, have no voting power.

(2)	This column lists shares held in the Company and Subsidiaries Employee Stock Ownership Plan (“ESOP”). The beneficial owners of these shares have sole voting power with respect to shares held in the ESOP, but do not have investment power respecting most of those shares until they are distributed.

(3)	This column lists shares held in the Company Tax-Deferred Savings Plan for Non-Union Employees (“TDSP”), a 401(k) plan. The beneficial owners of these shares have sole voting power with respect to shares held in the TDSP, but do not have investment power respecting most of those shares until they are distributed.

(4)	This column lists shares of restricted stock, certain restrictions on which had not lapsed as of November 30, 2006. Owners of restricted stock have power to vote the shares, but have no investment power with respect to the shares until the restrictions lapse.

(5)	This column includes shares held of record and any shares beneficially owned through a bank, broker or other nominee.

(6)	This column lists the sum of the individual’s (or individuals’) stock options and shares shown on this table, expressed as a percent of the Company’s outstanding shares and that individual’s (or individuals’) exercisable stock options at November 30, 2006.

(7)	Includes 1,000 shares held by Mr. Ackerman’s wife in trust for her mother, as to which shares Mr. Ackerman disclaims beneficial ownership, and 440 shares with respect to which Mr. Ackerman shares voting and investment power with his wife.

(8)	Includes 3,000 shares held by the Don Kay Clay Cash Foundation, a Utah not-for-profit corporation, of which Mr. Cash, his wife, son and daughter-in-law are directors. Mr. Cash disclaims beneficial ownership of these shares.

(9)	After he was nominated at the Board meeting in December 2006, Mr. Ewing purchased 1,000 shares of Common Stock on December 27, 2006.

(10)	Includes 11,600 shares owned by Mr. Kidder’s wife, as to which Mr. Kidder shares voting and investment power.

(11)	Includes 600 shares owned by Mr. Mazanec’s wife, as to which Mr. Mazanec shares voting and investment power.

(12)	Shares owned jointly with Mr. Ramsdell’s wife, as to which Mr. Ramsdell shares voting and investment power.

(13)	Includes 40,674 shares owned by Mr. Seeley’s wife and 16,522 shares jointly owned, as to which Mr. Seeley shares voting and investment power.

(14)	Includes 614 shares owned jointly with Mr. Tanksi’s wife, as to which Mr. Tanski shares voting and investment power.

As of November 30, 2006, the Company knows of no one who beneficially owns in excess of 5% of the Company’s Common Stock, which is the only class of Company Stock outstanding, except as set forth in the table below.

	Shares Held as
	Trustee for Company	Shares		Percent
	Employee Benefit	Otherwise		of
Name and Address of Beneficial Owner	Plans(1)	Beneficially Held		Class(2)

Vanguard Fiduciary Trust Company	5,405,885	1,829,195	(3)	8.78%
100 Vanguard Boulevard Malvern, PA 19355
New Mountain Capital, LLC	0	6,802,014	(4)	8.26%
787 7th Avenue, 49th floor New York, NY 10091

(1)	This column lists the shares held by Vanguard Fiduciary Trust Company in its capacity as trustee for certain employee benefit plans. Vanguard Fiduciary Trust Company held 5,405,885 shares on behalf of the plans as of November 30, 2006, all of which have been allocated to plan participants. The plan trustee votes the shares allocated to participant accounts as directed by those participants. Shares held by the trustee on behalf of the plans as to which participants have made no timely voting directions are voted by the Trustee in the same proportion as the shares of Company Stock for which the Trustee received timely directions, except in the case where to do so would be inconsistent with provisions of Title I of ERISA. Vanguard Fiduciary Trust Company disclaims beneficial ownership of all shares held in trust by the trustee that have been allocated to the individual accounts of participants in the plans for which directions have been received, pursuant to Rule 13d-4 under the Securities Exchange Act of 1934.

(2)	This column lists the sum of the shares shown on this table, expressed as a percent of the Company’s outstanding shares at November 30, 2006.

(3)	The Vanguard Group, which is affiliated with Vanguard Fiduciary Trust Company, has sole investment and voting discretion with respect to these shares of Company common stock, according to its Form 13F for the period ended September 30, 2006.

(4)	As reported on Schedule 13D (Amendment No. 1), filed with the SEC on November 27, 2006, by New Mountain Vantage GP, L.L.C., a Delaware limited liability company (“Vantage GP”), New Mountain Vantage, L.P., a Delaware limited partnership (“NMV”), New Mountain Vantage (California), L.P., a Delaware limited partnership (“NMVC”), New Mountain Vantage (Texas), L.P., a Delaware limited partnership (“NMVT”), New Mountain Vantage Advisers, L.L.C., a Delaware limited liability company (“NMV Advisers”), New Mountain Vantage (Cayman) Ltd., a Cayman Islands exempt limited company

(“NMV Offshore”), New Mountain Vantage HoldCo Ltd., a Cayman Islands exempt limited company (“NMV Offshore HoldCo”), Mr. Steven B. Klinsky (collectively, the “NMV Entities”), NMV Special Holdings, LLC, a Delaware limited liability company (“NMVSH”), and the California Public Employees’ Retirement System, a unit of the California State and Consumer Services Agency charged with oversight of the Public Employees’ Retirement Fund (“CalPERS”), (NMV Entities, NMVSH and CalPERS, collectively, the “Reporting Persons”). NMV, NMVC, NMVT, NMV Offshore HoldCo, NMVSH and CalPERS are referred to together as the “Purchasers,” and consider themselves a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934. The principal business address of each of the Reporting Persons (other than NMV Offshore, NMV Offshore HoldCo and CalPERS) is 787 Seventh Avenue, 49th Floor, New York, NY 10019. The principal business address of each of NMV Offshore and NMV Offshore HoldCo is c/o Walkers SPV Limited, PO Box 908GT, Walker House, Mary Street, George Town, Grand Cayman, Cayman Islands. The principal business address of CalPERS is Lincoln Plaza, 400 Q Street, Sacramento, CA 95814. The Reporting Persons stated that they have entered into a joint filing agreement, dated as of October 30, 2006. Each of the Reporting Persons is responsible for the completeness and accuracy of the information concerning him or it contained in the Schedule 13D, but is not responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

EQUITY COMPENSATION PLAN INFORMATION
As of September 30, 2006

			Number of securities
			remaining available for
	Number of securities to be	Weighted-average exercise	future issuance under
	issued upon exercise of	price of outstanding	equity compensation plans
	outstanding options,	options, warrants and	(excluding securities
	warrants and rights	rights	reflected in column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	9,016,254	$24.69	479,312	(1)
Equity compensation plans not approved by security holders	0	0	0

Total	9,016,254	$24.69	479,312

(1)	Of the 479,312 securities listed in column (c), 44,401 were reserved at September 30, 2006 for issuance pursuant to the Company’s Retainer Policy for Non-Employee Directors. The remaining 434,911 were available for future issuance under the 1997 Award and Option Plan, under which no awards can be made after December 12, 2006 unless the shareholders approve the amendments described beginning at page 31 of this Proxy Statement.

EXECUTIVE COMPENSATION

Report of the Compensation Committee

General

The Compensation Committee of the Board of Directors (the “Committee”) sets the base salaries and bonuses of the Company’s executive officers. It also exercises authority delegated to it by the shareholders or the Board with respect to compensation plans. Plans under which shareholders have delegated authority to the Committee include the National Fuel Gas Company 1997 Award and Option Plan, as amended (the “1997 Award and Option Plan”), and the Administrative Rules with respect to At Risk Awards under the 1997 Award and Option Plan (the “At Risk Program”). In addition, the Committee makes recommendations to the Board with respect to the development of incentive compensation plans and equity-based plans and administers the National Fuel Gas Company Performance Incentive Program (the “Performance Incentive Program”). The Committee is comprised of the four directors named below, all of whom have been determined by the Board to be independent. No member of the Committee is permitted to receive any award under any plan administered by the Committee.

Objective

The Committee’s objective is to set executive compensation at levels which (i) are fair and reasonable to the stockholders, (ii) link executive compensation to long-term and short-term interests of the stockholders, and (iii) are sufficient to attract, motivate, and retain outstanding individuals for executive positions. The executive officers’ compensation is linked to the interests of the stockholders by making a part of each executive officer’s potential compensation depend on the price of the Company’s Common Stock on the open market and the officer’s own performance. The retention of officers is encouraged by making a portion of the compensation package in the form of awards which either increase in value, or only have value, if the executive officer remains with the Company for specified periods of time.

The Committee retains an independent compensation consulting firm to assist it in evaluating and setting officer compensation. The firm annually compares Company compensation practices to both utility and general industry practices. It also provides a proxy analysis of the Chief Executive Officer position based on the latest proxy data for the Company and ten energy companies in the peer group. In 2006 a similar analysis was provided for the President & Chief Operating Officer position at the Company and individuals with title comparability at five of the peer companies. Based on 2005 proxy data, the companies in the eleven member peer group range in size from $10.7 billion in revenues to $1.1 billion in revenues. The median size of the peer group is $2.9 billion in revenues.

Specific components of executive officers’ compensation earned or paid in fiscal 2006 are discussed below. The Company’s five most highly compensated executive officers, as well as Mr. Seeley who retired in February 2006 and Mr. Beck who retired in July 2006, are identified on the Summary Compensation Table starting on page 18, and are sometimes referred to as the “named executive officers.”

Base Salary

The Committee annually reviews base salaries for the Company’s executive officers and adjusts them as it deems appropriate on a calendar year basis and as changes in responsibility occur. The Committee generally targets a range of the 50th percentile to the 75th percentile of the survey data provided by its outside compensation consultant. The Committee also considers an individual’s specific responsibilities, experience (including time in position), and effectiveness in setting base salary.

The fiscal 2006 base salaries of the named executive officers are shown on the Summary Compensation Table on page 18 in the “Base Salary” column.

Annual At Risk Incentive and Bonus

Under the At Risk Program, the Committee may make At Risk Awards which grant an executive officer the opportunity to earn cash payments depending on the achievement of goals set within the first quarter of each fiscal year. Performance goals can be both financial (for example, Company earnings per share or subsidiary earnings per share) and non-financial (for example, customer service).

The Committee reviews and approves corporate goals for Mr. Ackerman under the At Risk Program and evaluates his performance in light of these goals. It approves his compensation based upon that evaluation. For fiscal 2006 Mr. Ackerman was the only participant in the At Risk Program. At Risk Program goals for Mr. Ackerman, as Chief Executive Officer, were a specified level of Company earnings per share (weighted at 55% of the formula), a proved developed and undeveloped reserves goal (weighted at 25% of the formula), a long-term strategy goal (weighted at 10% of the formula) and customer service and safety goals (weighted at 10% of the formula). Company diluted earnings per share must reach a pre-determined target in each of two consecutive fiscal years to trigger the maximum annual incentive award to Mr. Ackerman. The target award for Mr. Ackerman was set at 100% of base salary with a maximum possible award of 200% of base salary. In fiscal 2006, Mr. Ackerman was awarded a bonus of 95% of his target amount for his performance on the goals set under the At Risk Program.

The Summary Compensation Table starting on page 18 includes in the “LTIP (Long-Term Incentive Plan) Payouts” column the amounts earned by Mr. Ackerman in fiscal 2006 under the At Risk Program. The At Risk Award is considered by the SEC to be a “long-term” incentive because payment is based, in part, on a rolling average of performance during the two fiscal years most recently completed. The range of potential At Risk Program awards for fiscal 2006 for Mr. Ackerman is set out in the Long-Term Incentive Plan Award Table on page 21.

In furtherance of the Committee’s goal of emphasizing incentive-based compensation for the Company’s other executive officers, most of the executive officers, including Messrs. Smith, Tanski, Pustulka and Ramsdell were paid amounts as bonuses in December 2006 (for performance in fiscal 2006). In December 2006, the Compensation Committee reviewed with Mr. Ackerman the performance of Messrs. Smith and Tanski with respect to individual goals set earlier in fiscal 2006. The target award for both Mr. Smith and Mr. Tanski was set at 65% of base salary with a maximum possible award of 130% of base salary. Mr. Smith was given a corporate earnings per share goal (weighted at 55% of the formula), a proved developed and undeveloped reserves goal (weighted at 25% of the formula), a production volume goal (weighted at 10% of the formula) and customer service and safety goals (weighted at 10% of the formula). Mr. Tanski was given a corporate earnings per share goal (weighted at 30% of the formula), an earnings per share goal of the Company’s regulated subsidiaries (Supply Corporation, Empire and Distribution Corporation) (weighted at 30% of the formula), a safety goal (weighted at 10% of the formula), a customer service standards goal (weighted at 10% of the formula), and goals related to the Company’s relationship with investors and analysts (weighted at 20% of the formula).

For fiscal 2006, Messrs. Smith and Tanski were awarded bonuses of 78% and 111%, respectively, of their target amounts for performance on their goals.

Mr. Ackerman made recommendations for fiscal 2006 bonuses for the other officers, including Mr. Pustulka, and Mr. Ramsdell, which were accepted by the Committee. The Summary Compensation Table starting on page 18 includes in the LTIP Payouts column the amount earned by Mr. Smith in fiscal 2006 because payment was based, in part, on a rolling average of performance during 2005 and 2006. The Summary Compensation Table on page 18 includes in the “Bonus” column the amount earned by Messrs. Tanski, Pustulka and Ramsdell in fiscal 2006 as bonuses. These awards are considered by the SEC to be bonuses because they are based on performance during a single fiscal year.

In January 2006 the Committee awarded a bonus of $57,688 to Mr. Seeley with respect to his performance on three goals set in fiscal 2005 which extended into 2006. The goals related to Appalachian exploration and production operations. In addition, the Committee awarded him a bonus of $155,757 for his performance in 2006. That bonus was arrived at by taking one-third of the bonus paid for performance on his 2005 goals. Mr. Seeley retired effective February 1, 2006.

In January 2006 the Company and Mr. Seeley also executed a Noncompete and Restrictive Covenant Agreement (the “Agreement”) which is described on pages 23-24 of this Proxy Statement. Under the Agreement, the Company paid Mr. Seeley a lump sum of $440,000 in February 2006. In consideration for the promise of such payment, Mr. Seeley agreed to various confidentiality and non-competition provisions, and also released claims based on his participation in the Company’s Performance Incentive Program plus any other claims he may have against the Company as of the date he executed the Agreement regarding his employment and the termination of his employment, including but not limited to any claims for wages, bonuses or severance pay.

The Company, Seneca Resources Corporation and Mr. Beck executed a Retirement Agreement (the “Retirement Agreement”) in June 2006 and Mr. Beck retired effective July 1, 2006.

Pursuant to the Retirement Agreement, in September the Company paid Mr. Beck a lump sum of $465,000, less applicable taxes and withholding. This payment did not constitute a bonus or other compensation for purposes of calculating benefits under the Retirement Plan or the Executive Retirement Plan. Mr. Beck and the Company also agreed that 4,000 shares of restricted stock awarded to Mr. Beck on January 31, 2000 be modified to vest on July 1, 2006. Mr. Beck also waived all claims he might have against the Company as of the date he executed the Retirement Agreement regarding his employment and the termination of his employment, including for benefits based on his participation in the Performance Incentive Program, wages and bonuses.

The Company also entered into a Contract for Consulting Services (the “Consulting Contract”) with Mr. Beck. Under the terms of the Consulting Contract, Mr. Beck will provide consulting services as an independent contractor for a period of three years beginning July 1, 2006. As consideration for his services, Seneca will pay Mr. Beck an annual fee of $200,000, payable in monthly increments of one-twelfth (1/12) of the annual fee. Seneca or another subsidiary of the Company may request that Mr. Beck provide onshore geological and geophysical consulting services. If Mr. Beck performs such services, he will be paid an additional fee of $200 per hour for each hour of requested onshore services performed.

Mr. Beck’s Retirement Agreement and Consulting Contract are described at pages 24-25 of this Proxy Statement.

Stock Options, Restricted Stock and the Performance Incentive Program

Stock options, restricted stock and the Performance Incentive Program represent the longer-term incentive and retention component of the executive compensation package. Such awards are intended to focus attention on managing the Company from a long-term investor’s perspective. In addition, the Committee wishes to encourage officers and other managers to have a significant, personal investment in the Company through stock ownership. To emphasize the importance of stock ownership, in fiscal 2002 Mr. Ackerman, after consultation with the Compensation Committee, set Company Stock ownership guidelines for officers. These guidelines range from one times base salary for junior officers to four times base salary at the Chief Executive Officer level. Other employees receiving options are encouraged to retain their stock for long-term investment.

Awards of stock options and restricted stock are made by the Committee under the 1997 Award and Option Plan. The Committee awards stock options to buy Company Common Stock, which have value only to the extent the market price of the Company’s Common Stock increases after the date of an award. The Committee also on occasion awards restricted stock, usually as a retention tool, which increases or decreases in value to the same extent as the Company’s Common Stock. Dividends are paid on restricted stock and on the shares held for employees (including executive officers) in various employee benefit plans, so executive officers benefit directly from dividends paid on the Company’s Common Stock.

In 2002 the Committee reviewed its past practice of annual option awards. In 2002 the Committee granted options to officers which were intended to be a multi-year incentive. Option awards were made to each named executive officer to buy stock in the future at the market price on the award date. These options vested over a three-year period and none could be exercised for at least one year after the award date. All of them expire no later than 10 years after the award date.

In fiscal 2005 the Committee, with the assistance of its compensation consultant, evaluated its alternatives on long-term incentive compensation including the use of incentives in addition to options and restricted stock. The Committee concluded that options remain an important component of long-term compensation at the Company, but that the number granted in the future would be more limited than in the past. The Committee then recommended to the Board that a cash based long-term incentive be adopted to complement the use of options. The Board adopted the Performance Incentive Program and delegated authority to the Committee to administer that program.

Under the Performance Incentive Program, the Compensation Committee may establish a performance condition for a performance period of at least one year. The default performance condition is the Company’s total return on capital as compared to the same metric for peer companies in the Natural Gas

Distribution and Integrated Natural Gas Companies group reported in AUS Monthly Utility Reports. A cash bonus may be paid following the end of the performance period based on the level of performance.

In fiscal 2005 the Compensation Committee chose the Company’s total return on capital as the performance metric for the performance period of October 1, 2004 to September 30, 2007. The Committee approved a total of $1,995,000 of target incentives for a group of seventeen officers. As a result of the retirements of Messrs. Seeley and Beck, discussed above, there is currently $1,255,000 of target incentives outstanding related to that award.

In fiscal 2006 the Committee again chose the Company’s total return on capital as the performance metric. The performance period selected was October 1, 2005 to September 30, 2008. The Committee approved a total of $1,895,000 of target incentive for a group of eighteen officers.

Based on the level of performance at the end of each of the three-year performance periods, payment can range from 0% to 200% of the target incentives.

In awarding long-term incentive compensation in fiscal 2006, the Committee generally adopted its compensation consultant’s guidelines on the level of such compensation. Those levels included a target of: 160% of base salary for the Chief Executive Officer (Mr. Ackerman); 140% of base salary for the Company President (Mr. Smith); 120% of base salary for the Chief Financial Officer (Mr. Tanski) and 60% of base salary for Senior Vice Presidents (Pustulka and Ramsdell). Using the guidelines the Committee awarded 100,000 options and a Performance Incentive Program target incentive of $650,000 to Mr. Ackerman. In addition, the Committee granted long-term incentives to other officers (including Messrs. Smith, Tanski, Pustulka and Ramsdell) as either options, target incentives under the Performance Incentive Program or a combination of both. Option grants are described on the Option Grants table on page 20, and other long-term incentives are described on the Long-Term Incentive Plan — Awards in Fiscal 2006 table starting on page 21.

Compensation of Chief Executive Officer

The bases for Mr. Ackerman’s fiscal 2006 base salary and At Risk Program award including the Committee’s goals and methodology, are discussed earlier in this report under the headings Base Salary and Annual At Risk Incentive and Bonus. Mr. Ackerman also received a grant of options and a Performance Incentive Program target incentive in fiscal 2006, as discussed earlier in this report under the heading Stock Options, Restricted Stock and the Performance Incentive Program.

Based on the proxy analysis conducted by the independent compensation consulting firm as discussed under Objective on page 14, total direct compensation earned by Mr. Ackerman was at the 51st percentile of the compensation packages earned by officers in a peer group of eleven energy companies, including the Company.

Policy With Respect to Qualifying Compensation Paid to Executive Officers For Deductibility Under Section 162(m) of the Internal Revenue Code

The Committee intends that, whenever reasonably possible, compensation paid to its managers, including its executive officers, should be deductible for federal income tax purposes. Compensation paid under the At Risk Program qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code. The Committee may vote to award compensation, especially to a chief executive officer, that is not fully deductible, if the Committee determines that such award is consistent with its philosophy and is in the best interests of the Company and its stockholders.

COMPENSATION COMMITTEE

George L. Mazanec, Chairman
Robert T. Brady
R. Don Cash
John F. Riordan

Executive Compensation Summary Table

The following table sets forth information with respect to compensation paid by the Company and its subsidiaries for services rendered during the last three fiscal years to the Chief Executive Officer, to each of the four other most highly compensated active executive officers, and for the two executive officers who retired, all for the fiscal year ended September 30, 2006 (the “named executive officers”).

SUMMARY COMPENSATION TABLE

						Long Term Compensation
		Annual Compensation				Awards		Payouts
					Other Annual	Restricted	Securities		All Other
	Fiscal	Base			Compensation	Stock	Underlying	LTIP	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)		($)(1)	Awards($)(2)	Options	Payouts($)	($)(3)

Philip C. Ackerman	2006	825,000	0		0	0	100,000	783,750	1,135,147
Chief Executive Officer of the	2005	813,750	0		0	0	160,000	1,302,000	230,062
Company	2004	780,000	0		0	0	0	1,287,000	181,413
David F. Smith	2006	496,875	0		0	0	55,000	251,916	57,670
President and Chief Operating	2005	443,750	444,195		0	0	60,000	0	89,802
Officer of the Company and	2004	425,000	350,000		0	0	0	0	67,770
President of National Fuel Gas Supply Corporation
Dennis J. Seeley	2006	178,366	653,445	(4)	0	0	0	0	53,640
President of National Fuel Gas	2005	443,750	409,582		0	0	0	0	90,907
Gas Distribution Corporation	2004	425,000	350,000		0	0	0	0	82,963
until 2/1/06
James A. Beck	2006	339,423	465,000	(5)	0	0	0	0	23,000
President of Seneca Resources	2005	425,000	107,875		0	0	0	0	69,155
Corporation until 7/1/06	2004	425,000	100,000		0	0	0	0	32,294
Ronald J. Tanski	2006	372,500	268,759		0	0	36,000	0	47,384
Treasurer and Principal Financial	2005	311,250	150,000		0	0	40,000	0	49,522
Officer of the Company and	2004	278,500	85,000		0	0	0	0	32,472
President of National Fuel Gas Distribution Corporation
John R. Pustulka	2006	265,250	115,005		0	0	12,000	0	39,418
Senior Vice President of National	2005	252,625	100,000		0	0	35,000	0	41,886
Fuel Gas Supply Corporation	2004	240,500	85,000		0	0	0	0	28,568
James D. Ramsdell	2006	265,250	115,005		0	0	12,000	0	39,534
Senior Vice President of National	2005	252,625	100,000		0	0	15,000	0	41,486
Fuel Gas Distribution Corporation	2004	240,500	85,000		0	0	0	0	25,199

(1)	Excludes perquisites or personal benefits because, for each named executive officer, the cost to the Company of all such items was less than $50,000 and less than 10% of that executive’s base salary and bonus, if any, for each fiscal year listed.

(2)	As of September 30, 2006, the aggregate number of unvested shares of restricted stock held by each named executive officer and the aggregate fair market value of such shares using a closing market price at September 29, 2006 of $36.35/share are as follows: for Mr. Ackerman, 26,328 shares ($957,023); and none for the balance of the named executive officers. Dividends are paid on all shares of restricted stock. Restricted shares may not be transferred or pledged, but such Company-imposed restrictions lapse with the passage of time and continued employment with the Company.

(3)	In fiscal 2006, the Company paid, contributed or accrued for Messrs. Ackerman, Smith, Seeley, Beck, Tanski, Pustulka and Ramsdell $13,000, $13,000, $4,200, $10,800, $13,000, $13,000 and $13,000, respectively, under the Tax-Deferred Savings Plan (the Company’s 401(k) plan); $120,770, $43,802, $44,581, $12,200, $17,850, $9,305 and $9,305, respectively, under the Tophat Plan which pays all participants a sum intended to replace amounts which they will not receive as Company-matching contributions under the Tax-Deferred Savings Plan as a result of tax law limits or other tax considerations; $6,556, $868, $1,156, $0, $1,534, $2,113 and $2,229, respectively, under a program that passes through to employees the Company’s tax savings associated with payment of dividends on Employee Stock Ownership Plan shares; $25,916 for Mr. Ackerman and $3,703 for Mr. Seeley, as above-market interest under the Deferred Compensation Plan.

The Company has maintained a split dollar life insurance arrangement with Mr. Ackerman since 1991, as amended from time to time. The split dollar arrangement required that (i) the Company would pay, until his retirement date, the premiums on two life insurance policies owned by Mr. Ackerman

(ownership later transferred to a life insurance trust established by Mr. Ackerman), (ii) the Company would be repaid its premiums upon the earlier of his 70th birthday or death, and (iii) if he died before age 70 his beneficiaries would receive a death benefit from the policies of no more than twice the sum of his most recent annual salary and lump sum compensation. In light of certain changes of law, the Company chose to stop paying premiums on those policies in 2002, and all subsequent premiums on those policies have instead been paid from the policies owned by Mr. Ackerman’s trust. In fiscal 2006, the trust transferred to the Company one of its insurance policies as a partial early repayment to the Company of the insurance premiums previously paid by the Company, which left one existing insurance policy covered by the split dollar arrangement. To place Mr. Ackerman in approximately the position he would have been in if the Company had actually performed its obligations under the split dollar arrangement, in fiscal 2006 the Company and Mr. Ackerman agreed that (i) if Mr. Ackerman dies before his 70th birthday, the Company will pay his beneficiaries a death benefit equal to the sum of 24 times his base monthly salary in the month prior to his death or retirement plus two times the most recent award, if any, paid to him under the Company’s lump sum payment programs other than the Performance Incentive Program, reduced by the amount received by his trust from the remaining insurance policy pursuant to the split dollar arrangement, or (ii) if Mr. Ackerman is living on his 70th birthday, the Company’s agreement to pay a death benefit will terminate, and the Company will make a cash payment to Mr. Ackerman in the amount of $968,905, which amount is included in this column. That cash payment amount represents the previously expected cash surrender value to Mr. Ackerman at age 70 of the two insurance policies that underlay his split dollar arrangement (after repayment to the Company of its previously expected premium payments as required by the split dollar arrangement), reduced by the expected cash surrender value to Mr. Ackerman’s trust on his 70th birthday (after repayment to the Company of its premiums actually paid) of the remaining insurance policy owned by his trust.

The Company provided to each of Mr. Pustulka, Mr. Ramsdell and Mr. Tanski in fiscal 2006 $15,000 to purchase one or more life insurance policies selected by each officer.

(4)	Includes $57,688 based on achievement of performance goals established in fiscal 2005 but which extended into 2006, plus $155,757 bonus for service in the first four months of fiscal 2006, plus a lump sum of $440,000 paid under the Noncompete and Restrictive Covenant Agreement described on pp. 23-24 of this Proxy Statement in return for non-compete and confidentiality promises and as settlement of any claim under the 2005 Long Term Performance Incentive Program and as severance plus a general release. The Noncompete and Restrictive Covenant Agreement recites the entire amount simply as a lump sum which shall not be treated as a bonus for purposes of any benefit plans.

(5)	Includes $465,000 paid to Mr. Beck under the Retirement Agreement described on pp. 24-25 of this Proxy Statement to settle any claims for 2006 bonus and under the 2005 Long Term Performance Incentive Program, and as severance, plus a general release. The Retirement Agreement recites the entire amount simply as a lump sum which shall not be treated as a bonus for purposes of any benefit plans.

Stock Option Grant Table

The following table sets forth information with respect to options to purchase shares of Common Stock awarded during fiscal 2006 to the named executive officers pursuant to plans approved by the Company’s stockholders.

OPTION GRANTS IN FISCAL 2006(1)

	Individual Grants
	Number of	Percent of	Exercise
	Securities	Total Options	or Base
	Underlying	Granted to	Price Per		Grant Date
	Options	Employees in	Share	Expiration	Present
Name	Granted(#)	Fiscal Year	($/Sh)	Date	Value($)(2)

Philip C. Ackerman	100,000	31.55%	35.105	5/2016	666,990
David F. Smith	55,000	17.35%	35.105	5/2016	366,845
Dennis J. Seeley	0	0%	NA	NA	NA
James A. Beck	0	0%	NA	NA	NA
Ronald J. Tanski	36,000	11.36%	35.105	5/2016	240,116
John R. Pustulka	12,000	3.78%	35.105	5/2016	80,039
James D. Ramsdell	12,000	3.78%	35.105	5/2016	80,039

(1)	The options shown on this table were granted under the 1997 Award and Option Plan and will vest on May 10, 2007. Thereafter, they can be exercised any time prior to the expiration date if the holder remains with the Company. These options terminate upon termination of employment, except that upon termination of employment for any reason other than discharge for cause or voluntary resignation prior to age 60, the options may be exercised within five years after termination of employment, and options held by the Company’s Chief Executive Officer or a President of a principal subsidiary who retires at age 65 or later can be exercised until the end of their original term. Payment of the exercise price may be in cash or by tendering shares of Company Common Stock.

(2)	This column shows the hypothetical value of these options according to a Black-Scholes-Merton option pricing model. The assumptions used in this model for the options granted in fiscal 2006 were: quarterly dividend yield of .826%, an annual standard deviation (volatility) of 17.71% (calculation of volatility based on average high/low price), a risk-free rate of 5.101%, and an expected term before exercise of 7 years. Whether the assumptions used will prove accurate cannot be known at the date of grant. The model produces a value based on freely tradable securities, which the options are not. The holder can derive a benefit only to the extent the market value of Company Common Stock is higher than the exercise price at the date of actual exercise.

Stock Option Exercises And Fiscal Year-End Value Table

The following table sets forth as to each named executive officer information with respect to stock option and stock appreciation right (SAR) exercises during fiscal 2006 and the number and value of unexercised options and SARs at September 30, 2006. The named executive officers did not exercise any SARs in 2006, and in fact have no SARs.

AGGREGATED OPTION/SAR EXERCISES IN FISCAL 2006 AND OPTION/SAR VALUES
ON SEPTEMBER 30, 2006

	Number of
	Securities		Number of Securities
	Underlying		Underlying Unexercised		Value of Unexercised
	Options/SAR		Options at		In-the-money Options
	Exercised	Value Realized	Fiscal Year-End(#)		at Fiscal Year-End($)(2)
Name	(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Philip C. Ackerman	314,558	5,813,032	2,015,312	100,000	24,677,333	142,000
David F. Smith	95,660	1,242,758	330,000	55,000	3,453,075	78,100
Dennis J. Seeley(3)	98,422	1,211,939	311,578	0	3,517,893	0
James A. Beck(4)	372,656	4,099,950	0	0	0	0
Ronald J. Tanski	4,800	48,780	230,200	36,000	2,763,521	51,120
John R. Pustulka	20,000	353,775	205,000	12,000	2,496,341	17,040
James D. Ramsdell	10,236	141,017	205,196	12,000	2,554,208	17,040

(1)	Market value of stock at exercise less exercise price or base price.

(2)	Market value of stock at fiscal year-end less exercise price or base price.

(3)	Because Mr. Seeley retired after age 60 as the President of a principal subsidiary, his outstanding stock options remain exercisable for up to five years after his retirement.

(4)	Mr. Beck’s stock options would have terminated upon his retirement before age 60 unless they were extended, which would have triggered expenses to the Company. The Company did not extend Mr. Beck’s outstanding stock options beyond his retirement date of July 1, 2006, so he had to exercise in fiscal 2006 all the outstanding stock options he had accumulated over his 17 years of service to the Company.

Long-Term Incentive Plan Award Table

The following table sets forth information with respect to long-term incentive plan awards [made during fiscal 2006] to the named executive officers pursuant to the At Risk Program and the Performance Incentive Program.

LONG-TERM INCENTIVE PLANS — AWARDS IN FISCAL 2006

		Estimated Future Payouts Under
	Performance Period	Non-Stock Price-Based Plans
Name	Until Maturation	Threshold($)	Target($)	Maximum($)

Philip C. Ackerman(1)	2 years ended 9/30/06	0	825,000	1,650,000
Philip C. Ackerman(2)	3 years ended 9/30/08	0	650,000	1,300,000
David F. Smith(3)	2 years ended 9/30/06	0	322,969	645,938
David F. Smith(2)	3 years ended 9/30/08	0	375,000	750,000
Ronald J. Tanski(2)	3 years ended 9/30/08	0	250,000	500,000
John R. Pustulka(2)	3 years ended 9/30/08	0	85,000	170,000
James D. Ramsdell(2)	3 years ended 9/30/08	0	85,000	170,000

(1)	This line of the table describes the sole At Risk Program opportunity which was made to any executive officer in fiscal 2006 based in part on the rolling two-year average of earnings per share performance in fiscal 2005 and fiscal 2006. The actual amount awarded and paid for fiscal 2006 under the At Risk Program is shown in the Summary Compensation Table on page 18 in the LTIP Payouts column.

(2)	This line of the table describes the National Fuel Gas Company Performance Incentive Program under which awards were made to selected officers of the Company in fiscal year 2006. The amount paid will be based on a comparison of the Company’s “Total Return on Capital” (the average of the returns on capital for each fiscal year ended during the Performance Period) as compared to that of a group of peer companies established by the Compensation Committee.

(3)	This line of the table describes Mr. Smith’s bonus which was based in part on the rolling two-year average of earnings per share performance in fiscal 2005 and fiscal 2006. The actual amount awarded and paid for fiscal 2006 is shown in the Summary Compensation Table on page 18 in the LTIP Payouts column.

Report on Repricing of Options/SARs

The Company did not reprice any stock options or SARs in fiscal 2006.

Corporate Performance Graph

The following graph compares the yearly cumulative stockholder return on the Company’s Common Stock against the cumulative total return of the Standard & Poor’s 500 Composite Stock Price Index (“S&P 500”), and the S&P Midcap Multiutility Index for a period of five years commencing September 30, 2001, and ended September 30, 2006. The S&P Midcap Multiutility Index comprises the cumulative total returns of 11 diversified energy companies, including the Company.

1 Assumes $100 invested on September 30, 2001, and reinvesting of dividends

Source: Bloomberg

Employment Contracts and Termination of Employment and Change-in-
Control Agreements

Messrs. Ackerman, Smith, Tanski, Pustulka and Ramsdell entered into Employment Continuation and Noncompetition Agreements with the Company dated December 11, 1998 that are to become effective in the event of a defined change of control of the Company. (Messrs. Beck and Seeley also entered into such agreements but they terminated upon their retirement July 1, 2006 and February 1, 2006, respectively.)

These agreements preserve as a minimum, for the three years following such change of control, the annual salary levels and employee benefits as are then in effect for these executives and provide that, in the event of certain terminations of employment, these executives shall receive severance payments up to 1.99 times their respective annual base salaries and annual bonuses prior to termination. Unless an executive elects not to be bound by the Noncompetition part of the agreement, an additional payment of 1.00 times salary and annual bonus prior to termination will be made at the same time. In addition, executives shall receive either continuation of certain employee benefits for three years or the value of such benefits, specifically any “pension, retirement, deferred compensation, savings, medical, dental, health, disability, group life, accidental death and travel accident insurance plans and programs of the Company and its affiliated companies at a level that is commensurate with the Executive’s participation in such plans immediately prior to the Effective Date, or, if more favorable to the Executive, at the level made effective to the Executive or other similarly situated officers at any time thereafter.” The Company will comply in good faith with Section 409A of the Internal Revenue Code, which may require the three-year benefit continuation period be reduced to two years.

Mr. Smith entered into a retirement agreement with the Company on September 22, 2003. The agreement is intended to provide Mr. Smith with certain retirement benefits in the event of an actual or constructive termination without cause before March 1, 2011. In such a case, Mr. Smith would receive a retirement benefit based on the percentage of retirement benefits he would receive at March 1, 2011. However, Mr. Smith’s actual earnings and actual years of service at termination would be used in the calculation of his benefit based on the formulas in the Retirement Plan and the Executive Retirement Plan. In order to comply with Section 409A of the Internal Revenue Code, amendments to the agreement impose a required six-month waiting period before commencement of payments under the agreement and provide for the payment of such six-month benefits in a lump sum in the seventh month.

Also, in the event of certain types of termination of employment within two years after a defined change in control of the Company, the 1997 Award and Option Plan provides that (i) all of the terms and conditions in effect on any of the Participant’s outstanding awards would immediately lapse; (ii) all of the Participant’s outstanding awards would automatically become one hundred percent vested; and (iii) all of the Participant’s outstanding stock options, SARs and restricted stock would immediately vest and the options and SARs would be immediately cashed out on the basis of the Fair Market Value of the Common Stock on the Acceleration Date (as defined in the Plan). Such payments would be made as soon as possible, but no later than the 90th day following such event. The 1997 Plan also provides that in the event of a merger, consolidation, reorganization of the Company with another corporation, a reclassification of the Common Stock, a spin-off of a significant asset, or other changes in the capitalization of the Company, appropriate provisions will be made for the protection and continuation of outstanding awards by either (i) the substitution of appropriate stock or other securities, or (ii) by appropriate adjustments in the number of shares issuable pursuant to the Plan, the number of shares covered by outstanding Awards, the option price of outstanding stock options, and the exercise price of outstanding SARs, as deemed appropriate by the Compensation Committee.

On January 31, 2006, the Company and Mr. Seeley executed a Noncompete and Restrictive Covenant Agreement (the “Noncompete Agreement”). Mr. Seeley retired effective February 1, 2006 from his positions as Vice President of the Company and President of Distribution Corporation. Under the Noncompete Agreement, the Company paid Mr. Seeley a lump sum of $440,000 in February 2006. In consideration for the promise of such payment, Mr. Seeley agrees to hold in a fiduciary capacity all of the Company’s trade secrets and confidential and proprietary information in his possession, and he agrees not to use or disclose such trade secrets and information. Furthermore, during the period beginning February 1, 2006 and ending January 31, 2009, Mr. Seeley will not, without the prior written consent of the Company, engage in or be interested in (as owner, partner, shareholder, employee, director, agent, consultant or otherwise) any business which is a competitor of the Company. In addition, Mr. Seeley releases all claims he may have against the Company as of the date he executed the Noncompete Agreement regarding his employment and the termination of his employment, including but not limited to any claims for wages, bonuses or severance pay, and any claims based on his participation in the Company’s Performance Incentive Program.

The Company releases all claims it may have against Mr. Seeley as of the date he executed the Noncompete Agreement, except for claims for fraud or other intentional misconduct discovered after execution of the Noncompete Agreement. The Company will indemnify Mr. Seeley against all liabilities and expenses in connection with any proceeding in which he may become involved by reason of having been a director or officer of the Company or its subsidiaries. Mr. Seeley will not take any action with the intended purpose of interfering with, damaging or disrupting the assets or business operations or affairs of the Company or its subsidiaries or affiliates. Mr. Seeley will not, without the prior written consent of the Company, work for, consult with, advise or represent any business which is a customer of the Company, with respect to any matter or activity which would tend to reduce the quantity or price of services or commodities provided by the Company to that business.

On June 20, 2006, the Company, Seneca Resources Corporation, a wholly owned subsidiary of the Company (“Seneca”), and Mr. Beck executed a Retirement Agreement (the “Retirement Agreement”) and a Contract for Consulting Services (the “Consulting Contract”), after approval of the terms by the Company’s Board of Directors. The following two paragraphs describe the terms of the Retirement Agreement, and the next two paragraphs describe the terms of the Consulting Contract.

Mr. Beck resigned from all of his positions with Seneca and all other subsidiaries and affiliates of the Company effective July 1, 2006. Mr. Beck is entitled to certain accrued pension benefits under the National Fuel Gas Company Retirement Plan (the “Retirement Plan”) and to certain supplemental pension benefits under the National Fuel Gas Company Executive Retirement Plan (the “Executive Retirement Plan”). The Company paid Mr. Beck a lump sum of $465,000, less applicable taxes and withholding, on or about September 15, 2006. This payment did not constitute a bonus or other compensation for purposes of calculating benefits under the Retirement Plan or the Executive Retirement Plan. The Company will pay Mr. Beck’s tax advisor for reasonable assistance in the preparation and filing of his income tax returns for tax year 2006, up to a maximum of $8,000. In addition, from July 1, 2006 through June 30, 2009, family medical coverage under the Company’s Executive Medical Plan, Prescription Drug Plan and Dental Plan will be made available to Mr. Beck and his spouse at Mr. Beck’s expense at the same monthly cost as paid by an active Company executive during that time. Beginning July 1, 2009, family medical coverage under the Company’s non-executive medical and prescription drug plan will be made available to Mr. Beck and his spouse to the same extent, if any, and in the same form, if any, as is then being provided to non-executive supervisory employees of National Fuel Gas Distribution Corporation (“Distribution Corporation”), which conducts the Company’s utility operations. This coverage will be made available at Mr. Beck’s expense at the same monthly cost as paid by an active non-executive supervisory employee of Distribution Corporation.

Mr. Beck is entitled to various benefits accrued under the Company’s Deferred Compensation Plan, Tophat Plan, Employee Stock Ownership Plan, Tax-Deferred Savings Plan for Non-Union Employees, 1993 Award and Option Plan, and 1997 Award and Option Plan. Payments of benefits under these plans will be available or begin no earlier than the first day such payments can be made without triggering the additional taxes which would be required if such payments were to be deemed “deferred compensation” for purposes of Section 409A of the Internal Revenue Code. The 4,000 shares of restricted stock awarded to Mr. Beck on January 31, 2006 were modified to vest on July 1, 2006, an acceleration of about seven months. Mr. Beck waives all claims he might have under the Employment Continuation and Noncompetition Agreement, dated December 11, 1998, among Mr. Beck, the Company and Seneca. Mr. Beck also waives all claims he might have against the Company as of the date he executed the Retirement Agreement regarding his employment and the termination of his employment as a result of his retirement. Mr. Beck will not compete against the Company for a period of three years (from July 1, 2006 through June 30, 2009), and will not interfere with the Company’s operations or induce any employee or officer of the Company to leave the Company. Mr. Beck will not utilize, communicate or divulge any of the Company’s trade secrets or confidential and proprietary information.

Under the terms of the Consulting Contract, Mr. Beck will provide to the Company and its subsidiaries geological and geophysical consulting services, including consultation on well placement, well design and prospect evaluation, relating to offshore oil and gas exploration and production, as requested by Seneca or another subsidiary of the Company. Mr. Beck will provide consulting services as an independent contractor for a period of three years beginning July 1, 2006. The amount of consulting to be requested and performed by Mr. Beck will be no more than 1,000 hours in each consecutive twelve-month period beginning July 1, 2006, nor more than 100 hours in any calendar month. In the event Mr. Beck fails or refuses to perform consulting services as reasonably requested (including any failure because of death or disability), the Company may terminate the Consulting Contract upon 30 days’ notice to Mr. Beck. As consideration for his services, Seneca will pay Mr. Beck an annual fee of $200,000, payable in monthly increments of one-twelfth (1/12) of the annual fee. Seneca or another subsidiary of the Company may request that Mr. Beck provide onshore geological and geophysical consulting services. If Mr. Beck performs such services, he will be paid an additional fee of $200 per hour for each hour of requested onshore services performed. Mr. Beck may also perform certain consulting services for third parties, provided that he may not accept employment from, or provide services to, any party if that party could be construed to be in competition with the Company or one of its subsidiaries. In the event that Mr. Beck independently generates or acquires rights to sell or farm-out a prospect or a portion thereof, separate from his work under the Consulting Contract, Seneca has a first right of refusal to acquire all or a portion of the prospect or interest to be sold or farmed-out, on terms at least as favorable as those offered and/or sold to any third parties.

Seneca or another subsidiary of the Company will reimburse Mr. Beck’s out-of-pocket expenses incurred in connection with the performance of services under the Consulting Contract. Mr. Beck will not incur expenses in excess of $200 in any day without Seneca’s prior written approval. Mr. Beck agrees to keep all information gathered, developed or communicated to him by the Company or any of its agents, or acquired in connection with the work performed, strictly confidential. Any breach of the Consulting Contract will also be considered a breach of the Retirement Agreement.

Retirement Benefits

The following table shows annual 50% joint and survivor life annuity total benefits payable under the Retirement Plan plus the Executive Retirement Plan to eligible officers retiring at the normal retirement age of 65 with a spouse of the same age. Forms of benefit payment other than the 50% joint and survivor life annuity, or retirement at an age earlier than 65, would result in different annual benefits to eligible officers.

PENSION PLAN TABLE

	Estimated Annual Retirement Benefits
Remuneration	For Years Of Benefit Service Credited(1)(2)
(3)	20	25	30	35	40

$300,000	$97,812	$122,265	$146,718	$162,659	$178,600
560,000	187,242	234,052	280,863	311,785	342,707
820,000	276,672	345,840	415,008	460,911	506,813
1,080,000	366,102	457,628	549,153	610,036	670,920
1,340,000	455,532	569,415	683,298	759,162	835,026
1,600,000	544,962	681,203	817,444	908,288	999,133
1,860,000	634,393	792,991	951,589	1,057,414	1,163,239
2,120,000	723,823	904,778	1,085,734	1,206,540	1,327,346

(1)	The service credited for retirement benefit purposes to the officers named in the Summary Compensation Table, as of September 30, 2006 is as follows: Mr. Ackerman, 38 years, 2 months; Mr. Smith, 28 years, 2 months; Mr. Tanski, 27 years, 6 months, Mr. Pustulka, 32 years, 3 months; Mr. Ramsdell, 30 years, 3 months. For Mr. Seeley, the service credited for retirement benefit purposes as of February 1, 2006, his retirement date, was 40 years. For Mr. Beck, the service credited for retirement benefit purposes as of July 1, 2006, his retirement date, was 17 years.

(2)	Benefits described in this table reflect a partial offset for Social Security benefits.

(3)	Compensation covered for retirement benefit purposes differs from the amounts appearing in the three “annual compensation” columns of the Summary Compensation Table on page 18, because the retirement benefits are based on the average of the “annual cash compensation” (including At Risk Awards, other performance-related lump-sum compensation and certain restricted stock) payable for the 60 consecutive month period during the last ten years before retiring which produces the highest average. Accordingly, the current compensation covered by the plans (meaning the average “annual cash compensation” for the 60 months ending September 2006) for the above named executive officers was: Mr. Ackerman, $1,734,960; Mr. Smith, $759,597; Mr. Tanski, $415,378; Mr. Pustulka, $334,851; and Mr. Ramsdell, $331,851. The final average salary for both plans for Mr. Seeley was $749,938 and was $483,575 for Mr. Beck.

The officers named in the Summary Compensation Table are not participants in any other defined benefit or actuarial plan. They are participants in defined contribution plans which would normally pay out after retirement, namely (i) the Tax Deferred Savings Plan (a 401(k) plan); (ii) the Deferred Compensation Plan (under which those executives and other selected management employees previously deferred part of salary earned in previous years); (iii) the Tophat Plan; and (iv) the Employee Stock Ownership Plan. The Company’s fiscal 2006 contributions to those plans are itemized in footnote 3 to the Summary Compensation Table starting on page 18. The officers named in the Summary Compensation Table may also receive other post-retirement benefits (medical, prescription, life insurance) in the same manner as non-union retirees from the Company’s utility subsidiary who were hired before January 1, 2003. Such retirees currently pay the Company an amount equal to the required active employee contribution for medical and prescription benefits in effect on the date of retirement.

2.  APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

At the 2007 Annual Meeting, stockholders will be asked to approve the Audit Committee’s appointment of PricewaterhouseCoopers LLP, as the independent registered public accounting firm for the Company’s fiscal year ending September 30, 2007 (“fiscal 2007”). If approved by the stockholders, PricewaterhouseCoopers LLP will examine the financial statements of the Company and its subsidiaries and report upon the annual consolidated financial statements for fiscal 2007, as they did for fiscal 2006.

Representatives of that firm will not be attending this year’s Annual Meeting. Therefore, no representative will be available to answer questions or make a statement.

The affirmative vote of a majority of the votes cast with respect to the appointment of the independent registered public accounting firm by the holders of shares of Common Stock entitled to vote is required for the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm.

If the necessary votes are not received, or if PricewaterhouseCoopers LLP declines to accept or otherwise becomes incapable of accepting or exercising the appointment, or its services are otherwise discontinued, the Board of Directors will appoint another independent registered public accounting firm. Unless they are otherwise directed by the stockholders, the Proxies intend to vote for the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm.

The Board of Directors Recommends a Vote FOR this Appointment.

3.  APPROVAL OF THE ANNUAL AT RISK COMPENSATION
INCENTIVE PROGRAM

Since 1993, a key component of the Company’s executive compensation package has been the performance-based compensation paid in accordance with the Company’s Annual At Risk Compensation Incentive Program (“AARCIP”). The Company is now seeking the shareholder approval necessary to receive the maximum tax benefit of continuing to pay performance-based compensation under a revised AARCIP. Approval by the Company’s shareholders at least every five years is necessary for Company’s AARCIP payments to qualify as “performance-based compensation” for the Company’s income tax purposes, as described below.

Background

The Company’s AARCIP was established in 1993 and approved in various forms at the 1995, 2000 and 2002 Annual Meetings. Under the AARCIP, cash is payable to eligible employees based on the extent of attainment over a Performance Period of Performance Goals, all as specified and judged by the Compensation Committee in its discretion (“At Risk Awards”). The purposes of an At Risk Award are (i) to provide incentives to certain employees of the Company whose contributions are important to the continued success of the Company, and (ii) to enhance the Company’s ability to attract and retain highly qualified persons for the successful conduct of its businesses.

The Company is now asking for approval by the shareholders, at the 2007 Annual Meeting, of the AARCIP included in this Proxy Statement as Appendix E (the “At Risk Plan”). Under the At Risk Plan, cash would continue to be payable to executives based on the extent of attainment over a Performance Period of Performance Goals, all as specified and judged by the Compensation Committee in its discretion. The principal change from previous versions of the AARCIP is that At Risk Awards have previously been granted as one of the types of awards permitted under either the 1993 Award and Option Plan (which expired in 2003) or the 1997 Award and Option Plan (which was scheduled to expire in December 2006 but is proposed to be extended at the 2007 Annual Meeting). At previous Annual Meetings, the shareholders approved relatively brief Administrative Rules under one or the other of the Award and Option Plans, which automatically incorporated into the At Risk Awards a great many provisions applicable to all the types of awards made under those plans. To make the AARCIP a stand-alone plan, it has been necessary to add to the At Risk Plan document some of the definitions and other provisions that have been applicable to At Risk Awards since the inception of the program in 1993.

The Company could simply pay cash bonuses to its executives based on their performance, without having the bonus program approved by the shareholders. However, for the Company to receive the maximum tax benefit from compensation paid to its executives, shareholder approval of the At Risk Plan is necessary. Section 162(m) of the Internal Revenue Code limits the amount of individual compensation that may be deducted by an employer for tax purposes in any one fiscal year to $1 million per person. However, that section also creates an exception to the $1 million limit for compensation which constitutes “performance-based compensation”, paid as a result of the attainment of pre-established, objective performance criteria. Among other conditions, in order to be “performance-based compensation”, the material terms of a performance-based plan like the At Risk Plan (and the previous AARCIPs) must be approved by the Company’s shareholders (and reapproved at least every five years). Consequently, some future executive compensation may not be deductible by the Company unless the At Risk Plan is approved by shareholders at the 2007 Annual Meeting.

Therefore, in order to ensure that as much as possible of the Company’s future executive compensation will constitute “performance-based compensation,” and thus will be fully deductible to the Company on its federal income tax returns, shareholder approval of the At Risk Plan is being sought at this time. The Board of Directors of the Company has determined that approval of the At Risk Plan by the shareholders is in the best interests of the Company and the shareholders. The affirmative vote of a majority of the shares of Common Stock present and voting at the meeting is required for approval of the At Risk Plan.

Summary of the At Risk Plan

The following is a summary of the At Risk Plan. A copy of the At Risk Plan is included in this Proxy Statement as Appendix E. The following summary is qualified in its entirety by reference to Appendix E.

At Risk Awards

Under the At Risk Plan, At Risk Awards granted by the Committee entitle each recipient to a cash payment based upon the extent to which Performance Goals have been attained for a specified Performance Period. No Eligible Employee may receive more than one At Risk Award in any fiscal year. An At Risk Award may be granted singly, in combination or in the alternative with other Awards granted under other Company benefit plans.

Administration

The At Risk Plan provides for administration by the Compensation Committee of the Board, or such other committee designated by the Board (“Committee”). The Committee must consist of at least two members, each of whom is an “outside director” as defined by Section 162(m) of the Internal Revenue Code and the rules, regulations and interpretations promulgated thereunder as amended from time to time (“Code”).

The Committee has full authority to: interpret the At Risk Plan and Section 162(m) of the Code to the extent not addressed by regulation, proposed regulation or publicly available interpretation of the Internal Revenue Service; determine and select Eligible Employees to receive At Risk Awards; determine the terms and conditions of an At Risk Award, including the time of making the At Risk Award, the Performance Period, Performance Goals, and levels of At Risk Awards to be earned in relation to levels of achievement of the Performance Goals; determine whether At Risk Awards are to be granted singly, in combination or in the alternative with other Awards under other Company benefit plans; grant waivers of At Risk Plan terms and conditions, provided that such waivers are not inconsistent with Section 162(m) of the Code; and accelerate the vesting, exercise or payment of any At Risk Award or the Performance Period of an At Risk Award when such action would not cause compensation paid or payable under such At Risk Award to cease to be deductible by the Company for federal income tax purposes. The Committee will also have the authority to grant At Risk Awards in replacement of Awards previously granted under At Risk Plan or awards under any other executive compensation or stock option plan of the Company or a Subsidiary. Neither the Committee nor any delegate thereof has the authority to take any action under the At Risk Plan which would result in the imposition of an additional tax under section 409A of the Code on the Eligible Employee holding an At Risk Award granted hereunder.

Under the At Risk Plan, all determinations of the Committee will be made by a majority of its members, and its determinations will be final, binding and conclusive. The At Risk Plan authorizes the Committee, in its discretion, to delegate its authority and duties under the At Risk Plan with respect to At Risk Awards to the Company’s Chief Executive Officer or to other senior officers of the Company, but only to the extent, if any, permitted by Section 162(m) of the Code.

Eligibility for Participation

Eligible Employees are those employees of the Company or its Subsidiaries who are expected to constitute “covered employees” within the meaning of Section 162(m) of the Code, and any other Core Employee to whom an At Risk Award has been granted by the Committee. Presently, there are four Eligible Employees. An Eligible Employee who holds an outstanding At Risk Award is referred to as a Participant.

Effective Date

Upon approval of the At Risk Plan by the shareholders of the Company at the 2007 Annual Meeting, the At Risk Plan will become effective as of December 7, 2006.

Objective Performance Goals

The Performance Goals of the At Risk Plan are established with reference to earnings per share, subsidiary net income and customer service/other goals, and are established by the Committee for each Eligible Employee who receives an At Risk Award.

For example, for fiscal 2006, the Committee granted only one At Risk Award, pursuant to which Mr. Ackerman would have the opportunity to earn annual at risk incentive compensation equal to specified percentages of base salary, by achieving specific target Performance Goals constituting median and maximum performance. Mr. Ackerman, as Chief Executive Officer, received payment based upon attainment of specified levels of Company earnings per share (weighted as 55% of the formula), long-term strategy, succession planning and long-term incentive compensation goals (weighted as 10% of the formula), proved developed and undeveloped reserves goals (weighted as 25% of the formula) and customer service and safety goals (weighted as 10% of the formula).

Historically, the At Risk Awards made by the Company have typically been based on the recipient’s performance over a Performance Period of two fiscal years with respect to earnings per share. The At Risk Award payment to Mr. Ackerman for 2006 was based on a two-year Performance Period, and is shown in the Summary Compensation Table on page 18 in the column headed “LTIP Payouts.” When the Compensation Committee sets the Performance Goals for a specific At Risk Award, it also sets the Performance Period over which performance will be measured, which could be any time period permitted by Section 162(m) of the Internal Revenue Code.

The At Risk Plan provides that the maximum aggregate value of any At Risk Award to any Eligible Employee in any fiscal year will not exceed the lower of (i) twice that employee’s base salary for that fiscal year, or (ii) two million dollars.

Grant of At Risk Awards

The At Risk Plan provides that At Risk Awards may be made for each of the fiscal years of the Company commencing with fiscal 2007. The At Risk Awards for a fiscal year may be made only within the time allowed under Section 162(m) of the Code.

Payment of At Risk Awards

Under the At Risk Plan, each At Risk Award granted to an Eligible Employee will entitle such Eligible Employee to receive a cash payment based on the extent to which the Performance Goals for a particular

Performance Period are attained, as specified by the Committee in the Award Notice and certified in writing by the Committee (for example, in approved Committee minutes). Cash payment will be made promptly after such certification.

Termination of Employment, Retirement, or Death of Participant

The At Risk Plan provides that if an Eligible Employee’s employment with the Company or Subsidiary terminates for a reason other than death, disability, retirement, or any other approved reason, all unearned or unpaid At Risk Awards will be canceled or forfeited, unless otherwise provided in the Award Notice or the At Risk Plan.

The Rules provide that if the Eligible Employee became disabled, retired or was terminated for an approved reason during a Performance Period, his participation would continue to the end of the Performance Period, and he would be paid a percentage of the amount earned proportionate to his period of active service during that Performance Period.

If the Eligible Employee died during a Performance Period, the designated beneficiary or estate would be paid an amount proportionate to the period of active service during the Performance Period, based upon the maximum Award amount.

Amendments to At Risk Awards

The At Risk Plan provides that the Committee may at any time unilaterally amend any unearned or unpaid At Risk Award, including At Risk Awards earned but not yet paid, to the extent it deems appropriate. However, any such amendment which is adverse to the Eligible Employee requires the Eligible Employee’s consent. The Committee has no authority to make any amendment which would cause compensation paid or payable under the At Risk Award to cease to be deductible by the Company for federal income tax purposes.

Amendments to At Risk Plan

Subject to the shareholder approval requirements of Section 162(m), the Committee may, from time to time, amend the At Risk Plan in any manner.

Change in Control and Change in Ownership

The At Risk Plan defines a “Change in Control” as occurring when (i) a “person” becomes the beneficial owner of 20% or more of voting control of the Company, (ii) the shareholders approve either a merger that substantially changes the shareholders’ proportionate ownership of the surviving company or a transfer of substantially all of the Company’s assets, or (iii) members of the “incumbent board” (including directors approved by at least 3/4 of the incumbent board) cease to constitute a majority of the Board. The At Risk Plan also defines a “Change in Ownership” as a change which results directly or indirectly in the Company’s Common Share ceasing to be actively traded on a national securities exchange or the National Association of Securities Dealers Automated Quotation System.

If an Eligible Employee holding an At Risk Award is eligible for treatment under the Change in Control and Change in Ownership provisions of the At Risk Plan, paragraph 8 of the At Risk Plan determines the manner in which such At Risk Award will be paid to him. For purposes of making such payment, each “current Performance Period,” which is a Performance Period that has commenced but has not yet ended, will be treated as terminating upon the Acceleration Date, and for each such “current Performance Period” and each “completed Performance Period,” which is a Performance Period which has ended but for which the Committee has not, on the Acceleration Date, made a determination as to whether and to what degree the Performance Goals for such period have been attained, it will be assumed that the Performance Goals have been attained at a level of 100% of each target or the equivalent thereof. If the Eligible Employee is participating in one or more “current Performance Periods,” he will be considered to have earned and, therefore, to be entitled to receive, a prorated portion of the At Risk Awards previously granted to him for each such Performance Period. Such prorated portion will be determined by multiplying 100% of the At Risk Award to the Eligible Employee by a fraction, the numerator of which is the total number of whole and partial years, with each partial year being treated as a whole year, that have elapsed since the beginning of the Performance Period, and the denominator of which is the total number of years in such Performance Period. An Eligible Employee in one or more “completed Performance Periods” will be considered to have earned and, therefore, to be entitled to receive, 100% of the At Risk Awards previously granted to him during each Performance Period.

Noncompetition

Unless the Award Notice specifies otherwise, a Participant shall forfeit all unearned, and/or unpaid At Risk Awards, including At Risk Awards earned but not yet paid, and all interest, if any, accrued on the foregoing if, in the opinion of the Committee, the Participant, (i) without the written consent of the Company, engages in any manner in any business or activity competitive with the business conducted by the Company or any Subsidiary; or (ii) performs any act or engages in any activity which is inimical to the best interests of the Company.

Nonassignability

No Award under the At Risk Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution or pursuant to a domestic relations court order), assignment, pledge, or encumbrance. Following a permitted transfer, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and except as provided in the next sentence, the term “Participant” shall be deemed to refer to the transferee. The events of termination of employment of paragraph 5 shall continue to be applied with reference to the original Participant and following the termination of employment of the original Participant, the transferred Award shall be payable to the transferee only to the extent, and for the periods specified in paragraph 5, that the original Participant could have received payment of such Award. Except as expressly permitted by the At Risk Plan, an Award is payable during the Participant’s lifetime only to him.

No Right to Continued Employment or Grants

Participation in the At Risk Plan does not give any Participant any right to remain in the employ of the Company or any Subsidiary. The Company or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate any Participant at any time. Further, the adoption of the At Risk Plan does not give any person any right to be selected as a Participant or to be granted an At Risk Award.

No Right, Title or Interest in Company Assets

To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

Savings Provision

The At Risk Plan is intended to comply with all the applicable conditions of Section 162(m) of the Code, so that compensation paid or payable as an At Risk Award will constitute qualified “performance-based compensation.” To the extent any provision of the At Risk Plan or any action by the Committee fails to comply, such provision or action will be deemed null and void, to the extent permitted by law.

New Plan Benefits Table

For each of the named executive officers and the various indicated groups, the following table shows the amount of performance-based compensation paid under the AARCIP in 2006 for the 2005-2006 performance period (Payments in 2007 for 2006-2007 performance are not yet determinable).

NEW PLAN BENEFITS

		Maximum
	AARCIP	AARCIP
	Performance-	Performance-
	Based	Based
	Compensation	Compensation
Name and Position	Paid for 2006(1)	Possible for 2006(2)

Philip C. Ackerman	$783,750	$1,650,000
Chief Executive Officer
David F. Smith	$0	$0
President and Chief Operating Officer
Ronald J. Tanski	$0	$0
Treasurer and Principal Financial Officer
James A. Beck	$0	$0
President of Seneca Resources Corporation until 7/1/06
Dennis J. Seeley	$0	$0
President of National Fuel Gas Distribution Corporation until 2/1/06
James D. Ramsdell	$0	$0
Senior Vice President of National Fuel Gas Distribution Corporation
John R. Pustulka	$0	$0
Senior Vice President of National Fuel Gas Supply Corporation
All current executive officers as a group (9 persons)	$783,750	$1,650,000
All non-employee directors as a group (8 persons) as of December 31, 2006	$0	$0
All other employees, including all current officers who are not executive officers, as a group	$0	$0

(1)	At Risk Awards under the AARCIP represent cash payments actually made in 2006 for the 2005-2006 Performance Period. Payments for the 2006-2007 Performance Period under the AARCIP are not yet determinable.

(2)	The maximum At Risk Award Payment which could have been made under the Amended AARCIP to all persons who received At Risk Awards based on the 2005-2006 Performance Period, if the Amended AARCIP had been in effect.

The Board of Directors recommends a vote FOR this proposal

4.  AMENDMENTS TO THE COMPANY’S 1997 AWARD AND OPTION PLAN

We are seeking your approval of amendments to our 1997 Award and Option Plan (the “1997 Plan”) (1) to extend the term of the 1997 Plan until March 31, 2012, (2) to increase the number of shares available to be issued under the 1997 Plan by one million shares, (3) to permit the Compensation Committee to grant stock appreciation rights settleable in stock to all eligible employees, (4) to require generally a minimum three-year period between the grant date and the vesting of any new awards of stock options and stock appreciation rights that are to become vested without regard to the achievement of specified performance criteria, (5) to provide for the granting of performance-based stock options and stock appreciation rights, (6) to no longer “recycle” — that is, make available for future grants — certain shares that are surrendered to the Company in connection with the exercise or vesting of awards.

Reasons for and Summary of the Proposed Amendments

The 1997 Plan, which authorizes for issuance an aggregate of 12,509,100 shares, was initially scheduled to expire December 12, 2006. The Board amended the 1997 Plan to extend its term through February 15, 2007, the date of our scheduled annual meeting of shareholders (and through any adjournment of that meeting), so that we could seek your approval of an approximately five-year extension of the term of the 1997 Plan. We are asking for an extension to March 31, 2012 so that the extended term would be expected to expire just after the annual shareholders meeting in 2012. While the Board extended the 1997 Plan for about two months to enable you to act on our request for a significant extension, no awards were permitted to be granted after December 12, 2006. Thus, the rights of the approximately 100 management employees and retirees who hold outstanding stock options or restricted stock have not been enhanced by this interim extension.

In connection with this extension we are also seeking your approval to make available for additional awards under the 1997 Plan one million additional shares, of which no more than 250,000 shares can be issued as restricted stock.

We are asking for this extension and the additional shares authorization because we strongly believe that a significant part of management compensation should be in the form of equity awards that directly align the interests of key executives and other key management employees with the interests of the Company’s shareholders in growing the market value of the Common Stock. Equity awards are especially important with respect to the leadership of the Company’s oil and gas exploration and production business segment, which operates in an environment where larger equity awards are necessary to attract and retain key management employees than is customary with the regulated pipeline and utility industries. The consideration to be received by the Company for future grants of options or stock appreciation rights is the services of the officers and employees who will receive those grants.

We also strongly believe in tying a significant part of management compensation to performance, and equity awards help to achieve that objective. Moreover, the proposed amendments contemplate that future awards of stock options and stock appreciation rights will generally have their vesting and exercisability linked to the achievement of specified performance objectives. These performance-based awards will generally not vest or become exercisable until the objective performance goal or goals specified in the Award Notice have been achieved. The proposed amendments contain a list of various objective performance measures for the Compensation Committee to choose from in setting the performance criteria that would be applicable to these future awards. The Committee will still have the power to grant stock options and stock appreciation rights that are not performance based, but intends to use that authority in limited circumstances.

In seeking your approval of these amendments, we have been cognizant that such programs should not excessively dilute the Common Stock by issuing too many additional shares. We have carefully considered how best to reconcile these conflicting concerns, and believe these amendments reflect a proper balance, with the objective of utilizing most efficiently the shares authorized by the shareholders. An important factor in our analysis is the large number of stock options that will either be exercised or will expire during each of the next five calendar years:

Calendar Year	2007	2008	2009	2010	2011
Options Scheduled to Expire (calculated as of 12/18/06)	1,028,821	1,045,340	52,600	3,275,703	708,786

These option expirations will more than counterbalance the dilutive effect of our proposed addition of one million shares to the pool of shares available to be issued under the 1997 Plan.

Other proposed amendments are intended to make the best possible use of the pool of shares available to be issued under the 1997 Plan. One proposed amendment requires that, to the extent that any such award would become exercisable without regard to any performance criteria, a minimum of three years of additional service would be required for a Participant to realize the value of that Award. This change is intended to assure that Awards will serve as a long-term incentive rather than a source of quick cash.

The proposed amendments that will allow us to issue stock appreciation rights settled in stock will help us to use the available pool of shares most efficiently in light of recent changes to the accounting rules applicable to equity-based compensation. In 2006, changes in the financial accounting rules applicable to equity-based compensation awards took effect that treat stock options and stock appreciation rights settled in stock on exactly the same basis. Previously, stock options granted without a discount in the applicable exercise price could be awarded without any financial accounting charge. But stock appreciation rights, whether settled in cash or stock, were treated as variable awards, resulting in the periodic recognition of financial accounting charges that reflected any increases in the value of our stock from the date of grant. So, if the award worked to achieve its objective — to increase the value of our stock — the Company suffered an adverse financial accounting charge as compared to an economically identical grant of a stock option. Shareholders may recall that, because of the adverse accounting treatment associated with stock appreciation rights, the Company called a special shareholders meeting in 2001 to eliminate future grants of such rights and to receive approval to convert outstanding stock appreciation rights into non-qualified stock options. The presently proposed amendments would reinstate the Committee’s ability to grant stock appreciation rights, except that the difference between the fair market value of our Common Stock at the date of exercise of the rights and the fair market value of the Common Stock at the date of grant will be distributed in shares of Common Stock, rather than in cash.

Because of the difference in accounting treatment between stock options and stock appreciation rights, a technique was developed in the marketplace that enabled employees to receive cash from a stock option on a basis substantially comparable to a cash-settled stock appreciation right. This technique — commonly referred to as a “cashless exercise” or “same day sale” — combined the exercise of a stock option with an immediate market sale of the underlying stock, resulting in the employee receiving the same net cash benefit. Under this technique, however, the employer granting the option was required to issue the full number of shares subject to the option. Thus, to provide the same net benefit of a stock appreciation right required that the Company incur the dilution related to the entire stock option award. In other words, when an employee does a cashless exercise of 1000 options, the Company issues 1000 shares of stock, even though the net benefit to the employee may equal the value of only a few hundred shares.

With the change in accounting treatment to equate stock options and stock settled stock appreciation rights, there is no financial accounting advantage to using stock options and issuing the greater number of shares. Accordingly, our intention, on a going-forward basis, is to utilize stock settled stock appreciation rights instead of granting new stock options, so we are requesting approval to authorize such awards on the terms and conditions set forth below. However, for purposes of determining the number of shares that may be subject to Awards granted under the 1997 Plan, we will still count the aggregate number of stock appreciation rights awarded — and not just the net number of shares issued. Thus, the “dilution savings” of using stock appreciation rights will run directly to the benefit of shareholders.

Our proposed changes to the 1997 Plan’s share counting rules are intended to eliminate some provisions that have been in our stock option plans for many years, and that have commonly been used in competitive practices, which are now called “recycling” and opposed by some corporate governance commentators. Under the 1997 Plan and most stock option plans, a Participant can pay the option exercise price or his minimum tax withholding by using shares of Company common stock, and the Company would cancel those shares of stock. Before the currently proposed amendments, the surrendered or canceled shares would be added back to the shares available for issuance under the 1997 Plan. Similarly, if any shares subject to any such Award had been otherwise settled for a payment in cash, the corresponding shares would again have become available for grant under the 1997 Plan. Making these shares available to be granted as new Awards did not increase the dilution of the outstanding stock, because each share added back into the 1997 Plan was matched by an actual share that was actually cancelled. Nevertheless, this “recycling” process has come under criticism by some, and we are responding by eliminating the practice with respect to shares that are cancelled because they are used to pay the exercise price or taxes.

We have also amended the 1997 Plan to eliminate the authority to grant dividend equivalents in respect of stock options. We have never used this authority with respect to any of the options granted under the 1997 Plan, and believe that doing so would not further the objectives of the 1997 Plan.

On December 7, 2006, the Board of Directors adopted the amendments to the 1997 Plan summarized above subject to approval by the common stockholders at this meeting. The affirmative vote of a majority of the votes cast with respect to this proposal by the holders of shares of Common Stock entitled to vote is required for the adoption of the proposal. A copy of the 1997 Plan, as proposed to be amended, is attached to and incorporated into this Proxy Statement as Appendix F.

The principal terms of the 1997 Plan are summarized below.

Administration

The 1997 Plan provides for administration by the Compensation Committee of the Board or another committee designated by the Board (“Committee”). The Committee is composed entirely of “Disinterested Board Members” who are not present or former employees or officers of the Company. No member of the Committee is eligible to be selected to participate in the 1997 Plan. Among the powers granted to the Committee are the authority to interpret the 1997 Plan, establish administrative rules, regulations and procedures, select core employees of the Company and its subsidiaries to receive awards, determine the form and amount and other terms and conditions of an award, grant waivers of 1997 Plan terms and conditions, accelerate the vesting, exercise or payment of an award and take all action it deems advisable for the proper administration of the 1997 Plan. The 1997 Plan authorizes the Committee to delegate its authority and duties under those Plans, in certain circumstances, to the Chief Executive Officer and other senior officers of the Company. Under the amended 1997 Plan, the Committee will no longer have the authority to grant replacement or repriced awards except in the limited circumstances described below under the heading Adjustment of Shares Available.

Eligibility for Participation

All Core Employees and Key Employees (management employees selected by the Committee) of the Company or any of its 80%-or-more owned subsidiaries are eligible to be selected to participate in the 1997 Plan. The selection of Participants from among core management employees is within the discretion of the Committee. Under the 1997 Plan, “Key Management Employees” (select highly compensated employees) are the only people eligible to receive restricted stock.

Amendment of Plan

The Board may suspend or terminate the 1997 Plan at any time, and may also amend the 1997 Plan at any time, but any such amendment may be subject to stockholder approval (i) at the discretion of the Board; and (ii) to the extent stockholder approval may be required by law or under the applicable requirements of any exchange on which the stock is listed to trade.

Shares Available for Grant

As amended, the 1997 Plan authorizes the Committee to grant awards through March 31, 2012. Subject to equitable adjustment, 13,509,100 shares of Common Stock of the Company would be authorized for issuance under the 1997 Plan after the 2007 Annual Meeting if the shareholders approve the proposed amendments. This is an increase of one million shares over what the shareholders have authorized before the 2007 Annual Meeting. The total number of authorized shares reflects the 3,800,000 shares originally authorized for issuance under the 1997 Plan, as adjusted to reflect a stock split in 2001, and an amendment to the 1997 Plan to authorize 4,909,100 additional shares approved by shareholders in 2001.

Of the authorized shares, only 250,000 may be used for Awards of restricted stock on or after February 15, 2007. The remaining authorized shares may be used only in connection with grants of stock option and stock appreciation rights. As of December 18, 2006, there were outstanding unexercised 1997 Plan option awards in respect of 8,931,670 shares, and 156,373 shares were available for issuance in respect of additional awards. As of December 18, 2006, the fair market value of a share of our common stock, determined based on the average of the high and low prices of the stock on that day, was $39.89.

Before the 2007 Annual Meeting when a stock option was exercised using previously owned shares, or the applicable tax withholding was effected using shares that are issuable in respect of such award, the surrendered or withheld shares were added back to the shares available for issuance under the 1997 Plan. Similarly, if any shares subject to any such prior award were settled for a payment in cash, the corresponding shares would again have become available for grant under the 1997 Plan. Following approval of the proposed amendments at the 2007 Annual Meeting, shares used to exercise options or to satisfy tax withholding obligation, or related to awards settled in cash or for other consideration will no longer become available for grants under the 1997 Plan. However, any shares that relate to Awards that lapse, expire or are forfeited for any other reason will again be available for grants under the 1997 Plan.

No participant in the 1997 Plan may receive awards covering more than 600,000 shares of Common Stock of the Company in any fiscal year. This maximum limit is subject to equitable adjustment in the event of a stock split, stock dividend, merger, reorganization or other transaction affecting our capital stock.

Type of Awards

The 1997 Plan provides for the grant of any or all of the following types of awards: (1) stock options, including incentive stock options; (2) stock appreciation rights (“SARs”); and (3) restricted shares of our common stock. Such awards may be granted singly or in combination, as determined by the Committee.

Stock Options

Under the 1997 Plan, the Committee may grant awards to Key Employees or Core Employees in the form of stock options to purchase shares of the Company’s Common Stock. Stock options granted under the 1997 Plan after February 15, 2007 will be non-qualified stock options. Unless the award notice provides otherwise, each option shall be exercisable in whole or in part. The Committee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option’s exercise, and the exercise price per share of Common Stock subject to the option. In no event, however, may the exercise price of a stock option be less than the fair market value of the Company’s Common Stock on the date of the stock option’s grant. Unless the award notice provides a shorter period, each non-qualified stock option shall expire on the day after the tenth anniversary of the grant. In no event shall a non-qualified stock option be exercisable later than the exercise period set forth in the award notice. Unless the award notice provides otherwise, any non-qualified stock option which has not previously expired shall terminate upon termination of the Participant’s employment with the Company by either (i) voluntary resignation before his or her 60th birthday, or (ii) discharge for cause. A Participant who resigns on or after his or her 60th birthday (a “Retiree”) may exercise all or part of the Retiree’s non-qualified stock options as described in this paragraph. A Retiree may exercise any non-qualified stock option which the Retiree was entitled to exercise on the date the Retiree’s employment terminates, and may also exercise any non-qualified stock option which the Retiree subsequently becomes eligible to exercise. A Retiree may exercise non-qualified stock options no later than the fifth anniversary of the Retiree’s resignation, or such later date as the Committee, in its sole discretion, deems appropriate (the “Post-Termination Exercise Period”). A Participant whose employment is terminated not for cause is treated the same as a Retiree for the purposes described in this paragraph. Notwithstanding the foregoing, if the Committee determines that a Participant is employed by an employer or engaged in a business that competes with the business of the Company, or otherwise engages in activity which in the Committee’s opinion is inimical to the best interests of the Company, the Participant shall thereafter lose his or her rights to exercise any non-qualified stock options.

Upon the death of a Participant while employed with the Company or within the Post-Termination Exercise Period, the Participant’s estate or the person to whom the Participant’s rights under the non-qualified stock option are transferred by will or the laws of descent and distribution may, within five years after the date of the Participant’s death while employed, or within the Post-Termination Exercise Period, exercise all or part of the non-qualified stock option which the Participant was entitled to exercise on the date of death.

With some exceptions described below, each non-qualified option issued on or after February 15, 2007 shall first become exercisable on the third anniversary of its date of grant, or if earlier (i) on the date of the Participant’s death occurring after the date of grant; (ii) six months after the date of grant, if the Participant is a Retiree who retired after the date of grant, and before such six months; or (iii) on the date of a Retiree’s retirement and at least six months after the date of grant. The exceptions are that, if an Award Notice so provides, stock options may become exercisable on an earlier date if awarded on or after February 15, 2007 (i) in connection with a merger or acquisition to a Participant who joins the Company or a Subsidiary as the result of a merger or acquisition, or (ii) to a Participant as part of his initial inducement to join the Company or a Subsidiary. Similarly, the minimum three year service requirement would not apply in the event of a change of control, or in the event that performance criteria related to the exercise of any stock options are satisfied at an earlier point in time. Subject to the exceptions described earlier in this paragraph, unless the Award Notice provides otherwise, stock options issued on or after February 15, 2007 shall be exercisable only upon attainment (as determined by the Committee or its delegate) of performance goals during performance periods established by the Committee. The performance goals would selected by the Committee from one or more of the performance criteria discussed below under the heading “Performance Criteria.” Upon exercise of a stock option the exercise price may, at the discretion of the Committee, be paid by a Participant in cash, shares of Common Stock, shares of restricted stock, a combination thereof, or such other consideration as the Committee may deem appropriate. The 1997 Plan also allows options to be exercised using the so-called “cashless exercise” of options by payment of the exercise price from the sale proceeds of a portion of the shares otherwise receivable upon exercise of the option.

No stock option issued under the 1997 Plan can be repriced by reducing the exercise price after the options are granted, except in the limited circumstances described below under the heading Adjustment of Shares Available.

Stock Appreciation Rights

A SAR is a right to receive payment in shares of Common Stock equal to the appreciation in fair market value of a stated number of shares of Common Stock from the SAR’s exercise price to the fair market value on the date of its exercise. SARs may not be repriced by decreasing the SAR’s exercise price after the award date, except in the limited circumstances described below under the heading Adjustment of Shares Available. The 1997 Plan authorizes the Committee to grant SARs to Key Management Employees or Core Employees.

With some exceptions described below, each SAR issued on or after February 15, 2007 shall first become exercisable on the third anniversary of its date of grant, or if earlier (i) on the date of the Participant’s death occurring after the date of grant; (ii) six months after the date of grant, if the Participant is a Retiree who retired after the date of grant, and before such six months; or (iii) on the date of a Retiree’s retirement and at least six months after the date of grant. The exceptions are that, if an Award Notice so provides, SARs may become exercisable on an earlier date if awarded on or after February 15, 2007 (i) in connection with a merger or acquisition to a Participant who joins the Company or a Subsidiary as the result of a merger or acquisition, or (ii) to a Participant as part of his initial inducement to join the Company or a Subsidiary. Similarly, the minimum three year service requirement would not apply in the event of a change of control, or in the event that performance criteria related to the exercise of any SARs are satisfied at an earlier point in time. Subject to the exceptions described earlier in this paragraph, unless the Award Notice provides otherwise, SARs issued on or after February 15, 2007 shall be exercisable only upon attainment (as determined by the Committee or its delegate) of performance goals during performance periods established by the Committee. The performance goals would selected by the Committee from one or more of the performance criteria discussed below under the heading “Performance Criteria.” The Committee would determine the number of shares subject to the SAR, the manner and time of the SAR may be exercised, and the exercise price of the SAR. However, the exercise price of a SAR will in no event be less than the fair market value of the Common Stock on the date of the grant of the SAR. Unless the Award Notice provides a shorter period, each SAR shall expire ten years and one day after its date of grant.

Restricted Stock Awards

The 1997 Plan authorizes the Committee to grant awards to Key Management Employees in the form of restricted shares of Common Stock, and Common Stock units. Such awards will be subject to such terms and conditions as the Committee deems appropriate, including restrictions on transferability and continued employment. Unless the Award Notice provides otherwise, any restricted stock issued after February 16, 2007 shall be conditioned upon attainment (as determined by the Committee) of performance goals established pursuant to one or more of performance criteria discussed below under the heading “Performance Criteria.” During any restricted period, the Committee may grant to the Participant all or any rights of a stockholder with respect to such shares, including the rights to vote and to receive dividends. No more than 100,000 restricted shares can be issued from the 1997 Plan in a fiscal year. The 1997 Plan gives the Committee the discretion to accelerate the delivery of shares of such awards.

Performance Criteria

The performance measure(s) to be used for purposes of stock options, SARs and restricted stock issued after February 15, 2007 shall include one or more measures chosen from among the following, as applied to the Company or to any Subsidiary or combination of Subsidiaries: (a) earnings per share; (b) net income (before or after taxes); (c) return measures (including, but not limited to, return on assets, equity or sales); (d) cash flow return on investments which equals net cash flows divided by owners equity; (e) earnings before or after taxes, depreciation and/or amortization; (f) gross revenues; (g) operating income (before or after taxes); (h) total shareholder return; (i) corporate performance indicators (indices based on the level of certain expenses, certain objectively measurable operational events or certain services provided to customers); (j) cash generation, profit and/or revenue targets; (k) growth measures, including revenue growth, reserve growth or reserve replacement, as compared to a peer group or other benchmark; and/or (l) share price (including, but not limited to, growth measures and total shareholder return). In setting performance goals using these performance measures, the Committee may exclude the effect of changes in accounting standards and non-recurring unusual events specified by the Committee, such as write-offs, capital gains and losses, and acquisitions and dispositions of businesses.

Other Terms of Awards

If an award is granted in the form of restricted stock, the Committee may include as part of such award an entitlement to receive dividends or dividend equivalents. Dividends or dividend equivalents which are not currently paid may, in the Committee’s discretion, accrue interest, be reinvested in additional shares of Common Stock, or be credited as additional performance shares and paid to the Participant if and when, and to the extent that, payment is made pursuant to such award.

The 1997 Plan provides for the forfeiture of awards in the event of termination of employment for a reason other than death, disability, retirement, or any approved reason, unless the award provides otherwise. The 1997 Plan authorizes the Committee to promulgate administrative guidelines for the purpose of determining what treatment will be afforded to a Participant under the 1997 Plan in the event of his or her death, disability, retirement, or termination of employment for an approved reason. Forfeiture is also required if, in the opinion of the Committee, the Participant competes with the Company without its written consent, or if he or she acts in a manner inimical to the Company’s best interests.

Upon grant of any award, the Committee may, by way of an award notice or otherwise, establish such other items and conditions governing the grant of such award as are not inconsistent with the 1997 Plan. The Committee may unilaterally amend any award if such amendment is not adverse to the Participant. The Company may deduct from any payment under the 1997 Plan the amount of any applicable income and employment taxes, or may require the Participant to pay such taxes as a condition to making such payment. A Participant may pay the amount of such taxes required to be withheld from any award, in whole or in part, by requesting that the Company withhold from any payment of Common Stock due as a result of such award, or by delivering to the Company, shares of Common Stock with a fair market value less than or equal to the amount of the applicable withholding taxes. For this purpose, the shares to be withheld shall be valued at the fair market value on the date the award is exercised or, in the case of restricted stock, vests.

Nonassignability

All awards under the 1997 Plan may not be transferred (except by will or the laws of descent and distribution or pursuant to an appropriate court order), and during a Participant’s lifetime may be exercised only by the Participant except that, unless the Committee specifies otherwise, all awards of nonqualified stock options or SARs will be transferable, subject to all the terms and conditions to which such nonqualified stock options or SARs are otherwise subject, to (i) members of a Participant’s immediate family as defined in Rule 16a-1 of the Exchange Act or any successor rule or regulation, (ii) trusts for the exclusive benefit of the Participant or such immediate family members or (iii) entities which are wholly-owned by the Participant or such immediate family members, provided that (a) there is no consideration for such transfer and (b) subsequent transfers of transferred options are prohibited (except by will or the laws of descent and distribution). Following transfer, any such options continue to be subject to the same terms and conditions as were applicable immediately prior to transfer and, except for events related to the termination of employment of the Participant, the term “Participant” will refer to the transferee.

Change in Control/Change in Ownership

In the event of a Change in Control (as defined below), a Participant whose employment is terminated within two years of the date of such event for a reason other than death, disability, Cause (as defined in the 1997 Plan), voluntary resignation other than for Good Reason (as defined below) or retirement, would be entitled to the following treatment under the 1997 Plan; (i) all of the terms and conditions in effect on any of the Participant’s outstanding awards would immediately lapse; (ii) all of the Participant’s outstanding awards would automatically become one hundred percent vested; and (iii) all of the Participant’s outstanding stock options, SARs and restricted stock would immediately vest and the options and SARs would be immediately cashed out on the basis of the Fair Market Value of the Common Stock on the Acceleration Date (as defined in the Plan). Such payments would be made as soon as possible, but no later than the 90th day following such event.

For purposes of the 1997 Plan, a Change in Control shall occur whenever:

(i) any person, other than the Company, one of our subsidiaries, or any employee benefit plan or plans sponsored by the Company or any such subsidiary, is or has become the beneficial owner of twenty percent (20%) or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote at the election of directors,

(ii) our stockholders approve

(a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of stock of the Company would be converted into cash, securities or other property, other than a consolidation or merger of the Company in which the common stockholders of the Company immediately prior to the consolidation or merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger as immediately before,

(b) any consolidation or merger in which the Company is the continuing or surviving corporation but in which the common stockholders of the Company immediately prior to the consolidation or merger do not hold at least a majority of the outstanding common stock of the continuing or surviving corporation (except where such holders of Common Stock hold at least a majority of the common stock of the corporation which owns all of the Common Stock of the Company), or

(c) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or

(iii) individuals who constituted the Board on January 1, 1997 (the “Incumbent Board”) have ceased for any reason to constitute at least a majority thereof, provided that any person who has become a director subsequent to January 1, 1997 or who hereafter becomes a director and whose election, or nomination for election, was approved by a vote of at least three-quarters ( 3/4) of the directors comprising the Incumbent Board shall be considered as though such person were a member of the Incumbent Board.

A participant in the 1997 Plan shall have “Good Reason” to terminate employment if he or she shall make a good faith determination that there has been any (i) material change in the participant’s functions, duties or responsibilities which change could significantly impair the participant’s position with the Company; (ii) assignment or reassignment of the participant, without his or her consent, to another place of employment more than 30 miles from the participant’s prior place of employment, or (iii) reduction in the participant’s total compensation or benefits or any component thereof.

The 1997 Plan also provides that upon a Change in Ownership (as defined in the 1997 Plan), all Participants, regardless of whether their employment is terminated, would automatically receive the same treatment afforded to a terminated Participant under the Plan in the event of a Change in Control. The 1997 Plan defines a Change in Ownership as a change which results in the Company’s Common Stock ceasing to be actively traded on the New York Stock Exchange, another national stock exchange or the National Association of Securities Dealers Automated Quotation System.

Adjustment of Shares Available

In the event of changes in the Common Stock by reason of a Common Stock dividend, stock split, reverse stock split or other combination, appropriate adjustment will be made by the Committee in the aggregate number of shares of Common Stock available under the 1997 Plan, the number of shares of Common Stock with respect to which awards may be granted to any Participant in any fiscal year, and the number of shares of Common Stock, SARs, performance shares, Common Stock units and other stock-based interests subject to outstanding awards, without, in the case of stock options, causing a change in the aggregate purchase price to be paid for such shares of Common Stock.

The 1997 Plan also provides that in the event of a merger, consolidation, reorganization of the Company with another corporation, a reclassification of the Common Stock, a spin-off of a significant asset, or other changes in the capitalization of the Company, appropriate provisions will be made for the protection and continuation of outstanding awards by either (i) the substitution of appropriate stock or other securities, or (ii) by appropriate adjustments in the number of shares issuable pursuant to the Plan, the number of shares covered by outstanding Awards, the option price of outstanding stock options, and the exercise price of outstanding SARs, as deemed appropriate by the Committee.

Federal Income Tax Treatment

The following is a brief summary of the federal income tax aspects of the 1997 Plan, based on existing law and regulations which are subject to change. The application of state and local income taxes and other federal taxes is not discussed.

A participant who is granted an incentive stock option is not required to recognize taxable income at the time of the grant or at the time of exercise. Under certain circumstances, however, a participant may be subject to the alternative minimum tax with respect to the exercise of his incentive stock options. The Company is not entitled to a deduction at the time of grant or at the time of exercise of an incentive stock option. If a participant does not dispose of the shares acquired pursuant to the exercise of an incentive stock option before the later of two years from the date of grant of the option and one year from the transfer of the shares to him, any gain or loss realized on a subsequent disposition of the shares will be treated as long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes.

If a participant disposes of the shares received upon the exercise of any incentive stock option either (1) within one year of the transfer of the shares to him or her or (2) within two years after the incentive stock option was granted, the Participant will generally recognize ordinary compensation income equal to the lesser of (a) the excess of the fair market value of the shares on the date the incentive stock option was exercised over the purchase price paid for the shares upon exercise, and (b) the amount of gain realized on the sale. If a Participant is required to recognize ordinary compensation income as a result of the disposition of shares acquired on the exercise of any incentive stock option, the Company will be entitled to a deduction for an equivalent amount.

A participant who is granted a non-qualified stock option does not have taxable income at the time of grant, but does have taxable income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. The Company is entitled to a corresponding deduction for the same amount.

The grant of a stock appreciation right will produce no federal tax consequences for the Participant or the Company. The exercise of a stock appreciation right results in taxable income to the participant, equal to the difference between the exercise price of the stock appreciation right and the fair market value of a share on the date of exercise, and a corresponding deduction to the Company.

A participant who has been granted shares of restricted stock will not be required to recognize taxable income at the time of the grant, and the Company will not be entitled to a deduction at the time of the grant, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When such restrictions lapse, the participant will recognize taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will be entitled to a corresponding deduction subject to the limitations imposed under Section 162(m) of the Code.

New Plan Benefits Table

The 1997 Plan authorized the Compensation Committee to make awards within the limits contained in the 1997 Plan, including a limit on the number of shares available for such awards. The Compensation Committee has made no preliminary determinations on who would get how many awards under the 1997 Plan after the 2007 Annual Meeting. Information on option grants to the named executive officers during fiscal 2006 is contained in the Option Grants in Fiscal 2006 table on page 20 of this Proxy Statement. The following table contains additional information about grants of stock options under the 1997 Plan during fiscal 2006, the most recently completed fiscal year.

NEW PLAN BENEFITS

Name and Position	Dollar Value	Number of Units

Philip C. Ackerman	$666,690	100,000
Chief Executive Officer
David F. Smith	$366,845	55,000
President and Chief Operating Officer
Ronald J. Tanski	$240,116	36,000
Treasurer and Principal Financial Officer
James A. Beck	$0	0
President of Seneca Resources Corporation until 7/1/06
Dennis J. Seeley	$0	0
President of National Fuel Gas Distribution Corporation until 2/1/06
James D. Ramsdell	$80,039	12,000
Senior Vice President of National Fuel Gas Distribution Corporation
John R. Pustulka	$80,039	12,000
Senior Vice President of National Fuel Gas Supply Corporation
All current executive officers as a group (9 persons)(1)	$1,677,480	251,500
All non-employee directors as a group (8 persons)	$0	0
All other employees who are not executive officers, including all current officers who are not executive officers, as a group(2)	$995,918	81,500

(1)	The Company’s executive officers are listed in the Company’s 2006 Annual Report and Form 10-K which accompanies this Proxy Statement. All the Company’s executive officers are eligible to receive awards under the 1997 Plan and therefore have a substantial interest in this matter.

(2)	Reflects 65,500 options issued and valued at $6.6699/share “Grant Date Present Value;” and 16,000 restricted stock valued at $34.94/share (fair market value at grant date).

The Board of Directors recommends a Vote FOR the above proposal

5.  SHAREHOLDER PROPOSAL

A shareholder (the “Proponent”) has indicated that he or she will present the proposal set forth below for consideration by the shareholders at the Annual Meeting. The name, address and stock ownership of the Proponent will be provided by the Company’s Secretary to any shareholder promptly upon receipt of any oral or written request. The affirmative vote of a majority of the votes cast on this proposal by the holders of Common Stock entitled to vote is required to adopt this proposal.

“The stockholders recommend that the Board undo the large increases in compensation payable to non-employee directors, and restore the compensation program in effect in fiscal 2003, for a minimum of 3 years, and that these changes occur effective beginning April 1, 2007. There is one exception — Committee chairmen would receive no extra compensation (and certainly not the excessive $7,500 per year now in effect) for service as such. This means that non-employee directors would receive the following annual compensation:

•	Cash retainer of $20,000.

•	Company common stock retainer of 1,200 shares.

•	$1,500 per Board meeting attended.

•	$1,200 per Board Committee meeting attended.

•	$600 per special consultation at request of CEO.

Further, the stockholders recommend that any later increases in non-employee director compensation not be payable until after (if) directors are reelected.

My stockholder proposal is necessary for these reasons.

In December 2004, non-employee directors greatly increased their own compensation, without seeking stockholder approval. The annual cash retainer was increased by 30% to $26,000, and the compensation paid per Board and committee meeting was increased by 20% and 50% respectively, to $1,800. In fiscal 2005, the annual compensation of non-employee directors who attend 6 meetings of the Board (the number held in 2005) as well as 8 meetings of the Compensation Committee (the number held in 2005) was approximately $95,000, an outrageous amount for attending a few meetings and reading a few documents.

Some non-employee directors (e.g., Committee chairman) will receive more than $100,000 in fiscal 2006.

These figures are computed using a recent Company stock price of $37 per share.

Current compensation levels are even more outrageous when the following are considered:

•	There is no public indication that anyone undertook any study justifying these large compensation increases. Further, there is no evidence that the Company has had difficulties attracting and retaining directors. After all, who wouldn’t want to receive close to $100,000 per year for a few days’ work?

•	The Board has been derelict. It permitted Bernard Kennedy, recently retired CEO, to plunder the Company in the amount of approximately $67 million. (This is approximately the total value of the cash, benefits, stock, stock options etc. provided and promised to Kennedy respecting his time as Company CEO and retiree. These figures are derived from public filings.) Kennedy was paid $23 million (cash) in 2004 alone.

•	The Board has been imprudent in maintaining and increasing executives’ benefits, while the unfunded portion of executive and employee benefits exceeds $483 million (fiscal 2005 year end).

•	As the Company’s February 9, 2006 10-Q indicates (page 35), the Company recently settled allegations of fraudulent conduct, by paying a large sum.

•	As the front page article in the July 2, 2006 edition of the Buffalo News indicates, the Company has its own stock option backdating scandal.

Thus, the directors allowed misconduct to flourish, were derelict in their duties, and don’t deserve reelection much less such rich pay packages.

My Proposal will reduce waste and save the Company money, and should be approved.”

Statement of the Board in Opposition to the Shareholder Proposal

Your Board of Directors recommends that you vote “AGAINST” this proposal. The proposal is unnecessary, unwise and is motivated by the personal grievances of the Proponent, who is the life companion of a disgruntled ex-employee who has repeatedly submitted similar proposals since 1998. This proposal is part of that ex-employee’s long-running vendetta against the Company and certain of its officers and directors. In the course of that campaign, that ex-employee has violated numerous court orders, for which various courts have found him guilty of more than 80 counts of civil contempt of court and 35 counts of criminal contempt. Nevertheless, the rules of the SEC require us to include the Proponent’s proposal and supporting statement.

If the Proponent’s proposal had been in effect throughout fiscal year 2006, the total savings to the Company would have been less than $160,000, taken from among the seven individuals who served as outside directors in fiscal 2006. The Board’s compensation is described on page 8 of this Proxy Statement.

Last year, the Proponent’s almost identical proposal received only 9.7% of the votes cast on it. The recommendation of Institutional Shareholders Services (ISS) published on January 31, 2006 was to vote against last year’s proposal. ISS’s recommendation noted that the Company’s directors were paid less than the median of the director compensation for the peer group selected by ISS, and that “it appears that director compensation was not out of line with peers.” The level of director fees for compensation of the Company’s outside directors has not been changed since January 2005.

The compensation received by your outside directors was marginally increased effective January 1, 2005 after a review of the same peer group of 11 companies used for evaluating executive compensation (see the Report of the Compensation Committee on pages 14-17 of this Proxy Statement). In December 2004, the Company’s outside directors were being paid below the median of the 11 companies in that peer group, ranking seventh among 11. The modest increase effective January 1, 2005 moved the Company up to sixth (exactly the median) among those 11 peer companies. Comparing to a wider group of publicly traded companies, in fiscal 2006 your outside directors were on average paid only 64% of the 2005 median compensation for directors of the 350 companies in the “Mercer 350.”

Contrary to the Proponent’s misconception, there are more than “a few days of work” involved in being a director of a publicly traded company in the post-Enron, post-Sarbanes-Oxley era. In fiscal 2006, the Audit Committee met nine times and the Compensation Committee met six times. One outside director attended seven board meetings and 18 committee meetings in fiscal 2006. Substantial preparation for these meetings and substantial potential liability are integral parts of public company board membership.

Your Board of Directors consists of individuals with many years of successful experience in various segments of the natural gas industry. Their skill, judgment and dedication are evidenced by the performance of the Company’s stock as shown by the Corporate Performance Graph set forth on page 22 of this Proxy Statement. Much of their compensation is in the form of Company Stock which they must retain until after they leave the Board, and their holdings of Company Stock are set forth on pages 11-12 of this Proxy Statement. Their interests are aligned with the stockholders, and they are well worth the compensation they receive from the Company.

The Board of Directors recommends a vote “AGAINST” this proposal.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Directors, officers and greater-than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of information furnished to the Company, reports filed through the Company and/or written representations that no Form 5 was required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than 10% beneficial owners were complied with during fiscal 2006, except as described below.

All of the Section 16(a) reports filed by director Rolland E. Kidder regarding transactions in fiscal 2005 and 2006 timely and accurately disclosed the total number of shares of Company stock owned by him. However, some filings have inadvertently contained errors in designating the respective number of shares held by him “directly” and “indirectly.” SEC rules consider the Company stock held in the joint stock brokerage account maintained by Mr. Kidder and his wife to be “directly” owned by Mr. Kidder, and the Company stock registered in Mrs. Kidder’s name or held in her stock brokerage account to be “indirectly” owned by Mr. Kidder. Mr. and Mrs. Kidder are a happily married couple who file joint tax returns and generally handle their finances as a joint pool of assets and expenses. Miscommunication among the stockbroker, Mr. Kidder and the Company personnel who prepare Mr. Kidder’s 16(a) reports resulted in the necessary correction of some of his 16(a) reports, which are therefore considered not to have been filed “on a timely basis.” Specifically, Mr. Kidder filed on December 28, 2006, Section 16(a) reports to report (i) the movement in 2005 of 8,500 shares from the joint account (direct) into Mrs. Kidder’s account (indirect), and 2,165 shares from her account (indirect) into the joint account (direct), both considered “gifts” because no money or other consideration changed hands; and (ii) the correction of a report disclosing sale into the market of 1,500 indirectly owned shares in 2006, which was corrected to report that transaction as a sale of shares directly owned by Mr. Kidder.

CODE OF ETHICS

Pursuant to SEC Regulations, the Company has adopted a code of ethics that applies to the Company’s principal executive officer, principal accounting officer, controller, other officers and employees that is designed to deter wrongdoing and to promote honest and ethical conduct. The text of the code of ethics can be viewed by going to the Company’s website www.nationalfuelgas.com. Upon request, the Company will provide to any person without charge a copy of the code of ethics. Requests must be made to the Secretary at the principal offices of the Company.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Only one copy of the Company’s Proxy Statement for the 2007 Annual Meeting of Stockholders and one copy of the Company’s Annual Report and Form 10-K for the 2006 fiscal year are being delivered to multiple stockholders who share an address unless the Company has received contrary instructions from one or more of the stockholders. A separate proxy card and a separate notice of the meeting of stockholders are being included for each account at the shared address.

Registered stockholders who share an address and would like to receive a separate annual report to stockholders and/or a separate proxy statement for the 2007 Annual Meeting or in the future, or have questions regarding the householding process, may contact the Company’s transfer agent, The Bank of New York, by calling 1-800-648-8166 or by forwarding a written request addressed to The Bank of New York, 101 Barclay St., 11 East, New York, NY 10286. Promptly upon request, additional copies of the Company’s Annual Report and Form 10-K for the 2006 fiscal year and/or separate Proxy Statements for the 2007 Annual Meeting will be sent. By contacting The Bank of New York, registered stockholders sharing an address can also request delivery of a single copy of annual reports to stockholders or proxy statements in the future if registered stockholders at the shared address are receiving multiple copies.

Many brokerage firms and other holders of record have also instituted householding procedures. If your family has one or more “street name” accounts under which you beneficially own shares of Common Stock, you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of the Proxy Statement or our Annual Report to Stockholders for fiscal 2006 or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

OTHER BUSINESS

The Board of Directors does not know of any business that will be presented for consideration at the meeting except as set forth above. However, if any other business is properly brought before the meeting, or any adjournment thereof, the Proxies will vote in regard thereto according to their discretion.

PROPOSALS OF SECURITY HOLDERS

Proposals that security holders intend to present at the 2008 Annual Meeting of Stockholders must be received by the Secretary at the principal offices of the Company no later than September 8, 2007, in order to be considered for inclusion in the Company’s proxy statement and proxy for that meeting. Notice of a shareholder proposal submitted outside the processes of SEC Rule 14a-8 under the Securities Exchange Act, for consideration at the 2008 Annual Meeting of Stockholders, shall be considered untimely unless received by the Secretary at the Company’s principal office no later than September 17, 2007.

By Order of the Board of Directors

Anna Marie Cellino
Secretary

January 12, 2007

APPENDIX A TO PROXY STATEMENT

NATIONAL FUEL GAS COMPANY
DIRECTOR INDEPENDENCE GUIDELINES

AS AMENDED DECEMBER 8, 2005

The following Director Independence Guidelines (the “Guidelines”) have been adopted by the Board of Directors (the “Board”) of National Fuel Gas Company (“National Fuel”) to assist the Board in the exercise of its responsibilities to National Fuel and its shareholders. The Guidelines should be interpreted in the context of all applicable laws and National Fuel’s other corporate governance documents, and are intended to serve as a flexible framework within which the Board may conduct its business. The Guidelines are subject to modification from time to time, and the Board shall be able, in the exercise of its discretion, to deviate from the Guidelines from time to time, as the Board may deem appropriate and as required or permitted by applicable laws and regulations.

1. Effectiveness.  The Guidelines will become effective on January 1, 2004.

2. Implementation.  The Board will annually review the independence of all directors, affirmatively make a determination as to the independence of each director and disclose those determinations, in each case, consistent with the requirements of the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission (“SEC”), as applicable.

3. Independence of at Least a Majority of the Board.  The Board will at all times have at least a majority of directors who meet the criteria for independence required by the NYSE and the SEC.

4. Absence of a Material Relationship.  In order for a director to be considered “independent,” the Board must affirmatively determine, after consideration of all relevant facts and circumstances, that the director has no direct or indirect material relationship with National Fuel or any subsidiary in a consolidated group with National Fuel (together, the “Company”). When assessing the materiality of a director’s relationship with the Company, the Board will consider the issue not merely from the standpoint of the director, but also from that of persons or entities with which the director has an affiliation.

5. Cooling-Off Period.  A director will not be considered independent if:

(i)	currently or within the preceding three years the director is or was employed by the Company;

(ii)	currently or within the last three years, an immediate family member of the director is or was employed by the Company as an executive officer;

(iii)	the director or an immediate family member of the director received during any twelve-month period within the last three years more than $100,000 in compensation from the Company (excluding (A) director and committee fees, (B) pension and other deferred compensation for prior service provided such compensation is not contingent in any way on continued service and (C) compensation received by such immediate family member for service as a non-executive employee of the Company);

(iv)	the director (A) is a current partner or employee of a firm that is the present auditor of the Company or (B) within the past three years was a partner or employee of such firm and worked on the Company’s audit;

(v)	an immediate family member of the director (A) is a current partner of a firm that is the present auditor of the Company (B) is a current employee of a firm that is the present auditor of the Company and participates in such firm’s audit, assurance or tax compliance practice or (C) within the past three years was a partner or employee of such firm and worked on the Company’s audit;

(vi)	a present Company executive officer currently serves or within the past three years served on the compensation committee of an entity which employed the director or an immediate family member of the director as an executive officer (this three year cooling-off period shall apply to both service and employment); or

(vii)	the director is an employee, or an immediate family member of the director is an executive officer, of an entity that in any of the last three fiscal years made payments to, or received payments from, the Company for property or services in excess of the greater of (A) $1 million, or (B) 2% of the other entity’s consolidated gross revenues. Contributions to tax-exempt organizations shall not be considered “payments.”

6. Categorical Standards.  Provided that the independence criteria set forth in Paragraph 5 above are met, the Board has determined that the following commercial or charitable relationships will not be considered material relationships for purposes of determining whether a director is independent:

(i)	the director is a member, partner or executive officer of, or of counsel to, an entity (excluding any charitable organization) that makes annual payments to or receives annual payments from the Company for property or services in an amount less than the greater of (A) $1 million, or (B) 2% of the other’s consolidated gross revenues for its last completed fiscal year;

(ii)	the director is an executive officer, trustee or director of an entity, and the Company’s discretionary charitable contributions to that entity are less than 5% of that entity’s total annual charitable receipts for its last completed fiscal year; and

(iii)	the director is an executive officer of an entity which is indebted to the Company, or to which the Company is indebted, and the total amount of either’s indebtedness to the other is less than 5% of its own total consolidated assets, measured as of the last fiscal year-end.

For purposes of the Guidelines:

“immediate family member” means a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares such person’s home

For purposes of the Categorical Standards:

(i)	The calculation of payments to and from the Company may exclude:
(A) payments determined by competitive bid or authorized by, or in conformity with, law or governmental authority and (B) payments arising solely from the ownership of securities of the Company with no benefit being received that is not shared on a pro rata basis by all holders of the class of securities.

(ii)	The calculation of indebtedness owed to or by the Company may exclude:
(A) debt securities publicly offered, traded on a national exchange or quoted on an automated quotation system of a registered securities association and (B) trade debt subject to usual terms.

7. Relationships and Transactions Not Covered by the Categorical Standards.  Any determination by the Board that a director who has a business or other relationship that is not covered by the Categorical Standards set forth in Paragraph 6 above is independent, will be disclosed by National Fuel in its annual proxy statement, together with the basis for such determination.

8. Affirmative Obligation of Directors.  Each director has an affirmative obligation to inform the Board of any material change in his or her business or other relationships that may impact the Board’s determination with regard to his or her independence.

9. Disclosure by the Company.  The Board will cause National Fuel to disclose the following in its annual proxy statement:

(i)	the Guidelines, including the categorical standards adopted by the Board to assist it in making determinations regarding the independence of a director;

(ii)	the identity of the independent directors and the basis for the affirmative determinations of the Board regarding the independence of each director;

(iii)	a specific explanation of any determination by the Board that a director is independent notwithstanding that the director does not meet the categorical standards set forth in the Guidelines; and

(iv)	charitable contributions by the Company to an entity that employs a director of the Company as an executive officer if, within the preceding three years, contributions by the Company in any fiscal year exceeded the greater of (A) $1 million, or (B) 2% of the other entity’s consolidated gross revenues.

APPENDIX B TO PROXY STATEMENT

National Fuel Gas Company
Board of Directors
Audit Committee Charter

I. Organization

The Audit Committee (“Committee”) is a committee of the Board of Directors (“Board”) of National Fuel Gas Company (“Company”). Its primary function is to assist the Board in fulfilling its oversight responsibilities.

II. Membership of the Committee

A.	The Committee shall be appointed by the Board and shall be comprised of not less than three members of the Board where at least one Committee member has accounting or related financial management expertise as the Board interprets in its business judgment. The Board, in its discretion, may remove a member of the Committee.

B.	Each member of the Committee shall meet the requirements of the New York Stock Exchange listing standards (the “Listing Standards”), and all other applicable laws and regulations, with respect to audit committees, including Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (“Act”), and the rules and regulations of the Securities and Exchange Commission (“Commission”), as they may become applicable from time to time, as well as the requirements of the Company’s Corporate Governance Guidelines.

C.	No member of the Committee may serve on the audit committees of more than three public companies, including the Company, unless the Board has determined that such simultaneous service would not impair the ability of such member to serve effectively on the Committee.

III. Committee’s Purpose

The Committee shall provide assistance to the Board in fulfilling its oversight responsibility to the shareholders, potential shareholders, and investment community relating to the integrity of the Company’s financial statements, the independent auditors’ qualifications and independence, the Company’s compliance with legal and regulatory requirements, and the performance of the Company’s internal audit function and independent auditors. The Committee shall also prepare an audit committee report required by the Commission’s proxy rules to be included in the Company’s annual proxy statement.

IV. Committee’s Authority and Responsibilities

The Committee shall perform all duties required by the Listing Standards, the Act and any other applicable laws and regulations. The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities.

A.	Oversight of Company’s Relationship with the Independent Auditors

(1)	Directly appoint, retain, compensate, evaluate, terminate and oversee the work of the independent auditors for the purpose of preparing or issuing an audit report or other related work.

(2)	Pre-approve all audit and non-audit services to be provided to the Company by the independent auditors, including the adoption by the Committee of any policies and procedures detailing services that the independent auditors are permitted to provide to the Company without specific advance approval by the Committee (of which services the Committee shall be informed at its next meeting), except that the Committee’s pre-approval for non-audit services is not required to the extent such non-audit services meet the de minimus exception requirements of Section 10A(i)(1)(B) of the Act. The Committee may delegate to one or more designated Committee members the authority to grant pre-approvals, provided that the decisions of any member to whom authority is delegated shall be presented to the Committee at its next meeting.

(3)	Ensure that the lead audit partners assigned by the independent auditor, as well as the audit partner responsible for reviewing the Company’s audit and all other audit partners assigned by the independent auditor shall be rotated at appropriate intervals in compliance with applicable laws, rules and regulations.

(4)	Review and evaluate, at least annually,

(a)	The qualifications, performance, and independence of the independent auditors;

(b)	A report by the independent auditor describing the independent auditor’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

(c)	A report by the independent auditor describing all relationships between the independent auditors and the Company, in order to assess the independent auditors’ independence.

(5)	Set clear policies for the hiring of employees or former employees of the Company’s independent auditors.

B.	Financial Statement and Disclosure Matters

(1)	Review and discuss with management and the independent auditors the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(2)	Discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and to rating agencies. This may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

(3)	Discuss policies with respect to risk assessment and risk management in order to govern the process by which the Company’s exposure to risk is handled.

(4)	Review with management its evaluation of the Company’s internal control structure and procedures for financial reporting and review periodically management’s assessment about the effectiveness of such internal controls and procedures, including any significant deficiencies in, or material non-compliance with such controls and procedures.

(5)	Review and discuss periodically with the independent auditors:

(a)	All critical accounting policies and practices used.

(b)	All alternative accounting treatments of financial information within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, including:

(i)	Ramifications of the use of such alternative disclosures and treatments; and

(ii)	The treatment preferred by the independent auditors.

(c)	Other material written communications between the independent auditors and management, such as any management letter.

(6)	Review with the independent auditors any audit problems or difficulties and management’s response.

C.	Internal Controls and Internal Audit

(1)	Receive and review a disclosure from the Chief Executive Officer and Chief Financial Officer during their certification process for the 10-K and 10-Qs regarding:

(a)	Any significant deficiencies in design or operation of internal controls or material weaknesses therein, and

(b)	Any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal controls.

(2)	Review with the independent auditors, the Company’s internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

(3)	Review the internal audit functions of the Company including the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

D.	Compliance Programs. Review the procedures established to monitor and ensure compliance with the Company’s Code of Business Conduct and Ethics and review management’s response to any material violation of the Policy.

E.	Outside Advisors. The Committee, in discharging its oversight role, is authorized to investigate any other matter brought to its attention within the scope of its duties, including engaging outside legal and other advisors as the Committee determines necessary to carry out its duties.

F.	Funding. The Committee shall be provided adequate funding, as determined by the Committee, for payment of compensation to the independent auditor, any advisors engaged by the Committee under Paragraph E, and ordinary administrative expenses necessary or appropriate to carry out its duties.

G.	Complaint Procedures. Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

H.	Meetings

(1)	Meet as often as may be deemed necessary or appropriate in the Committee’s judgment, at least quarterly each year, and at such times and places as the Committee shall determine.

(2)	Meet separately and periodically with management, the internal auditors and the independent auditors and discuss any matters they wish to bring to the Committee’s attention.

(3)	Report regularly to the Board and review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function.

(4)	Review and assess the adequacy of this Charter on an annual basis and recommend any proposed changes, as the Committee deems appropriate, to the Board for approval.

V. ANNUAL PERFORMANCE EVALUATION

Conduct and present to the Board an annual performance evaluation of the Committee.

APPENDIX C TO PROXY STATEMENT

NATIONAL FUEL GAS COMPANY
CORPORATE GOVERNANCE GUIDELINES

Amended: December 7, 2006

The business of National Fuel Gas Company (the “Company”) is conducted by its employees, managers and officers, under the oversight of the Board of Directors (the “Board”), in order to serve the long-term interests of its shareholders. The Board and management recognize that the long-term interests of shareholders are served by considering the interests of customers, employees and the communities in which the Company operates. In addition, the Board requires directors, officers and employees to comply with all legal and regulatory requirements and to adhere to the highest ethical standards in the performance of their duties. To help discharge its responsibilities, the Board has adopted the following guidelines on corporate governance matters.

1.	Size of the Board

The Board shall consist of a number of directors, not less than seven nor more than eleven, as determined by a majority vote of the full Board.

2.	Independent Directors

A majority of the Board must qualify as independent directors under the listing standards of the New York Stock Exchange (NYSE). The Board will annually review the relationship that each director has with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board has established Director Independence Guidelines for purposes of this review. All determinations of director independence will be disclosed in the Company’s annual proxy statement.

3.	Director Qualifications

The Board, with input from the Nominating/Corporate Governance Committee, is responsible for periodically determining the appropriate skills, perspectives, experiences, and characteristics required of Board candidates, taking into account the Company’s needs and current make-up of the Board. This assessment should include knowledge, experience, and skills in areas critical to understanding the Company and its business; personal characteristics, such as integrity and judgment; and candidates’ commitments to the boards of other publicly-held companies. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director and that he or she devotes the time necessary to discharge his or her duties as a director.

The Nominating/Corporate Governance Committee is responsible for periodically reviewing these qualification guidelines and recommending modifications, as appropriate. The Board believes the qualification guidelines included as Exhibit A are currently appropriate, but it may change these guidelines as the Company’s and Board’s needs warrant.

Directors are expected to carry out the functions of the Board in a professional and diligent manner, and to spend the time and effort necessary to properly discharge such responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board and Committees on which such director sits, with the understanding that on occasion a director may be unable to attend a meeting. A director who is unable to attend a meeting is expected to notify the Chairman of the Board or the Chair of the appropriate Committee in advance of such meeting. A director is also expected to review provided materials in advance of a meeting.

4.	Selection of New Directors

The Board is responsible for selecting its members and nominating them for election by the stockholders and for filling vacancies on the Board. The Nominating/Corporate Governance Committee will recommend to the Board nominees for election, including, as appropriate, incumbent directors for re-election.

Stockholders may propose candidates for consideration in accordance with the Process for Identifying and Evaluating Nominees for Director included as Exhibit B.

In selecting individuals for nomination, the Committee will seek the input of the Chairman of the Board and Chief Executive Officer and will evaluate candidates using the qualification guidelines included as Exhibit A and the Process for Identifying and Evaluating Nominees for Director included as Exhibit B, as they may be supplemented from time to time. Once a candidate is selected to join the Board, the Chairman of the Board and/or the Chair of the Nominating/Corporate Governance Committee will extend the invitation to join the Board on the Board’s behalf.

5.	Term Limits

The Board does not believe it should limit the number of terms for which an individual may serve as a director. While term limits could help ensure fresh ideas, they also would force the Board to lose the contributions of directors who have developed an insight into the Company. This insight and continuity of directors is an advantage, not a disadvantage. As an alternative to term limits, the Nominating/Corporate Governance Committee will review a director’s continuation on the Board whenever the director experiences a change in professional responsibilities, as a way to assure that the director’s skills and experience continue to match the needs of the Board. In addition, in connection with nomination of the slate of directors that the Board proposes for election by stockholders each year, the Nominating/Corporate Governance Committee will consider re-nominated directors’ continuation on the Board and take steps as may be appropriate to ensure that the Board maintains an openness to new ideas.

Subject to paragraph 7, a director shall normally serve on the Board for a three-year term, except that a director appointed to fill a vacancy shall stand for election at the next annual meeting of shareholders.

6.	Change in Professional Responsibilities

It is the view of the Board that each director who experiences a change in his or her business or professional affiliation or responsibilities should bring this change to the attention of the Board and should offer to resign. The Board does not believe that each director who retires or has a change in position or responsibilities should necessarily leave the Board. The Nominating/Corporate Governance Committee will, however, review the continued appropriateness of Board membership under these circumstances and make a recommendation to the Board.

This same guideline applies to any inside directors, including the Chief Executive Officer of the Company, in the event he or she no longer serves in that position.

7.	Retirement Age

As a general rule, directors shall retire not later than the date of the first Annual Meeting of Shareholders following the date of their 72nd birthday.

8.	Board Leadership

A.  Chairman of the Board and Chief Executive Officer

1. The Chairman of the Board, who may also be the Chief Executive Officer, shall be a director and preside at all meetings of the Board and meetings of the shareholders. The Chairman of the Board is chosen on an annual basis by at least a majority vote of the remaining directors.

2. The Chief Executive Officer, who may also be the Chairman of the Board, shall be appointed by the Board and serve at the pleasure of the Board.

B.  Succession Planning and Leadership Development

Each year, the Chief Executive Officer will report to the Compensation Committee on succession planning and his or her recommendation as to a potential successor, along with a review of any development plans recommended for such individuals. The Committee will make an annual report to the Board on succession planning, and the Board will work with the Committee to evaluate potential successors to the Chief Executive Officer. When the Compensation Committee and the Board review management succession plans for the Chief Executive Officer, they will consider succession in the event of an emergency or retirement of the Chief Executive Officer. The Committee and the Board will also review succession candidates for executive officers other than the Chief Executive Officer and other senior managers as it deems appropriate.

9.	Board Committees

A.  Number of Committees

Currently there are four Committees: Executive, Audit, Compensation and Nominating/Corporate Governance. The Board believes the current Committee structure is appropriate. From time to time, depending upon the circumstances, the Board may form a new Committee or disband a current Committee.

B.  Assignment of Committee Members

The Board appoints members of the Committees on an annual basis. Vacancies in the Committees will be filled by the Board. In making assignments to the Committees, only Independent Directors may serve on the Audit Committee, the Compensation Committee, or the Nominating/Corporate Governance Committee, and at least one member of the Audit Committee must have accounting or financial management experience, as defined by the U.S. Securities and Exchange Commission rules or as required under applicable New York Stock Exchange listing requirements. Additionally, a member of the Audit Committee may not sit on more than three other Audit Committees of other public companies, unless the Board determines that such commitments would not impair his or her effective service to the Company.

The Board will take into account tenure on a Committee and give consideration to rotating Committee members periodically, but the Board does not feel that rotation should be mandated as a policy.

C.  Committee Charters and Authority

The Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee, each have a written charter, which has been approved by the Board. Each charter delegates certain responsibilities to the respective Committee.

The Executive Committee may exercise Board authority with respect to matters other than those for which action of the full Board is required under applicable law.

Unless delegated to one of the Committees either in the Charter, the Bylaws, a resolution of the Board or a vote of stockholders, each Committee shall make recommendations to the Board and the Board will consider and approve the recommendations. The Committee charters may be changed from time to time by approval of the Board.

10.	Board Meetings

A.  Number of Meetings

The Board has at least four scheduled meetings per year at which it reviews and discusses reports by management on the performance of the Company, its plans and prospects, as well as immediate issues facing the Company.

B.  Agenda Items

The Chairman of the Board and the Chief Executive Officer shall establish the agenda for Board meetings. Any director may request inclusion of an item on the agenda. The Chairman of the Board shall preside over Board meetings.

C.  Distribution of Board Materials in Advance

Materials for review, discussion and/or action of the Board should be distributed to Board members in advance of meetings whenever practicable.

D.  Non-Management Director Meetings

The non-management directors will meet at regularly scheduled executive sessions without management. The Audit Committee Chair, Nominating/Corporate Governance Committee Chair and Compensation Committee Chair may call the non-management directors to additional sessions without management.

11.	Board Performance Evaluation

The Board and each Committee will perform an annual self-evaluation. Each year the directors will provide assessments of the effectiveness of the Board and the Committees on which they serve. These evaluations will be submitted to the Nominating/Corporate Governance Committee which will review them and determine if any additional evaluation is necessary. If the Nominating/Corporate Governance Committee determines that additional evaluation is necessary, it may elect to have such evaluation performed internally, or by an independent corporate governance expert. The Nominating/Corporate Governance Committee will report all evaluation results to the Board and make recommendations for areas which, in its judgment, require improvement.

12.	Board Compensation

The Board has sought and received shareholder approval of the current form of director compensation. The Board’s compensation philosophy is that directors (other than those who are also salaried officers of the Company or any of its subsidiaries) are entitled to receive reasonable compensation for their services and reimbursement for certain expenses, as may be determined by the Board. The Compensation Committee shall have the responsibility for recommending to the Board changes in compensation levels for non-employee directors. In discharging this duty, the Committee shall be guided by four general principles: compensation should fairly pay directors for work required; compensation should attract and retain highly qualified candidates for Board membership; compensation should align directors’ interests with the long-term interests of shareholders; and compensation should be transparent and as simple as possible within the limitations of tax and legal considerations.

Reasonable compensation also may be paid to any person (other than a salaried officer or employee of the Company or any of its subsidiaries) formally requested by the Board to attend a meeting.

13.	Board Access to Company Management and Employees

Board members will have access to all Company management. Independent Board members may consult with managers without senior corporate management present. Management is encouraged to invite Company personnel to any Board meeting at which their presence and expertise would help the Board to have a full understanding of matters being considered and to introduce managers with significant potential.

14.	Access to Independent Advisors

The Board shall have the power at any time to retain independent outside financial, legal or other advisors, at the Company’s expense.

15.	Director Contact with the Company’s Constituencies

Except as otherwise required by NYSE listing standards or applicable law, communications with parties external to the Company (including but not limited to shareholders, the media, attorneys, vendors, service providers, etc.) shall be the responsibility of the Chief Executive Officer or delegated by the Chief Executive Officer to the appropriate area of the Company. The directors will be consulted from time to time for their advice, as the Chief Executive Officer so determines.

16.	Director Orientation and Continuing Education

All directors, upon their initial appointment to the Board, shall attend an educational session, thereby enabling them to better perform their duties and recognize and deal with various issues that may arise during their tenure as directors. Subsequently, the directors shall attend ongoing educational programs related to their Board service as the Board deems appropriate.

17.	Amendment and Interpretation

These Guidelines are in addition to and are not intended to change or interpret any federal or state law or regulation, or the Company’s Certificate of Incorporation or Bylaws or any Committee Charter reviewed and approved by the Board. The Guidelines are subject to modification from time to time by the Board.

EXHIBIT A
TO
NATIONAL FUEL GAS COMPANY
CORPORATE GOVERNANCE GUIDELINES

NATIONAL FUEL GAS COMPANY
DIRECTOR QUALIFICATION GUIDELINES

The Board of Directors in considering qualifications of directors standing for re-election and candidates for Board membership will consider the following factors, in addition to those other factors it may deem relevant:

1. Strong management experience, ideally with major public companies.

2. Other areas of expertise or experience that are desirable given the Company’s business and the current make-up of the Board, such as expertise or experience in: the natural gas industry, information technology businesses, manufacturing, financial or investment banking, scientific research and development, senior level government experience, and academic administration or teaching.

3. Desirability of range in age, so that retirements are staggered to permit replacement of directors of desired skills and experience in a way that will permit appropriate continuity of Board members.

4. Independence, as defined by the Board.

5. Diversity of perspectives brought to the Board by individual members.

6. Knowledge and skills in accounting and finance, business judgment, general management practices, crisis response and management, industry knowledge and leadership.

7. Personal characteristics matching the Company’s values, such as integrity, accountability, financial literacy, and high performance standards.

8. Additional characteristics, such as:

a.)	willingness to commit the time required to fully discharge their responsibilities to the Board, including the time to prepare for Board and Committee meetings by reviewing the material supplied before each meeting;

b.)	commitment to attend a minimum of 75% of meetings;

c.)	ability and willingness to represent the stockholders’ long and short-term interests;

d.)	awareness of the Company’s responsibilities to its customers, employees, suppliers, regulatory bodies, and the communities in which it operates; and

e.)	willingness to advance their opinions, but once a decision is made by a majority of the Board, a willingness to support the majority decision assuming questions of ethics or propriety are not involved.

9. The number of commitments to other entities, with one of the more important factors being the number of other public-company boards on which the individual serves.

10. In order to qualify for election as a director, a nominee must be a shareholder of the Company.

EXHIBIT B
TO
NATIONAL FUEL GAS COMPANY
CORPORATE GOVERNANCE GUIDELINES

NATIONAL FUEL GAS COMPANY
NOMINATING/CORPORATE GOVERNANCE COMMITTEE

Process for Identifying and Evaluating Nominees for Director

1. The Nominating/Corporate Governance Committee (the Committee) will observe the following procedures in identifying and evaluating candidates for election to the Company’s Board of Directors.

2. The Company believes that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, contributing to the Board’s ability to work as a collective body, while giving the company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure. Accordingly, the process of the Committee for identifying nominees shall reflect the Company’s practice of re-nominating incumbent directors who continue to satisfy the Board’s criteria for membership on the Board, whom the Committee believes continue to make important contributions to the Board and who consent to continue their service on the Board.

3. Consistent with this policy, in considering candidates for election at annual meetings of stockholders, the Committee will consider the incumbent directors whose terms expire at the upcoming meeting and who wish to continue their service on the Board.

4. The Board will evaluate the qualifications and performance of the incumbent directors who desire to continue their service. In particular, as to each such incumbent director, the Committee will —

(a)	consider if the director continues to satisfy the Director Qualification Guidelines which are Exhibit A to the Company’s Corporate Governance Guidelines;

(b)	review any prior assessments of the performance of the director during the preceding term made by the Committee; and

(c)	determine whether there exist any special, countervailing considerations against re-nomination of the director.

5. If the Committee determines that:

(a)	an incumbent director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as a director during the preceding term; and

(b)	there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, why in the Committee’s view the incumbent should not be re-nominated, the Committee will, absent special circumstances, propose the incumbent director for re-nomination.

6. The Committee will identify and evaluate new candidates for election to the Board, including for the purpose of filling vacancies arising by reason of the resignation, retirement, removal, death or disability of an incumbent director or the desire of the directors to expand the size of the Board.

7. The Committee will accept recommendations for nominees from persons that the Committee believes are likely to be familiar with qualified candidates. These persons may include members of the Board, including members of the Committee, and management of the Company. The Committee may also determine to engage a professional search firm to assist in identifying qualified candidates. If such a firm is engaged, the Committee shall set its fees and the scope of its engagement.

8. As to each recommended candidate that the Committee believes merits consideration, the Committee will:

(a)	cause to be assembled information concerning the background and qualifications of the candidate;

(b)	determine if the candidate satisfies the Director Qualification Guidelines which are Exhibit A to the Company’s Corporate Governance Guidelines; if so, then

(c)	consider the contribution that the candidate can be expected to make to the overall functioning of the Board.

9. The Committee shall solicit the views of the Chief Executive Officer and the Chairman of the Board, and the views of such other persons as the committee deems appropriate, regarding the qualifications and suitability of candidates to be nominated as directors.

10. In its discretion, the Committee may designate one or more of its members (or the entire Committee) to interview any proposed candidate.

11. Based on all available information and relevant considerations, the Committee will select a candidate who, in the view of the Committee, is suited for membership on the Board. The Committee will then recommend to the Board that the candidate be nominated. The Board would then, if it chooses, nominate the candidate by a resolution adopted by the Board at a meeting or by unanimous written consent.

12. Stockholders may propose candidates for consideration by the Committee by communication directed to the Company’s Secretary at its principal office, received no later than 165 days before the scheduled date of the next annual meeting pursuant to the Company’s bylaws, which communication must include all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case under applicable SEC regulations, including such person’s written consent to be named in the proxy statement as a nominee and to serving as a director if elected. In making its selection, the Committee will evaluate candidates proposed by stockholders owning at least two percent (2%) of the Company’s outstanding common stock, under criteria similar to the evaluation of other candidates. The Committee shall have no obligation whatsoever to consider other unsolicited recommendations received from stockholders proposing candidates for the Board. The Committee may consider, as one of the factors in its evaluation of stockholder recommended nominees, the size and duration of the interest of the recommending shareholder or shareholder group on the equity of the Company, and the candidate’s relationship to that stockholder or group, in order to determine whether the candidate can effectively represent the interests of all stockholders. The Committee may also consider the extent to which the recommending stockholder or group intends to continue holding its interest in the Company, including, in the case of nominees recommended for election at an annual meeting of stockholders, whether the recommending stockholder intends to continue holding its interest at least through the time of such annual meeting.

APPENDIX D TO PROXY STATEMENT

NATIONAL FUEL GAS COMPANY
REPORTING PROCEDURES FOR ACCOUNTING AND AUDITING MATTERS

I.	Purpose

National Fuel Gas Company (“Company”) has a longstanding commitment to comply with federal and state securities laws and regulations, accounting standards, accounting controls and audit practices. In furtherance of this commitment, the Audit Committee of the Company’s Board of Directors has established these Reporting Procedures for Accounting and Auditing Matters (“Procedures”), which provide for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding accounting or auditing matters.

II.	Scope

These Procedures apply to all employees of all divisions and subsidiaries of the Company.

III.	Procedures

A. Making a Report of Accounting and Auditing Matters

1.	An employee with a concern or complaint regarding accounting, internal accounting controls, or auditing matters (collectively “Accounting and Auditing Matters”) may report such concerns, on a confidential and anonymous basis if the employee so desires, as follows:

a.	Via the Company’s dedicated toll-free hotline (1-800-605-1338) operated by a third party service company; or

b.	In writing in a sealed envelope addressed to the Chairman of the Audit Committee, National Fuel Gas Company, 6363 Main Street, Williamsville, New York 14221. The sealed envelope should be labeled with a legend such as: “Submitted pursuant to the Reporting Procedures for Accounting and Auditing Matters.”

2.	A sufficiently detailed description of the factual basis for the report should be given in order to allow appropriate investigation into the matter.

B. Treatment of Reports

1.	All reports will be forwarded to the Chairman of Audit Committee, the Chief Auditor, and General Counsel.

2.	Upon receipt of a report, the Chief Auditor will determine whether the complaint pertains to Accounting and Auditing Matters. If the report does not pertain to Accounting and Auditing Matters, the Chief Auditor and General Counsel will decide together on the appropriate disposition.

3.	Reports relating to Accounting and Auditing Matters will be promptly investigated by the Chief Auditor under the Audit Committee’s direction and oversight, and may involve the assistance of other Company resources as needed. To the fullest extent possible, such investigations and reports will be kept confidential.

4.	If the results of an investigation indicate that corrective action is required, the Audit Committee will decide what steps should be taken to rectify the problem and reduce the likelihood of recurrence, and may also recommend appropriate discipline.

5.	No person making a report under these Procedures shall be subject to retaliation because of making a good faith report. In addition, any employee of the Company responsible for retaliating against individuals who in good faith report concerns regarding Accounting and Auditing Matters will be subject to disciplinary action, up to and including termination. Any employee making a bad faith report, including a report made for the purpose of harassing or maliciously injuring the subject of the report, will be subject to disciplinary action, up to and including termination.

D-1

C. Retention of Reports and Investigation Documents

The Chief Auditor will maintain, in accordance with the Company’s document retention policy, a complete record of all reports received (including those determined not to pertain to Accounting and Auditing Matters), all records associated with reports of Accounting and Auditing Matters, the treatment of reports of Accounting and Auditing Matters under these Procedures, and the ultimate disposition of Accounting and Auditing Matters reports. In addition, the Chief Auditor shall prepare an update on the status of (i) all reports of Accounting and Auditing Matters under investigation, and (ii) those reports of Accounting and Auditing Matters whose investigation has been concluded since the previous status update. Status updates shall be provided on a monthly basis for the Chairman of the Audit Committee and shall be provided on a quarterly basis for the entire Audit Committee.

IV.	Administration of Procedures

The Audit Committee is the issuer and owner of these Procedures. These Procedures shall be subject to periodic review and revision by the Audit Committee as necessary or appropriate. The Audit Committee, in consultation with the Company’s Chief Auditor, shall have the authority to make any interpretations regarding the operation of these Procedures.

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APPENDIX E TO PROXY STATEMENT

NATIONAL FUEL GAS COMPANY
2007 ANNUAL AT RISK COMPENSATION INCENTIVE PLAN

1.	Definitions

As used with respect to At Risk Awards, the following terms shall have the following meanings:

(a) “Acceleration Date” means (i) in the event of a Change in Ownership, the date on which such change occurs, or (ii) with respect to an Eligible Employee who is eligible for treatment under paragraph 8 hereof on account of the termination of his employment following a Change in Control, the date on which such termination occurs.

(b) “Award Notice” means a written notice from the Company to a Participant that sets forth the terms and conditions of an Award in addition to the terms and conditions established by this Plan and by the Committee’s exercise of its administrative powers.

(c) “At Risk Award” means an award granted by the Committee to a Participant under this Plan, and entitling the Participant to a cash payment based upon the extent to which specified Performance Goals are attained for a specified Performance Period, pursuant to such terms and conditions as the Committee may establish in an Award Notice. No Eligible Employee may receive more than one At Risk Award under this Plan in any fiscal year. In no event will the maximum value of any At Risk Award to any Eligible Employee in any fiscal year exceed the lower of (i) twice that employee’s base salary for that fiscal year, or (ii) two million dollars. An At Risk Award may be granted singly, in combination or in the alternative with other Awards granted under any Company benefit plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means (i) the willful and continued failure by a Participant to substantially perform his duties with his employer after written warnings specifically identifying the lack of substantial performance are delivered to him by his employer, or (ii) the willful engaging by a Participant in illegal conduct which is materially and demonstrably injurious to the Company or a Subsidiary.1

(f) “Change in Control” shall be deemed to have occurred at such time as (i) any “person” within the meaning of Section 14(d) of the Exchange Act, other than the Company, a Subsidiary, or any employee benefit plan or plans sponsored by the Company or any Subsidiary, is or has become the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote at the election of directors, or (ii) approval by the shareholders of the Company of (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of stock of the Company would be converted into cash, securities or other property, other than a consolidation or merger of the Company in which the common shareholders of the Company immediately prior to the consolidation or merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger as immediately before, or (b) any consolidation or merger in which the Company is the continuing or surviving corporation but in which the common shareholders of the Company immediately prior to the consolidation or merger do not hold at least a majority of the outstanding common stock of the continuing or surviving corporation (except where such holders of Common Stock hold at least a majority of the common stock of the corporation which owns all of the Common Stock of the Company), or (c) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (iii) individuals who constitute the Board on January 1, 2007 (the “Incumbent Board”) have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to January 1, 2007 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the

1 NOTE for internal use: This definition was written so as to be a high standard, not easy to prove. To give the Committee the greatest possible flexibility, this could be amended for future awards to a lower standard such as the “inimical” language in paragraph 9, but that could not be applied to existing At Risk awards because that would be an adverse change in an existing award without the Participant’s consent.

Company in which such person is named as nominee for director without objection to such nomination) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board.

(g) “Change in Ownership” means a change which results directly or indirectly in the Company’s Common Stock ceasing to be actively traded on a national securities exchange or the National Association of Securities Dealers Automated Quotation System.

(h) “Code” means the Internal Revenue Code of 1986, and the rules, regulations and interpretations promulgated thereunder, as amended from time to time.

(i) “Committee” means the Compensation Committee of the Board, or such other committee designated by the Board as authorized to administer this Plan with respect to At Risk Awards. The Committee shall consist of not less than two members, each of whom shall be “outside directors” as defined by Section 162(m) of the Code and the rules, regulations and interpretations promulgated thereunder, as amended from time to time.

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means National Fuel Gas Company.

(l) “Eligible Employee” means those employees of the Company or its Subsidiaries who are expected to constitute “covered employees” within the meaning of Section 162(m) of the Code for the applicable fiscal year(s), and any other key management employee to whom an At Risk Award has been granted by the Committee.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(n) “Good Reason” means a good faith determination made by a Participant that there has been any (i) material change by the Company of the Participant’s functions, duties or responsibilities which change could cause the Participant’s position with the Company to become of less dignity, responsibility, importance, prestige or scope, including, without limitation, the assignment to the Participant of duties and responsibilities inconsistent with his positions, (ii) assignment or reassignment by the Company of the Participant without the Participant’s consent, to another place of employment more than 30 miles from the Participant’s current place of employment, or (iii) reduction in the Participant’s total compensation or benefits or any component thereof, provided in each case that the Participant shall specify the event relied upon for such determination by written notice to the Board at any time within six months after the occurrence of such event.

(o) “Participant” means any individual who is holding an At Risk Award granted by the Committee under this Plan.

(p) “Performance Period” means the period established by the Committee in the Award Notice, for measurement of the extent to which a Performance Goal has been satisfied.

(q) “Performance Goal” means the performance objectives of earnings per share, Subsidiary net income and customer service/other goals, established by the Committee for each Eligible Employee who receives an At Risk Award.

(r) “Plan” means this National Fuel Gas Company 2007 Annual At Risk Compensation Incentive Plan, as amended from time to time. Any reference in this Plan to a paragraph number refers to that portion of this Plan.

(s) “Subsidiary” means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of eighty percent (80%) or more.

2.	Administration

With respect to At Risk Awards the Committee is given full authority to (a) make reasonable, good faith interpretations of this Plan and of Section 162(m) of the Code, to the extent not addressed by regulation, proposed regulation or publicly available interpretation of the Internal Revenue Service; (b) determine who shall be Eligible Employees and select Eligible Employees to receive At Risk Awards; (c) determine all the other terms and conditions of an At Risk Award, including the time or times of making At Risk Awards to Eligible Employees, the Performance Period, Performance Goals, and levels of At Risk

Awards to be earned in relation to levels of achievement of the Performance Goals, and such other measures as may be necessary or desirable to achieve the purposes of this Plan; (d) determine whether At Risk Awards are to be granted singly, in combination or in the alternative with other Awards under any other Company benefit plans; (e) grant waivers of Plan terms and conditions, provided that any such waiver shall not be inconsistent with Section 162(m) of the Code and the rules, regulations and interpretations promulgated thereunder, as amended from time to time; and (f) accelerate the vesting, exercise or payment of any At Risk Award or the Performance Period of an At Risk Award when any such action would not cause compensation paid or payable under such At Risk Award to cease to be deductible by the Company for federal income tax purposes. The Committee shall also have the authority to grant At Risk Awards in replacement of Awards previously granted under this Plan or awards under any other executive compensation or stock option plan of the Company or a Subsidiary.

All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding and conclusive. The Committee, in its discretion, may delegate its authority and duties under this Plan with respect to At Risk Awards to the Company’s Chief Executive Officer or to other senior officers of the Company, but only to the extent, if any, permitted by Section 162(m) of the Code and notwithstanding any other provision of this Plan or an Award Notice, under such conditions as the Committee may establish. For the avoidance of doubt, neither the Committee nor any delegate thereof shall take any action under this Plan, including without limitation pursuant to this paragraph 2 or paragraphs 6 or 7, which would result in the imposition of an additional tax under section 409A of the Code on the Eligible Employee holding an At Risk Award granted hereunder.

3.	Grant of At Risk Awards

At Risk Awards may be made to any Eligible Employee for each of the fiscal years of the Company commencing with the 2007 fiscal year; provided, however, that At Risk Awards for a fiscal year may only be made within the time allowed under Section 162(m) of the Code and the rules, regulations and interpretations promulgated thereunder, as amended from time to time, applicable to such fiscal year. At Risk Awards are made by means of an Award Notice.

4.	Payment of at Risk Awards

Each At Risk Award granted to a Participant shall entitle such Participant to receive a cash payment based upon the extent to which such Participant’s Performance Goals for a particular Performance Period are attained, as specified by the Committee in the Award Notice and certified in writing by the Committee that such Participant’s Performance Goals have been attained. Payment of earned At Risk Awards shall be made in cash promptly after such certification. The Company shall be entitled to deduct from any payment under this Plan the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the participant to pay to it such tax prior to and as a condition of the making of such payment.

5.	Termination of Employment, Retirement, or Death of Participant

(a) General Rule.  If a Participant’s employment with the Company or a Subsidiary terminates for a reason other than death, disability, retirement, or an approved reason, all unearned or unpaid At Risk Awards shall be canceled or forfeited as the case may be, unless otherwise provided in this Section or in the Eligible Employee’s Award Notice. The Committee shall have the authority to promulgate rules and regulations to (i) determine what events constitute disability, retirement, or termination for an approved reason for purposes of the Plan, and (ii) determine the treatment of a Participant under this Plan in the event of his death, disability, retirement, or termination for an approved reason.

(b) In the event of the disability, retirement or termination for an approved reason of a Participant during a Performance Period, his participation shall be deemed to continue to the end of the Performance Period, and he shall be paid a percentage of the amount earned, if any, according to the terms of the At Risk Award, proportionate to his period of active service during that Performance Period.

(c) In the event of the death of a Participant during a Performance Period, the Participant’s designated beneficiary (or if none, then the Participant’s estate) shall be paid an amount proportionate to the period of active service during the Performance Period, based upon the maximum amount which could have been earned under the At Risk Award.

6.	Amendments to at Risk Awards

The Committee may, at any time, unilaterally amend any unearned or unpaid At Risk Award, including At Risk Awards earned but not yet paid, to the extent it deems appropriate; provided, however, that any such amendment which is adverse to the Participant shall require the Participant’s consent; and provided further, however, that the Committee shall have no authority to make any amendment which would cause compensation paid or payable under the At Risk Award to cease to be deductible by the Company for federal income tax purposes.

7.	Amendment to Plan

Subject to the shareholder approval requirements of Section 162(m) of the Code, the Committee may, from time to time, amend this Plan in any manner.

8.	Change in Control and Change in Ownership

(a) Background.  All Participants shall be eligible for the treatment afforded by this paragraph 8 if there is a Change in Ownership or if their employment terminates within three years following a Change in Control, unless the termination is due to (i) death; (ii) disability entitling the Participant to benefits under his employer’s long-term disability plan; (iii) Cause; (iv) resignation by the Participant other than for Good Reason; or (v) retirement entitling the Participant to benefits under his employer’s retirement plan.

(b) Vesting.  If a Participant is eligible for treatment under this paragraph 8, the provisions of this paragraph shall determine the manner in which such At Risk Award shall be paid to him. For purposes of making such payment, each “current performance period” (defined to mean a Performance Period which period has commenced but not yet ended), shall be treated as terminating upon the Acceleration Date, and for each such “current performance period” and each “completed performance period” (defined to mean a Performance Period which has ended but for which the Committee has not, on the Acceleration Date, made a determination as to whether and to what degree the Performance Goals for such period have been attained), it shall be assumed that the Performance Goals have been attained at a level of 100% or the equivalent thereof. If the Participant is participating in one or more “current performance periods,” he shall be considered to have earned and, therefore, to be entitled to receive, a prorated portion of the At Risk Awards previously granted to him for each such Performance Period. Such prorated portion shall be determined by multiplying 100% of the At Risk Award granted to the Participant by a fraction, the numerator of which is the total number of whole and partial years (with each partial year being treated as a whole year) that have elapsed since the beginning of the Performance Period, and the denominator of which is the total number of years in such Performance Period. A Participant in one or more “completed performance periods” shall be considered to have earned and, therefore, be entitled to receive 100% of the At Risk Awards previously granted to him during each Performance Period.

(c) Payment of Awards.  If a Participant is eligible for treatment under this paragraph 8, whether or not he is still employed by the Company or a Subsidiary, he shall be paid, in a single lump sum cash payment, as soon as practicable but in no event later than 90 days after the Acceleration Date, for all outstanding At Risk Awards.

(d) Miscellaneous.  Upon a Change in Control or a Change in Ownership, (i) the provisions of paragraphs 5 and 9 hereof shall become null and void and of no force and effect insofar as they apply to a Participant who has been terminated under the conditions described in (a) above; and (ii) no action shall be taken which would affect the rights of any Participant or the operation of this Plan with respect to any At Risk Award to which the Participant may have become entitled hereunder on or prior to the date of the Change in Control or Change in Ownership or to which he may become entitled as a result of such Change in Control or Change in Ownership.

(e) Legal Fees.  The Company shall pay all legal fees and related expenses incurred by a Participant in seeking to obtain or enforce any payment, benefit or right he may be entitled to under the Plan after a Change in Control or Change in Ownership; provided, however, the Participant shall be required to repay any such amounts to the Company to the extent a court of competent jurisdiction issues a final and non-appealable order setting forth the determination that the position taken by the Participant was frivolous or advanced in bad faith.

9.	Noncompetition Provision

Notwithstanding anything contained in this Plan to the contrary, unless the Award Notice specifies otherwise, a Participant shall forfeit all unearned, and/or unpaid At Risk Awards, including At Risk Awards earned but not yet paid, and all interest, if any, accrued on the foregoing if, (i) in the opinion of the Committee, the Participant, without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, or otherwise, in any business or activity competitive with the business conducted by the Company or any Subsidiary; or (ii) the Participant performs any act or engages in any activity which in the opinion of the Committee is inimical to the best interests of the Company.

10.	Nonassignability

No Award under this Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution or pursuant to a domestic relations court order), assignment, pledge, or encumbrance. Following an approved transfer, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and except as provided in the next sentence, the term “Participant” shall be deemed to refer to the transferee. The events of termination of employment of paragraph 5 shall continue to be applied with reference to the original Participant and following the termination of employment of the original Participant, the transferred Award shall be payable to the transferee only to the extent, and for the periods specified in paragraph 5, that the original Participant could have received payment of such Award. Except as expressly permitted by this paragraph, an Award shall be payable during the Participant’s lifetime only to him.

11.	No Right to Continued Employment or Grants

Participation in this Plan shall not give any Participant any right to remain in the employ of the Company or any Subsidiary. The Company or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate any Participant at any time. Further, the adoption of this Plan shall not be deemed to give any person any right to be selected as a Participant or to be granted an Award.

12.	No Right, Title or Interest in Company Assets

To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

13.	Savings Provision

This Plan is intended to comply with all the applicable conditions of Section 162(m) of the Code, so that compensation paid or payable hereunder shall constitute qualified “performance-based compensation” thereunder. To the extent any provision of this Plan or any action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law.

14.	Effective Date

Upon approval by the shareholders of the Company as required by Section 162(m) of the Code, this Plan shall become effective as of December 7, 2006.

APPENDIX F TO PROXY STATEMENT

NATIONAL FUEL GAS COMPANY
1997 AWARD AND OPTION PLAN

As Amended and Restated As of February 15, 2007

1.	Purpose

The purpose of the Plan is to advance the interests of the Company and its stockholders, by providing a long-term incentive compensation program that will be an incentive to the Core Employees of the Company and its Subsidiaries whose contributions are important to the continued success of the Company and its Subsidiaries, and by enhancing their ability to attract and retain in their employ highly qualified persons for the successful conduct of their businesses.

2.	Definitions

2.1 “Acceleration Date” means (i) in the event of a Change in Ownership, the date on which such change occurs, or (ii) with respect to a Participant who is eligible for treatment under paragraph 23 on account of the termination of his employment following a Change in Control, the date on which such termination occurs.

2.2 “Award” means any form of Stock Option, stock appreciation right or Restricted Stock granted by the Committee to a Participant under the Plan pursuant to such terms and conditions as the Committee may establish. An Award may be granted singly, in combination or in the alternative.

2.3 “Award Notice” means a written notice from the Company to a Participant that sets forth the terms and conditions of an Award, in addition to those terms and conditions established by this Plan and by the Committee’s exercise of its administrative powers.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cause” means (i) the willful and continued failure by a Core Employee to substantially perform his duties with his employer after written warnings specifically identifying the lack of substantial performance are delivered to him by his employer, or (ii) the willful engaging by a Core Employee in illegal conduct which is materially and demonstrably injurious to the Company or a Subsidiary.

2.6 “Change in Control” shall be deemed to have occurred at such time as (i) any “person” within the meaning of Section 14(d) of the Exchange Act, other than the Company, a Subsidiary, or any employee benefit plan or plans sponsored by the Company or any Subsidiary, is or has become the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote at the election of directors, or (ii) approval by the stockholders of the Company of (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of stock of the Company would be converted into cash, securities or other property, other than a consolidation or merger of the Company in which the common stockholders of the Company immediately prior to the consolidation or merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger as immediately before, or (b) any consolidation or merger in which the Company is the continuing or surviving corporation but in which the common stockholders of the Company immediately prior to the consolidation or merger do not hold at least a majority of the outstanding common stock of the continuing or surviving corporation (except where such holders of Common Stock hold at least a majority of the common stock of the corporation which owns all of the Common Stock of the Company), or (c) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (iii) individuals who constitute the Board on January 1, 1997 (the “Incumbent Board”) have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to January 1, 1997 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as nominee for director without objection to such nomination) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board.

2.7 “Change in Ownership” means a change which results directly or indirectly in the Company’s Common Stock ceasing to be actively traded on a national securities exchange or the National Association of Securities Dealers Automated Quotation System.

2.8 “Code” means the Internal Revenue Code of 1986, and the rules, regulations and interpretations promulgated thereunder, as amended from time to time.

2.9 “Committee” means the Compensation Committee of the Board, or such other committee designated by the Board, authorized to administer the Plan. The Committee shall consist of not less than two (2) members of the Board, each of whom shall be a Disinterested Board Member. A “Disinterested Board Member” means a member who (a) is not a current employee of the Company or a Subsidiary, (b) is not a former employee of the Company or a Subsidiary who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, (c) has not been an officer of the Company (d) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, in any capacity other than as a director and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship, for which disclosure would be required pursuant to Item 404(a) or (b) of Regulation S-K under the Securities Act of 1933, as amended. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of Section 162(m) of the Code and Rule 16b-3 promulgated under the Exchange Act.

2.10 “Common Stock” means the common stock of the Company.

2.11 “Company” means National Fuel Gas Company.

2.12 “Core Employee” means an officer or other core management employee of the company or a Subsidiary as determined by the Committee. Every Key Management Employee is also a Core Employee.

2.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.14 “Fair Market Value” of a share of Common Stock on any date means the average of the high and low sales prices of a share of Common Stock as reflected in the next-day reports of the high and low sales prices of a share of Company Common Stock, as reported on either www.bloomberg.com or www.yahoo.com (or, if no such shares were publicly traded on that date, the next preceding date that such shares were so traded) or in any other publication selected by the Committee; provided, however, that if shares of Common Stock shall not have been publicly traded for more than ten (10) days immediately preceding such date, then the Fair Market Value of a share of Common Stock shall be determined by the Committee in such manner as it may deem appropriate.

2.15 “Good Reason” means a good faith determination made by a Participant that there has been any (i) material change by the Company of the Participant’s functions, duties or responsibilities which change could cause the Participant’s position with the Company to become of less dignity, responsibility, importance, prestige or scope, including, without limitation, the assignment to the Participant of duties and responsibilities inconsistent with his positions, (ii) assignment or reassignment by the Company of the Participant without the Participant’s consent, to another place of employment more than 30 miles from the Participant’s current place of employment, or (iii) reduction in the Participant’s total compensation or benefits or any component thereof, provided in each case that the Participant shall specify the event relied upon for such determination by written notice to the Board at any time within six months after the occurrence of such event.

2.16 “Key Management Employee” means a management employee of the Company or a Subsidiary (i) who has significant policymaking responsibilities, and (ii) whose current base salary at the time an Award is issued is among the highest two percent (2%) of the current base salaries of all the employees of the Company or any Subsidiary, all as determined by the Committee.

2.17 “Participant” means any individual to whom an Award has been granted by the Committee under this Plan.

2.18 “Plan” means the National Fuel Gas Company 1997 Award and Option Plan. Any reference in the Plan to a paragraph number refers to that portion of the Plan.

2.19 “Restricted Stock” means an Award granted pursuant to paragraph 10.

2.20 “SAR” means a stock appreciation right as defined in paragraph 9.

2.21 “Stock Option” or “Option” means an Incentive Stock Option or a Non-Qualified Stock Option as defined in paragraph 8.

2.22 “Subsidiary” means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of eighty percent (80%) or more.

3.	Administration

The Plan shall be administered by the Committee. The Committee shall have the authority to: (a) interpret the Plan; (b) establish such administrative rules, regulations and procedures as it deems necessary for the proper administration of the Plan; (c) select Key Management Employees and Core Employees to receive Awards under the Plan; (d) determine the form of an Award, whether a Stock Option, SAR or Restricted Stock, the number of shares subject to the Award, all the terms and conditions of an Award, including the time and conditions of exercise or vesting, and any restrictions on transferability of shares related to any Award; (e) determine whether Awards would be granted singly, in combination or in the alternative; (f) grant waivers of Plan terms and conditions, provided that any such waiver granted to an executive officer of the Company shall not be inconsistent with Section 16 of the Exchange Act and the rules promulgated thereunder; (g) accelerate the vesting, exercise, or payment of any Award when any such action would be in the best interest of the Company; and (h) take any and all other action it deems advisable for the proper administration of the Plan, including but not limited to suspending the ability of a Participant to exercise an Award while under investigation for engaging in conduct in violation of paragraph 18. Notwithstanding the foregoing, without the express approval of stockholders, the Committee shall not have the authority to grant Awards in replacement of Awards previously granted under the Plan. All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding and conclusive. The Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer or to other senior officers of the Company to the extent permitted by Section 16 of the Exchange Act and notwithstanding any other provision of this Plan or an Award Notice, under such conditions as the Committee may establish; provided, however, that only the Committee may select and grant Awards and render other decisions as to the timing, pricing and amount of Awards to Participants who are subject to Section 16 of the Exchange Act. For the avoidance of doubt, neither the Committee nor any delegate thereof shall take any action under the Plan, including without limitation pursuant to this paragraph 3, which would result in the imposition of an additional tax under Section 409A of the Code on the Participant holding an Award granted hereunder.

4.	Eligibility

Any Core Employee is eligible to become a Participant of the Plan and receive Stock Options and SARs only. A Key Management Employee is also eligible to become a Participant of the Plan and receive Stock Options, SARs and Restricted Stock under the Plan.

5.	Shares Available

(a)	The maximum number of shares of Common Stock, $1.00 par value, of the Company which shall be available for grant of Awards under the Plan (including Incentive Stock Options) during its term shall not exceed 13,509,100, subject to adjustment as provided in paragraph 16. Awards covering no more than 600,000 shares of Common Stock of the Company may be granted to any Participant in any fiscal year, subject to adjustment as provided in paragraph 16. All of the shares of Common Stock authorized may be used to grant Stock Options and SARs. Of the shares authorized for issuance, only 250,000 may be used for Awards of Restricted Stock on or after February 15, 2007. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares.

(b)	Shares of Common Stock related to Awards which, on or after December 13, 2006, are (i) settled in cash in lieu of Common Stock, or (ii) exchanged with the Committee’s permission for Awards not involving Common Stock, will not be available again for grant under the Plan. The number of shares that are counted against the limit in Section 5(a) in respect of any portion of a SAR that is exercised shall be the gross number of shares related to that portion of the SAR exercised, and not just the net shares issued upon such exercise. Further, any shares of Common Stock that are used by a Participant on or after December 13, 2006 for the full or partial payment to the Company of the purchase price of shares of Common Stock upon exercise of a Stock Option, or to satisfy any withholding taxes due in respect of the exercise or vesting of any Award, will not be again available for Awards under the Plan.

(c)	Except as provided in paragraph 5(b) above, shares of Common Stock related to any portion of any Award which expires without the issuance of stock, or is cancelled or forfeited, shall again be available for grant under the Plan.

6.	Term

The Plan became effective as of December 13, 1996 subject to its approval by the Company’s stockholders at the 1997 Annual Meeting of Stockholders. The Plan shall terminate on February 16, 2007, except that if stockholders approve the amendments to the Plan presented for approval at the annual meeting held in February, 2007 (the “2007 Amendments”), then the Plan shall terminate on March 31, 2012, provided that no Awards shall be made under the Plan after December 12, 2006, unless the stockholders shall approve the 2007 Amendments, and provided further that the Plan shall be considered still to be effective as to any Awards that are outstanding on March 31, 2012.

7.	Participation

The Committee shall select Participants, determine the type of Awards to be made, and establish in the related Award Notices the applicable terms and conditions of the Awards in addition to those set forth in this Plan and any administrative rules, regulations and procedures issued by the Committee.

8.	Stock Options

(a)	Grants. Awards may be granted in the form of Stock Options. The Stock Options granted under the Plan may be Incentive Stock Options within the meaning of Section 422 of the Code if granted before December 12, 2006, or they may be Non-Qualified Stock Options (i.e., Stock Options which are not Incentive Stock Options), or a combination of both. Only Non-Qualified Stock Options may be issued on or after February 15, 2007.

(b)	Terms and Conditions of Options. Unless the Award Notice provides otherwise, an Option shall be exercisable in whole or in part. The price at which Common Stock may be purchased upon exercise of a Stock Option shall be established by the Committee, but such price shall not be less than the Fair Market Value of the Common Stock on the date of the Stock Option’s grant. The Committee shall not have the authority to decrease such price after the date of the Stock Option’s grant, except for adjustments appropriate to reflect a Change in Stock or a Change in Capitalization pursuant to paragraph 16. Unless the Award Notice provides a shorter period, each Non-Qualified Stock Option shall expire on the day after the tenth anniversary of its date of grant. Incentive Stock Options and Non-Qualified Stock Options granted in combination may be exercised separately. Unless the Award Notice provides otherwise, and except as provided in paragraphs 8(b)(i), 8(b)(ii) and 23 below, each Incentive Stock Option shall first become exercisable on the first anniversary of its date of grant, and each Non-Qualified Stock Option issued on before December 12, 2006 shall first become exercisable on the first anniversary of its date of grant. Except as provided in paragraphs 8(b)(i), 8(b)(ii) and 23, each Stock Option issued on or after February 15, 2007 shall first become exercisable on the third anniversary of its date of grant. The following exceptions to the previous two sentences shall apply:

(i)	Each Non-Qualified Stock Option shall first become exercisable, if earlier,

(1)	on the date of the Participant’s death occurring after the date of grant,

(2)	six months after the date of grant, if the Participant has voluntarily resigned on or after his 60th birthday, after the date of grant, and before such six months,

(3)	on the date of the Participant’s voluntary resignation on or after his 60th birthday and at least six months after the date of grant;

(4)	if the Award Notice so provides, on an earlier date for Options awarded on or after February 15, 2007 to a Participant as part of his initial inducement to join the Company or a Subsidiary; or

(5)	if the Award Notice so provides, on an earlier date for Options awarded on or after February 15, 2007 in connection with a merger or acquisition to a Participant who joins the Company or a Subsidiary as the result of a merger or acquisition.

(ii)	Subject to paragraph 8(b)(i), unless the Award Notice provides otherwise, Options issued on or after February 15, 2007 shall be exercisable only upon attainment (as determined by the Committee or its delegate) of performance goals established by the Committee pursuant to one or more of performance criteria listed in paragraph 13, with respect to such performance period or periods (including periods of less than three years) specified by the Committee and set out in the Award Notice.

(c)	Restrictions Relating to Incentive Stock Options. Stock Options issued in the form of Incentive Stock Options shall, in addition to being subject to all applicable terms and conditions established by the Committee, comply with Section 422 of the Code. Accordingly, the aggregate Fair Market Value (determined at the time the Option was granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or any of its Subsidiaries) shall not exceed $100,000 (or such other limit as may be required by the Code). Unless the Award Notice provides a shorter period, each Incentive Stock Option shall expire on the tenth anniversary of its date of grant. The number of shares of Common Stock that shall be available for Incentive Stock Options granted under the Plan is 12,509,100.

(d)	Exercise of Option. Upon exercise, the option price of a Stock Option may be paid in cash, shares of Common Stock, shares of Restricted Stock, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall adopt administrative rules, regulations or procedures establishing appropriate methods for accepting Common Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a Stock Option. The Committee, in its sole discretion, may adopt administrative rules, regulations or procedures whereby a Participant, to the extent permitted by and subject to the requirements of Rule 16b-3 under the Exchange Act, Regulation T issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, the Code and other federal income tax laws, and other federal, state and local tax and securities laws, can exercise an Option or a portion thereof without making a direct payment of the option price to the Company. If the Committee so elects to establish a cashless exercise program, the Committee shall determine, in its sole discretion and from time to time, such administrative rules, regulations or procedures as it deems appropriate. Such administrative rules, regulations or procedures shall be binding on any Participant wishing to utilize the cashless exercise program.

9.	Stock Appreciation Rights

(a)	Grants and Valuation. Awards may be granted in the form of stock appreciation rights (“SARs”). SARs shall be subject to paragraph 9(c). Unless this Plan or the Award Notice provides otherwise, SARs shall entitle the recipient to receive a payment equal to the appreciation in the Fair Market Value of a stated number of shares of Common Stock from the award date to the date of exercise. Such payment shall be in the form of shares of the Company’s Common Stock, with the number of shares to be delivered to be equal to the amount of such appreciation divided by the Fair Market Value on the date of exercise (with any fractional share to be paid in cash). Once a SAR has been issued, the Committee shall not reprice the SAR by changing the initial Fair Market Value from which the payment is calculated except for adjustments appropriate to reflect a Change in Stock or a Change in Capitalization pursuant to paragraph 16. In the case of SARs granted in combination with Stock Options, the appreciation in value is from the option price of such related stock option to the Fair Market Value on the date of exercise of such SARs. Unless this Plan or the Award Notice provides otherwise, each SAR shall first become exercisable on the first anniversary of its grant. Unless the Award Notice provides a shorter period, each SAR shall expire ten years and one day after its date of grant.

(b)	Terms and Conditions of SARs. SARs shall be exercisable in whole or in such installments and at such time as may be determined by the Committee. The base price from which the value of a SAR is measured shall also be determined by the Committee; provided, however, that such price shall not be less than the Fair Market Value of the Common Stock on the date of the grant of the SAR. Each SAR issued on or after February 15, 2007 shall first become exercisable on the third anniversary of its date of grant, except that:

(i)	each SAR shall first become exercisable, if earlier,

(1)	on the date of the Participant’s death occurring after the date of grant,

(2)	six months after the date of grant, if the Participant has voluntarily resigned on or after his 60th birthday, after the date of grant, and before such six months,

(3)	on the date of the Participant’s voluntary resignation on or after his 60th birthday and at least six months after the date of grant;

(4)	upon a Change in Control or Change in Ownership pursuant to paragraph 23;

(5)	if the Award Notice so provides, on an earlier date for SARs awarded on or after February 15, 2007 to a Participant as part of his initial inducement to join the Company or a Subsidiary; or

(6)	if the Award Notice so provides, on an earlier date for SARs awarded on or after February 15, 2007 in connection with a merger or acquisition to a Participant who joins the Company or a Subsidiary as the result of a merger or acquisition.

(ii)	Subject to paragraph 9(b)(i), unless the Award Notice provides otherwise, SARs issued on or after February 15, 2007 shall be exercisable only upon attainment (as determined by the Committee or its delegate) of performance goals established by the Committee pursuant to one or more of performance criteria listed in paragraph 13, with respect to such performance period or periods (including periods of less than three years) specified by the Committee and set out in the Award Notice.

(c)	Deemed Exercise. The Committee may provide that a SAR not already exercised shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR, if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such SAR.

10.	Restricted Stock

(a)	Grants. Awards may be granted in the form of Restricted Stock. Shares of Restricted Stock may be awarded in such amounts and at such times during the term of the Plan as the Committee shall determine.

(b)	Award Restrictions. Restricted Stock shall be subject to such terms and conditions as the Committee deems appropriate, including restrictions on transferability and continued employment. Notwithstanding the previous sentence, unless the Award Notice provides otherwise, the lapse of restrictions on Restricted Stock issued on or after February 16, 2007 shall be conditioned upon attainment (as determined by the Committee or its delegate) of performance goals established pursuant to one or more of performance criteria listed in paragraph 13 and set out in the Award Notice. No more than 100,000 restricted shares may be issued in a single fiscal year. The Committee may modify or accelerate the delivery of shares of Restricted Stock under such circumstances as it deems appropriate.

(c)	Rights as Stockholders. During the period in which any shares of Restricted Stock are subject to the restrictions imposed under paragraph 10(b), the Committee may, in its discretion, grant to the Participant to whom shares of Restricted Stock have been awarded all or any of the rights of a stockholder with respect to such shares, including, but not by way of limitation, the right to vote such shares and to receive dividends.

(d)	Evidence of Award. Any shares of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

11.	Payment of Awards

At the discretion of the Committee, payment of Awards may be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property as the Committee shall determine.

12.	Dividends and Dividend Equivalents

If an Award is granted in the form of Restricted Stock the Committee may, at any time up to the time of payment, include as part of an Award an entitlement to receive dividends or dividend equivalents, subject to such terms and conditions as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such time as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, and/or be reinvested into additional shares of Common Stock.

13.	Performance Criteria

The performance measure(s) to be used for purposes of Stock Options, SARs and Restricted Stock shall include one or more measures chosen from among the following, as applied to the Company or to any Subsidiary or combination of Subsidiaries: (a) earnings per share; (b) net income (before or after taxes); (c) return measures (including, but not limited to, return on assets, equity or sales); (d) cash flow return on investments which equals net cash flows divided by owners equity; (e) earnings before or after taxes, depreciation and/or amortization; (f) gross revenues; (g) operating income (before or after taxes); (h) total shareholder return; (i) corporate performance indicators (indices based on the level of certain expenses, certain objectively measurable operational events or certain services provided to customers); (j) cash generation, profit and/or revenue targets; (k) growth measures, including revenue growth, reserve growth or reserve replacement, as compared to a peer group or other benchmark; and/or (l) share price (including, but not limited to, growth measures and total shareholder return). In setting performance goals using these performance measures, the Committee may exclude the effect of changes in accounting standards and non-recurring unusual events specified by the Committee, such as write-offs, capital gains and losses, and acquisitions and dispositions of businesses.

14.	Termination of Employment

(a)	General Rule. Subject to paragraph 18, if a Participant’s employment with the Company or a Subsidiary terminates for a reason other than death, disability, retirement, or any approved reason, all unexercised, unearned or unpaid Awards shall be cancelled or forfeited as the case may be, unless otherwise provided in this paragraph or in the Participant’s Award Notice. The Committee shall have the authority to adopt administrative rules, regulations or procedures not inconsistent with the Plan to (i) determine what events constitute disability, retirement, or termination for an approved reason for purposes of the Plan, and (ii) determine the treatment of a Participant under the Plan in the event of his death, disability, retirement, or termination for an approved reason.

(b)	Incentive Stock Options. Unless the Award Notice provides otherwise, any Incentive Stock Option which has not theretofore expired, shall terminate upon termination of the Participant’s employment with the Company whether by death or otherwise, and no shares of Common Stock may thereafter be purchased pursuant to such Incentive Stock Option, except that:

(i)	Upon termination of employment (other than by death), a Participant may, within three months after the date of termination of employment, purchase all or part of any shares of Common Stock which the Participant was entitled to purchase under such Incentive Stock Option on the date of termination of employment.

(ii)	Upon the death of any Participant while employed with the Company or within the three-month period referred to in paragraph 14(b)(i), the Participant’s estate or the person to whom the Participant’s rights under the Incentive Stock Option are transferred by will or the laws of descent and distribution may, within one year after the date of the Participant’s death, purchase all or part of any shares of Common Stock which the Participant was entitled to purchase under such Incentive Stock Option on the date of death.

Notwithstanding anything in this paragraph 14(b) to the contrary, the Committee may at any time within the three-month period after the date of termination of a Participant’s employment, with the consent of the Participant, the Participant’s estate or the person to whom the Participant’s rights under the Incentive Stock Options are transferred by will or the laws of descent and distribution, extend the period for exercise of the Participant’s Incentive Stock Options to any date not later than the date on which such Incentive Stock Options would have otherwise expired absent such termination of employment. Nothing in this paragraph 14(b) shall authorize the exercise of an Incentive Stock Option after the expiration of the exercise period therein provided, nor later than ten years after the date of grant.

(c)	Non-Qualified Stock Options. Unless the Award Notice provides otherwise, any Non-Qualified Stock Option which has not theretofore expired shall terminate upon termination of the Participant’s employment with the Company, and no shares of Common Stock may thereafter be purchased pursuant to such Non-Qualified Stock Option, except that:

(i)	Upon termination of employment for any reason other than death, discharge by the Company for cause, or voluntary resignation of the Participant prior to age 60, a Participant may, within five years after the date of termination of employment, or any such greater period of time as the Committee, in its sole discretion, deems appropriate, exercise all or part of the Non-Qualified Stock Option which the Participant was entitled to exercise on the date of termination of employment or subsequently becomes eligible to exercise pursuant to paragraph 8(b).

(ii)	Upon the death of a Participant while employed with the Company or within the period referred to in paragraph 14(c)(i), the Participant’s estate or the person to whom the Participant’s rights under the Non-Qualified Stock Option are transferred by will or the laws of descent and distribution may, within five years after the date of the Participant’s death while employed, or within the period referred to in paragraph 14(c)(i), exercise all or part of the Non-Qualified Stock Option which the Participant was entitled to exercise on the date of death.

Nothing in this paragraph 14(c) shall authorize the exercise of a Non-Qualified Stock Option later than the exercise period set forth in the Award Notice.

15.	Nonassignability

No Award under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution or pursuant to a domestic relations court order), assignment, pledge, or encumbrance, except that, unless the Committee specifies otherwise, all awards of Non-Qualified Stock Options or SARs shall be transferable without consideration, subject to all the terms and conditions to which such Non-Qualified Stock Options or SARs are otherwise subject, to (i) members of a Participant’s immediate family as defined in Rule 16a-1 promulgated under the Exchange Act, or any successor rule or regulation, (ii) trusts for the exclusive benefit of the Participant or such immediate family members or (iii) entities which are wholly-owned by the Participant or such immediate family members, provided that (x) there may be no consideration for any such transfer, and (y) subsequent transfers of transferred options shall be prohibited except those by will or the laws of descent and distribution. Following transfer, any such Options or SARs shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and except as provided in the next sentence, the term “Participant” shall be deemed to refer to the transferee. The events of termination of employment of paragraph 14(c) shall continue to be applied with reference to the original Participant, and following the termination of employment of the original Participant, the transferred Options or SARs shall be exercisable by the transferee only to the extent, and for the periods specified in paragraph 14(c), that the original Participant could have exercised such Option or SAR. Except as expressly permitted by this paragraph, an Award shall be exercisable during the Participant’s lifetime only by him.

16.	Adjustment of Shares Available

(a)	Changes in Stock. In the event of changes in the Common Stock by reason of a Common Stock dividend, stock split, reverse stock-split or other combination, appropriate adjustment shall be made by the Committee in the aggregate number of shares available under the Plan, the number of shares with respect to which Awards may be granted to any Participant in any fiscal year, and the number of shares or SARs, subject to outstanding Awards, without, in the case of Stock Options, causing a change in the aggregate purchase price to be paid therefor. Such proper adjustment as may be deemed equitable may be made by the Committee in its discretion to give effect to any other change affecting the Common Stock.

(b)	Changes in Capitalization. In case of a merger or consolidation of the Company with another corporation, a reorganization of the Company, a reclassification of the Common Stock of the Company, a spinoff of a significant asset or other changes in the capitalization of the Company, appropriate provision shall be made for the protection and continuation of any outstanding Awards by either (i) the substitution, on an equitable basis, of appropriate stock or other securities or other consideration to which holders of Common Stock of the Company will be entitled pursuant to such transaction or succession of transactions, or (ii) by appropriate adjustment in the number of shares issuable pursuant to the Plan, the number of shares covered by outstanding Awards, the option price of outstanding Stock Options, and the exercise price of outstanding SARs, in each case as deemed appropriate by the Committee.

17.	Withholding Taxes

The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the participant to pay to it such tax prior to and as a condition of the making of such payment. Subject to any administrative rules, regulations or procedures established by the Committee, a Participant may pay the amount of taxes required by law to be withheld from an Award, in whole or in part, by requesting that the Company withhold from any payment of Common Stock due as a result of such Award, or by delivering to the Company, shares of Common Stock having a Fair Market Value less than or equal to the amount of such required withholding taxes.

18.	Noncompetition Provision

Notwithstanding anything contained in this Plan to the contrary, unless the Award Notice specifies otherwise, a Participant shall forfeit all unexercised, unearned, and/or unpaid Awards, including Awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing if, (i) in the opinion of the Committee, the Participant, without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, or otherwise, in any business or activity competitive with the business conducted by the Company or any Subsidiary; or (ii) the Participant performs any act or engages in any activity which in the opinion of the Committee is inimical to the best interests of the Company.

19.	Amendments to Awards

The Committee may at any time unilaterally amend any unexercised, unearned, or unpaid Award, including Awards earned but not yet paid, to the extent it deems appropriate; provided, however, that any such amendment which is adverse to the Participant shall require the Participant’s consent. Notwithstanding the foregoing, the Committee may not amend an Award in any manner that would result in the imposition of an additional tax under Section 409A of the Code on the Participant holding such Award.

20.	Regulatory Approvals and Listings

Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Awards resulting in the payment of Common Stock prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (c) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

21.  No Right to Continued Employment or Grants

Participation in the Plan shall not give any Participant any right to remain in the employ of the Company or any Subsidiary. The Company or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate any Participant at any time. Further, the adoption of this Plan shall not be deemed to give any person any right to be selected as a Participant or to be granted an Award.

22.  Amendment

The Board may suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, provided however, that any such amendment shall be subject to stockholder approval (i) at the discretion of the Board and (ii) to the extent that shareholder approval may be required by law or under the applicable requirements of any exchange on which the Common Stock is listed to trade. Notwithstanding the foregoing, the Board may not amend the Plan in any manner that would result in the imposition of an additional tax under section 409A of the Code on any Participant.

23.  Change in Control and Change in Ownership

(a)	Background. All Participants shall be eligible for the treatment afforded by this paragraph 23 if there is a Change in Ownership or if their employment terminates within three years following a Change in Control, unless the termination is due to (i) death; (ii) disability entitling the Participant to benefits under his employer’s long-term disability plan; (iii) Cause; (iv) resignation by the Participant other than for Good Reason; or (v) retirement entitling the Participant to benefits under his employer’s retirement plan.

(b)	Vesting and Lapse of Restrictions. If a Participant is eligible for treatment under this paragraph 23, (i) all of the terms and conditions in effect on any unexercised, unearned, or unpaid Awards shall immediately lapse as of the Acceleration Date; (ii) no other terms or conditions shall be imposed upon any Awards on or after such date, and in no event shall any Award be forfeited on or after such date; and (iii) all of his unexercised, unvested, unearned and/or unpaid Awards or any other outstanding Awards shall automatically become one hundred percent (100%) vested immediately upon such date.

(c)	Dividends and Dividend Equivalents. If a Participant is eligible for treatment under this paragraph 23, all unpaid dividends and dividend equivalents and all interest accrued thereon, if any, shall be treated and paid under this paragraph 23 in the identical manner and time as the Award under which such dividends or dividend equivalents have been credited. For example, if upon a Change in Ownership, an Award under this paragraph 23 is to be paid in a prorated fashion, all unpaid dividends and dividend equivalents with respect to such Award shall be paid according to the same formula used to determine the amount of such prorated Award.

(d)	Payment of Awards. If a Participant is eligible for treatment under this paragraph 23, whether or not he is still employed by the Company or a Subsidiary, he shall be paid, in a single lump sum cash payment, as soon as practicable but in no event later than 90 days after the Acceleration Date, for all outstanding SARs and Stock Options (including Incentive Stock Options), and any other outstanding Awards, based on the Fair Market Value of the Common Stock on the Acceleration Date.

(e)	Miscellaneous. Upon a Change in Control or a Change in Ownership, (i) the provisions of paragraphs 14, 18 and 19 shall become null and void and of no force and effect insofar as they apply to a Participant who has been terminated under the conditions described in paragraph 23(a); and (ii) no action shall be taken which would affect the rights of any Participant or the operation of the Plan with respect to any Award to which the Participant may have become entitled hereunder on or prior to the date of the Change in Control or Change in Ownership or to which he may become entitled as a result of such Change in Control or Change in Ownership.

(f)	Legal Fees. The Company shall pay all legal fees and related expenses incurred by a Participant in seeking to obtain or enforce any payment, benefit or right he may be entitled to under the Plan after a Change in Control or Change in Ownership; provided, however, the Participant shall be required to repay any such amounts to the Company to the extent a court of competent jurisdiction issues a final and non-appealable order setting forth the determination that the position taken by the Participant was frivolous or advanced in bad faith.

24.  No Right, Title or Interest in Company Assets

No Participant shall have any rights as a stockholder as a result of participation in the Plan until the date of issuance of a stock certificate in his name, and, in the case of Restricted Stock, Stock Options, or SARs, until such rights are granted to the Participant under paragraph 10(c). To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

NATIONAL FUEL GAS COMPANY

* * * INVESTOR PROXY VOTING ALERT ***

As you may or may not know, the New York Stock Exchange (NYSE) has issued a final rule eliminating broker discretionary voting for the election of directors beginning January 1, 2008. Broker discretionary voting allows your broker to vote on your behalf for many management proposals (such as the election of directors) if you fail to instruct your broker to vote your shares.

Once the new NYSE rule goes into effect, your broker will no longer be allowed to vote on your behalf on the election of directors. It will be necessary for you to actually vote any proxies you receive in order for your vote to be counted.

We are reaching out to all of our shareholders to inform them of this important change to the broker voting rules. This change is significant and could cost your company additional time and money if you, our shareholders, do not take the time to vote your proxies as soon as they are received.

We urge you to vote the enclosed proxy even though this year your broker still has discretionary authority to vote your uninstructed shares. And we request that you vote ANY management proxies you receive in the future to help save us time and money.

If you have any questions about this please fee free to call our Proxy Solicitor, Morrow & Co., Inc. at 1-800-607-0088. Morrow will be able to answer any questions you may have about this topic.

Sincerely,

Your Board of Directors

VOTE BY TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK
TELEPHONE

•	Call toll free 1-866-509-2149 in the United States or Canada anytime on a touch-tone telephone.
•	There is no charge to you for the call.
•	Have your proxy card ready.
•	Follow the simple instructions provided by the recorded message.

     OR
MAIL

•	Mark, sign and date your proxy card.
•	Detach your proxy card.
•	Return your proxy card in the postage-paid envelope provided.

Your telephone vote authorizes the proxy holders named in the proxy to vote your shares in the manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone there is no need for you to mail back your proxy card. Proxies submitted by telephone must be received by 1:00 A.M., Eastern Standard Time, on February 15, 2007.
THANK YOU FOR VOTING

Your vote is important.
Please vote immediately.

          1-866-509-2149
           CALL TOLL-FREE TO VOTE

☐	▼ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE▼

Please Vote, Date and Sign Below and Return Promptly in the Enclosed Envelope.	☒ Votes MUST be indicated (x) in Black or Blue ink.
The Board of Directors recommends a vote FOR items 1, 2, 3 and 4. To vote in accordance with the Board’s recommendations, just sign below; no boxes need to be checked.

Item 1.	Election of Directors — for three year term which expires in 2010, or two year term which expires in 2009, as indicated.

FOR	WITHHOLD	EXCEPTIONS

☐	☐	☐

Nominees:	01 - Philip C. Ackerman 3 years, 02 - Craig G. Matthews 3 years, 03 - Richard G. Reiten 3 years, 04 - David F. Smith 3 years, 05 - Stephen E. Ewing 2 years
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

THIS PROXY (OR VOTING INSTRUCTIONS, IN THE CASE OF PLAN SHARES) WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). This Proxy is solicited on behalf of The Board of Directors. Please mark, sign, date and return this proxy card using the enclosed prepaid envelope. This Proxy must be returned for your shares to be voted at the Meeting in accordance with your instructions if you do not plan to attend the Meeting and vote in person. Please indicate any change in address.

		FOR	AGAINST	ABSTAIN

Item 2.	Appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

Item 3.	Approval of the Annual At Risk Compensation Incentive Program.	☐	☐	☐

Item 4.	Approval of Amendments to the 1997 Award and Option Plan.	☐	☐	☐

The Board of Directors recommends a vote AGAINST Item 5. To vote in accordance with the Board’s recommendations, just sign below; no boxes need to be checked.

Item 5.	Adoption of, if presented at the Meeting, a shareholder proposal.	☐	☐	☐
SEE THE REVERSE SIDE OF THIS CARD FOR IMPORTANT OTHER PROVISIONS

     SCAN LINE
Please sign exactly as the name appears on this proxy card. Joint owners should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title.

Date	Share Owner sign here	Co-Owner sign here

Employee Benefit Plans. This card also provides voting instructions for shares held in the National Fuel Gas Company Employee Stock Ownership Plans and the National Fuel Gas Company Tax-Deferred Savings Plans. If you are a participant in any of these plans and have shares of the Common Stock of the Company allocated to your account under these plans, please read the following authorization to the Trustee of those plans as to the voting of such shares.
Trustee’s Authorization. The undersigned on the reverse side of this card authorizes and instructs Vanguard Fiduciary Trust Company as Trustee of the National Fuel Gas Company Tax Deferred Savings Plans and the National Fuel Gas Company Employee Stock Ownership Plans to vote all shares of the Common Stock of the Company allocated to the undersigned’s account under such plan(s) (as shown on the reverse side) at the Annual Meeting, or at any adjournment thereof, in accordance with the instructions on the reverse side. All shares of Company stock for which the Trustee has not received timely directions shall be voted or exercised by the Trustee in the same proportion as the shares of Company Stock for which the Trustee received timely directions, except in the case where to do so would be inconsistent with the provisions of Title I of ERISA. You may revoke your instructions by notice to the Trustee as described on the first page of the enclosed Proxy Statement.
This proxy, when properly executed, will be voted as directed by the stockholder. See below for important provisions and additional instructions.
Incomplete Directions and Instructions. If this card is returned signed but without directions marked for one or more items, regarding the unmarked items, you are instructing the Trustee and granting the Proxies discretion to vote FOR items 1, 2, 3 and 4 and AGAINST Item 5.
THIS PROXY/VOTING INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE. PLEASE VOTE BY TELEPHONE, OR SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

PROXY — NATIONAL FUEL GAS COMPANY

Proxy/Voting Instruction Card Solicited by the Board of Directors for Use at the
Annual Meeting of Stockholders, February 15, 2007
Place: The Lodges at Deer Valley, 2900 Dear Valley Drive East, Park City, UT 84060

The undersigned on the reverse side of this card hereby appoints P.C. Ackerman and A.M. Cellino, or either of them, Proxies with full power of substitution and revocation in each, to vote all the shares of Common Stock held of record by the undersigned on December 18, 2006, at the Annual Meeting of Stockholders of National Fuel Gas Company or at any adjournment of the meeting, on each of the items on the reverse side and in accordance with the directions given there, and, in their discretion, on all other matters that may properly come before the Annual Meeting of Stockholders, or any adjournment thereof, respecting (i) matters of which the Company did not have timely notice but that may be presented at the meeting; (ii) approval of the minutes of the prior meeting; (iii) the election of any person as a director if a nominee is unable to serve or for good cause will not serve; (iv) any shareholder proposal omitted from the enclosed proxy statement pursuant to Rule 14a-8 or 14a-9 of the Securities and Exchange Commission’s proxy rules, and (v) all matters incident to the conduct of the meeting. This proxy may be revoked with the Secretary of the meeting as described on the first page of the enclosed Proxy Statement.
THE BOARD RECOMMENDS A VOTE “FOR” ITEMS 1, 2, 3 and 4 AND “AGAINST” ITEM 5 DESCRIBED ON THE REVERSE SIDE OF THIS CARD.
TO VOTE IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE; NO BOXES NEED TO BE MARKED. IF THIS PROXY (OR VOTING INSTRUCTIONS, IN THE CASE OF PLAN SHARES) IS EXECUTED BUT NO INSTRUCTIONS ARE GIVEN AS TO ANY ITEMS SET FORTH IN THIS PROXY,THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 and 4 AND AGAINST ITEM 5 DESCRIBED ON THE REVERSE SIDE OF THIS CARD.

Mark this box with an x if you do not want annual meeting materials mailed to you for future Annual Meetings of Stockholders.	☐

Mark this box with an x if you have made changes to your name or address.	☐

Please mark this box with an x if you will attend the meeting.	☐

NATIONAL FUEL GAS COMPANY
P.O. BOX 11107
NEW YORK, N.Y. 10203-0107